                                                                   Exhibit 10.53

                                   AGREEMENT

                                    between

                          ROSEVILLE TELEPHONE COMPANY

                                      and

                            Pac West Telecomm, Inc.

                               TABLE OF CONTENTS
                               -----------------

Section                                                                      Page
- -------                                                                      ----
AGREEMENT..................................................................       1

SECTION 1 - GENERAL  PROVISIONS............................................  2 - 10

SECTION 2 - DEFINITIONS and ACRONYMS....................................... 11 - 20

SECTION 3 - DIRECTORY LISTINGS & E911 REQUIREMENTS......................... 21 - 23

SECTION 4 - LOCAL SERVICE RESALE........................................... 24 - 27

SECTION 5 - NETWORK ELEMENTS............................................... 28 - 33

SECTION 6 - RIGHTS OF WAY..................................................      34

SECTION 7 - PRICING........................................................ 35 - 45

SECTION 8 - COLLOCATION.................................................... 46 - 49

SECTION 9 - PROVISIONING & ORDERING........................................ 50 - 54

SECTION 10 - MAINTENANCE................................................... 55 - 56

SECTION 11 - BILLING & RECORDING........................................... 57 - 59

SECTION 12 - PROVISON OF CUSTOMER USAGE DATA............................... 60 - 63

SECTION 13 - LOCAL NUMBER PORTABILITY & NUMBER ASSIGNMENT.................. 64 - 67

SECTION 14 - LOCAL INTERCONNECTION TRUNK ARRANGEMENTS...................... 68 - 77

AGREEMENT SIGNATURES.......................................................      78

                                   AGREEMENT
                                   ---------

This Agreement, executed on the ___ day of _______, 2000, is entered into by and between Pac-West Telecomm, Inc. ("Pac West"), a California corporation, having an office at 4210 Coronado, Stockton, California and ROSEVILLE Telephone Company ("ROSEVILLE"), a California corporation, having an office at 200 Vernon Street, ROSEVILLE, California.


                                   RECITALS
                                   --------

     WHEREAS, The Telecommunications Act of 1996 was signed into law on February 8, 1996 (the "Act") and substantially amends the Communications Act of 1934; and


     WHEREAS, the Act places certain duties and obligations upon, and grants certain rights to, Telecommunications Carriers; and


     WHEREAS, ROSEVILLE is an Incumbent Local Exchange Carrier; and


     WHEREAS, ROSEVILLE is willing to provide Network Elements (including Ancillary Functions and additional features) as well as services for resale, and interconnect its network with the network of Pac West on the terms and subject to the conditions of this Agreement; and


     WHEREAS, Pac West is a Telecommunications Carrier and has requested that ROSEVILLE negotiate an Agreement with Pac West for the provision of interconnection, Network Elements (including Ancillary Functions and additional features), and services pursuant to the Act and in conformance with ROSEVILLE's duties under the Act;


     WHEREAS, the Parties want to interconnect their networks at mutually agreed upon points of interconnection according to the terms of this agreement to provide directly or indirectly Telephone Exchange Services and Exchange Access to residential and business end users predominantly over their respective telephone exchange service facilities in California;


     WHEREAS, the Parties have arrived at this Agreement through voluntary negotiations undertaken pursuant to the Act.


     NOW, THEREFORE, in consideration of the terms and conditions contained herein, ROSEVILLE and Pac West mutually agree as follows:


                           DEFINITIONS and ACRONYMS
                           ------------------------

     For purposes of this Agreement, certain terms and acronyms have been defined in Section 2 and elsewhere in this Agreement to encompass meanings that may differ from, or be in addition to, the normal connotation of the defined word. Unless the context clearly indicates otherwise, any term defined or used in the singular shall include the plural. The words "shall" and "will" are used interchangeably throughout this Agreement and the use of either connotes a mandatory requirement. The use of one or the other shall not mean a different degree of right or obligation for either Party.

                                   SECTION 1
                                   ---------

                              GENERAL PROVISIONS


1.0  Provision of Resale Service and Unbundled Elements


     1.01 This Agreement and all rights, obligations, and duties set forth in this Agreement and its Sections are subject to the Act, regulations promulgated thereunder and relevant Federal Communications Commission (FCC) and California Public Utilities Commission (CPUC) decisions in effect on the Effective Date of this Agreement. The effect on this Agreement of changes in the Act, regulations promulgated thereunder and relevant FCC and CPUC decisions is set forth in Paragraphs 1.5.2, 1.5.3 and 1.5.4 of this Agreement.

     1.02 This Agreement sets forth the terms, conditions and prices under which ROSEVILLE agrees to provide to Pac West (a) services for resale, (b) certain Network Elements, (including Ancillary Functions and additional features) for purposes of offering telecommunications services. This Agreement also sets forth the terms and conditions for the interconnection of Pac West's network to ROSEVILLE's network and the reciprocal compensation for the transport and termination of telecommunications traffic. Unless otherwise provided in this Agreement, and except where not technically feasible in a given area, ROSEVILLE will perform all of its obligations hereunder throughout ROSEVILLE's entire incumbent local exchange serving area, served as of the effective date of this agreement, provided, however, that ROSEVILLE is not required to install new or improved facilities in areas where they do not currently exist. If Pac West requests that ROSEVILLE installs new or improved facilities for Pac West, Pac West shall pay the full cost of all such improvements and new facilities provided by ROSEVILLE for Pac West.


     1.03 Pac West agrees to negotiate in good faith with ROSEVILLE pursuant to the rules outlined in the Act or other applicable rules should ROSEVILLE request Pac West to enter into an agreement in which Pac West would provide telecommunications services to ROSEVILLE or any affiliate of ROSEVILLE.


1.1  Term of Agreement


     1.1.1 The term of this Agreement shall be two (2) years and shall begin on the Effective Date. Following the expiration of the initial term, this Agreement shall continue in force and effect until it is terminated by either Party by furnishing ninety (90) days prior written notice of termination to the other party. Notwithstanding the preceding sentence, if the Parties are negotiating a successor agreement at the conclusion of the 90-day notice of termination period, this Agreement shall continue in force and effect until the successor agreement between the Parties is approved by the CPUC; provided, however, when a successor Agreement is reached, the terms, conditions, rates and charges of such successor agreement shall apply retroactively to the date this Agreement would have terminated but for its continuation under the terms of this sentence.


1.2  Responsibility of Each Party


     Each Party will be solely responsible for proper handling, storage, transport and disposal at its own expense of all (i) substances or materials that it or its contractors or agents bring to, create or assume control over at Work Locations and, (ii) Waste resulting therefrom or otherwise generated in connection with its or its contractors' or agents' activities at the Work Locations. Subject to the limitations of liability and except as otherwise provided in this

     Agreement, each Party shall be responsible for (i) its own acts and performance of all obligations imposed by Applicable Law in connection with its activities, legal status and property, real or personal and, (ii) the acts of its affiliates, employees, agents and contractors during the performance of that Party's obligations hereunder.


1.3  Governmental Compliance

     Pac West and ROSEVILLE each shall comply with all Applicable Laws including without limitation that which relates to (i) its obligations under or activities in connection with this Agreement, or (ii) its activities undertaken at, in connection with or relating to Work Locations. Pac West and ROSEVILLE each agree to indemnify, defend (at the other Party's request) and hold harmless the other, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) its failure or the failure of its contractors or agents to so comply or (ii) any activity, duty or status of it or its contractors or agents that triggers any legal obligation to investigate or remediate environmental contamination.

1.4  Responsibility for Environmental Contamination

     1.4.1 Pac West shall not be liable to ROSEVILLE for any costs whatsoever resulting from the presence or release of any environmental hazard that Pac West it's contractors or agents, did not introduce to the affected work location, provided that activities of Pac West or its agents did not cause or contribute to a release. ROSEVILLE shall indemnify, defend (at Pac West's request) and hold harmless Pac West, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any environmental hazard that ROSEVILLE, its contractors or agents introduce to the Work Locations, or (ii) the presence or release of any environmental hazard for which ROSEVILLE is responsible under Applicable Law.


     1.4.2 ROSEVILLE shall not be liable to Pac West for any costs whatsoever resulting from the presence or release of any environmental hazard that ROSEVILLE, its contractors or agents, did not introduce to the affected work location, provided that actions of ROSEVILLE or its agents did not cause or contribute to a release. Pac West shall indemnify, defend (at ROSEVILLE's request) and hold harmless ROSEVILLE, each of its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties and expenses (including reasonable attorneys' fees) that arise out of or result from (i) any environmental hazard that Pac West, its contractors or agents introduce to the Work Locations, or (ii) the presence or release of any environmental hazard for which Pac West is responsible under Applicable Law.

1.5  Regulatory Matters

     1.5.1 ROSEVILLE shall be responsible for obtaining and keeping in effect all FCC, CPUC, local authority and other regulatory approvals that may be required in connection with the performance of its obligations under this Agreement. Pac West shall be responsible for obtaining and keeping in effect all FCC, CPUC, local authority and other regulatory approvals that may be required in connection with its obligations under this Agreement, and with its offering of services to Pac West's Customers contemplated by this Agreement.

     1.5.2 Each Party hereby incorporates by reference those provisions of its tariffs that govern the provision of any of the services or facilities provided hereunder; provided, however, that any change to a Party's tariff that materially and adversely affects the other Party shall require that, prior to implementation of that change, the Parties meet to resolve any problems caused by the change. In addition, if any provision of this Agreement and an applicable tariff cannot be reasonable construed or interpreted to avoid conflict, the Parties agree to negotiate in good faith to reconcile and resolve such conflict. If any provision contained in this main body of the Agreement or Exhibit hereto cannot reasonably be construed or interpreted to avoid conflict with a Party's tariff(s), the provision contained in this main body of the Agreement or Exhibit hereto shall prevail; however, as provided in
            Section 1.13 of this Agreement, any rates, terms or conditions ordered by the CPUC in 1) the Open Access Network Architecture Development (OANAD) or similar proceedings addressing ROSEVILLE or
            2) the Matter of Covad Communications Company's Petition for Arbitration of Interconnection Agreement with Roseville Telephone Company (A. 00-01-012) (the "Covad Arbitration"), but not including any rates, terms or conditions in the Covad Arbitration that are inconsistent with the provisions of this Agreement governing the payment of Reciprocal Compensation for Local Calls, as defined herein, shall supersede any rates, terms or conditions set forth in this Agreement. The fact that a condition, right, obligation, or other term appears in this Agreement but not in any such tariff shall not be interpreted as, or be deemed grounds for finding, a conflict for purposes of this subsection.


     1.5.3 In the event that any legislative, regulatory, judicial or other legal action renders this Agreement, or any part hereto void or materially affects the ability of Pac West or ROSEVILLE to perform any terms of this Agreement, Pac West or ROSEVILLE may, on thirty
            (30) days written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required.

     1.5.4 The Parties acknowledge that it may be necessary to amend this Agreement from time to time to reflect changes in FCC or CPUC decisions, tariffs, rules, and requirements, including changes resulting from judicial review of applicable regulatory decisions, and the Parties shall renegotiate in good faith such mutually accepted new terms as may be required. If an agreement is not reached, the matter should be resolved in accordance with the dispute resolution provisions discussed in Paragraph 1.12.


     1.5.5 This Agreement, and any amendment or modification hereto, will be submitted to the CPUC for approval in accordance with Section 252 of the Act. ROSEVILLE and Pac West shall use their best effort to obtain approval of this Agreement or any amendment or modification hereto by the CPUC. In the event that the CPUC or any court or regulatory agency of competent jurisdiction rejects any provision of this Agreement or any amendment or modification hereto, the Parties shall negotiate promptly and in good faith revisions as may reasonably be required to achieve approval of the Agreement or amendment or modification.

1.6  Intellectual Property

     Any intellectual property that originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights of the Parties to the extent necessary for the Parties to use any facilities or equipment or to receive any service solely as provided under this Agreement as required by the FCC, CPUC, or courts with jurisdiction over ROSEVILLE, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure that it has obtained any necessary licenses in relation to intellectual property and to perform its respective obligations under this Agreement. The Parties agree to use their reasonable best efforts to facilitate the other party obtaining any necessary license or right to use agreement.

1.7  Limitation of Liability

     Except as otherwise provided herein, neither Party shall be liable to the other in connection with the provision or use of services offered under this Agreement for indirect, incidental, consequential, special damages, including (without limitation) damages for lost profits, regardless of the form of action, whether in contract, indemnity, warranty, strict liability, or tort. Notwithstanding the foregoing, a Party's liability shall not be limited in the event of its willful or intentional misconduct, including gross negligence.

1.8  Indemnity

     1.8.1 Each Party shall indemnify, defend and hold the other Party, and each of its officers, directors, employees and agents (each, an "Indemnitee"), harmless against and in respect of any loss, debt, liability, damage, obligation, claim, demand, judgment or settlement of any nature or kind, known or unknown, liquidated or unliquidated, including without limitation all reasonable costs and expenses incurred (legal, accounting or otherwise) (collectively, "Damages") arising out of, resulting from or based upon any pending or threatened claim, action, proceeding or suit arising from or related to (a "Claim") (i) any breach of any representation, warranty or covenant made by such indemnifying Party (the "Indemnifying Party") in this Agreement, (ii) injuries or damage to any person or property or the environment arising out of or in connection with this Agreement that are the result of the Indemnifying Party's actions, breach of Applicable Law, or status or the actions of its employees, agents and subcontractors, and (iii) actual or alleged infringement of any patent, copyright, trademark, service mark, trade name, trade press, trade secret or any other intellectual property right, now known or later developed (referred to as "Intellectual Property Rights") to the extent that such claim or action arises from the indemnifying Party's or the indemnifying Party's customer's use of the Network Elements, (including Ancillary Functions and additional features), Resale Services or other services provided under this Agreement.

1.9  Audits and Inspections

     1.9.1 Either party may conduct an audit of the other party's books and records directly relating to this Agreement, no more frequently than once per twelve (12) month period. Any such audit shall be performed subject to the following conditions: (1) following at least thirty
            (30) business days' prior written notice to the audited party; (2) subject to the reasonable scheduling requirements of the audited party; (3) at the auditing party's sole cost and expense; (4) of a reasonable scope and duration; (5) in a manner so as not to interfere with the audited party's business operations; and (6) in compliance with the audited party's security and confidentiality rules.

     1.9.2 Each Party shall promptly correct any billing or invoicing errors that are revealed in an audit, including making refund of any overpayment in the form of a credit, or payment of any under-payment in the form of a debit.

1.10 Force Majeure

     Neither party shall be held liable for any delay or failure in performance of any part of the Agreement from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, walkouts, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation.

1.11 Certain State and Local Taxes

     Any state or local excise, sales, or use taxes (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other Party by mutual written agreement of the Parties.
     Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party so obligated to pay any such taxes may contest the same in good faith, at its own expense, and shall be entitled to the benefit of any refund or recovery, provided that such Party shall not permit any lien to exist on any asset of the other Party by reason of the contest.

1.12 Dispute Resolution

     1.12.1 In the event of any dispute or disagreement between Pac West and ROSEVILLE as to any provision of this Agreement or the performance of obligations hereunder, the matter, upon written request of either Party, shall be referred to representatives of the Parties who will be authorized to settle the dispute. The representatives of the Parties shall meet in a good faith effort to resolve the dispute. Prior to the meeting, the disputing party shall deliver to the other party a written summary of the evidence and arguments substantiating its claim.

     1.12.2 Nothing in paragraph 1.12 shall prevent the parties from mutually agreeing to use an alternative means to resolve the dispute, such as mediation, whether or not sponsored by the American Arbitration Association. Further, nothing in this paragraph shall preclude either party from seeking injunctive relief in the case of a breach or threatened breach of the other party's obligations under this Agreement in any court of competent jurisdiction. The foregoing notwithstanding, this paragraph shall not be construed to prevent either Party from (a) invoking a remedy required or permitted by the Act, or FCC, or CPUC regulations thereunder or (b) seeking and obtaining temporary equitable remedies, including temporary restraining orders. A request by a Party to a court or a regulatory authority for interim measures or equitable relief shall not eliminate such requesting party's obligation under this paragraph 1.12.

1.13 Payment of Rates, Charges and Deposits

     In consideration of the services provided by ROSEVILLE under this Agreement, Pac West shall pay the applicable charges set forth in this Agreement. The charges set out in this Agreement shall be modified without further action by the Parties to reflect the charges ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE or as otherwise agreed to by the Parties, but not including any rates, terms or conditions in the Covad Arbitration that are inconsistent with the provisions of this Agreement governing the payment of Reciprocal Compensation for Local Calls, as defined herein, subject to the billing and payment procedures for charges incurred by Pac West set forth in Section 11. ROSEVILLE shall pay Pac West the applicable charges contained within Pac West's applicable tariffs or as otherwise agreed to by the Parties. Payment of Rates, Charges and Deposits to ROSEVILLE by Pac West shall be in accordance with terms and conditions set forth in ROSEVILLE's Tariff Scheduled Cal. P.U.C. No. 1., Section 2.4.1.

1.14 Refusal and Discontinuance of Service

     In the event of default, either Party may terminate this Agreement in whole or in part provided that the non-defaulting Party so advises the defaulting Party in writing of the event of the alleged default and the defaulting Party does not remedy the alleged default or institute arbitration or formal judicial or administrative dispute resolution within sixty (60) days after written notice thereof. Default is defined to include:

     1.14.1 Either Party's insolvency or initiation of bankruptcy or receivership proceedings by or against the Party; or

     1.14.2 Either Party's material breach of any of the terms or conditions hereof, including the failure to make any undisputed payment when due.

     Services covered by this agreement are subject to terms and conditions as set forth in ROSEVILLE's tariff Schedule Cal. P.U.C. No. 1., Section 2.1.8.

1.15 Notices

     Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing and given or served by a party. Such notice shall be personally served, sent by telegram, telecopy, overnight messenger, or sent prepaid by registered or certified mail with return receipt requested and shall be deemed given, (i) if personally served or sent by telegram, when delivered to the person to whom such notice is addressed, (ii) if given by telecopy, when sent, or (iii) if given by mail, five (5) business days following deposit in the United States mail. Any notice given by telegram, telecopy, shall be confirmed in writing within forty-eight (48) hours after sent. Such notices shall be addressed to the party to whom such notice is to be given at the party's address set forth below or as such party shall otherwise direct.

     If to Pac West:

     John Sumpter
     4210 Coronado
     Stockton, CA 95204-2340
     Telephone:  209-926-3136
     Fax: 209-926-4585

     If to ROSEVILLE:

     ROSEVILLE Telephone Company
     8150 D Industrial Ave
     ROSEVILLE, CA  95678
     Attention:    Greg R. Gierczak
                   Executive Director, Regulatory
     Telephone:   (916) 786-1440
     Fax:    (916) 786-1805


     Cooper White &Cooper
     101 California Street 16/th/ Floor
     San Francisco, CA 94111
     Attention:  Mark Schrieber, Esq.
     Telephone:  415-433-1900
     Fax:    415-433-5530

     The parties may change their address by giving a communication pursuant to this paragraph. Any notice or other communication shall be deemed given when received.

1.16 Confidentiality and Proprietary Information

     1.16.1 For the purposes of this Agreement, "Confidential Information" means confidential or proprietary technical or business Information given by the Discloser to the Recipient. All information which is disclosed by one Party to the other in connection with this Agreement shall automatically be deemed proprietary to the Discloser and subject to this Agreement, unless otherwise confirmed in writing by the Discloser.

     1.16.2  The Recipient shall have no obligation to safeguard Confidential
             Information: (a) which was in the possession of the Recipient free of restriction prior to its receipt from the Discloser; (b) after it becomes publicly known or available through no breach of this Agreement by the Recipient; (c) after it is rightfully acquired by the Recipient free of restrictions on its disclosure; or (d) after it is independently developed by personnel of the Recipient to whom the Discloser's Confidential Information had not been previously disclosed. The Recipient may disclose Confidential Information if so required by law, to a court, or governmental agency, so long as the Discloser has been notified of the requirement promptly after the Recipient becomes aware of the intended disclosure, and so long as the Recipient undertakes all lawful measures to avoid disclosing such information until Discloser has had reasonable time to seek a protective order that covers the Confidential Information to be disclosed.

1.17 This Section Left Blank Intentionally Moved to Section 8

1.18 Implementation Procedures

     1.18.1 ROSEVILLE will employ a Single Point of Contact (SPOC) to work with Pac West to resolve issues, without limitation, to those identified below:

             1.18.1.1 the administration and maintenance of interconnection (including signaling) and the trunk groups (including standards and procedures for notification and discoveries of trunk disconnects);

             1.18.1.2  disaster recovery and escalation provisions;

             1.18.1.3 escalation procedures for ordering, provisioning, billing and maintenance;

             1.18.1.4  ordering, provisioning, billing and maintenance;

             1.18.1.5 service ordering and provisioning procedures, including provision of the trunks and facilities;

             1.18.1.6  provisioning and maintenance support;

             1.18.1.7 procedures and processes for Directories and Directory Listings;

             1.18.1.8  billing processes and procedures;

             1.18.1.9  monitoring of inter-company operational processes;

             1.18.1.10 procedures for coordination of local PIC changes and processing;

             1.18.1.11 physical and network security concerns;

             1.18.1.12 conditioning and provisioning of collocation space;

             1.18.1.13 network planning components including time intervals;

               1.18.1.14 meet point arrangements between ROSEVILLE and adjacent ILECs; (such as Pacific Bell) including identification of controlling ILEC for transport installation, maintenance, and billing purposes; and

               1.18.1.15 such other matters specifically referenced in this Agreement that are to be agreed upon by the Party's.

1.19.  Miscellaneous

       1.19.1 Delegation or Assignment - Subject to the provisions of section 1.19.13, neither Party shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party which consent shall not unreasonably be withheld.

       1.19.2 Nonexclusive Remedies - Except as otherwise expressly provided in this Agreement, each of the remedies provided under this Agreement is cumulative and is in addition to any remedies that may be available at law or in equity.

       1.19.3 No Third-Party Beneficiaries - Except as may be specifically set forth in this Agreement, this Agreement does not provide and shall not be construed to provide third parties with any remedy, claim, liability, reimbursement, cause of action, or other privilege.

       1.19.4 Referenced Documents - Whenever any provision of this Agreement refers to a technical reference, technical publication, any publication of telecommunications industry administrative or technical standards, or any other document specifically incorporated into this Agreement, it will be deemed to be a reference to the most recent version or edition (including any amendments, supplements, addenda, or successors) of such document that is in effect, and will include the most recent version or edition (including any amendments, supplements, addenda, or successors) of each document incorporated by reference in such a technical reference, technical publication, or publication of industry standards. Should there be an inconsistency between or among publications or standards, the Parties shall mutually agree which requirement shall apply.

       1.19.5 Applicable Law - This Agreement shall be governed by the laws of the State of California applicable to agreements negotiated and to be performed there, without giving effect to conflicts of law principles, except insofar as federal law controls any aspect of this Agreement, in which case, federal law shall govern such aspect.

       1.19.6 Publicity and Advertising - No public announcement or disclosure, whether oral or written, concerning the execution and delivery of this Agreement or with respect to the transactions contemplated by this Agreement shall be made by either party without the prior written consent of the other, except as may be required by any governmental authority having jurisdiction over the parties, provided that the financial terms shall not be disclosed if not required by such governmental authority. Each party shall furnish to the other, for review and approval, copies of any announcement or release which it proposes to make public in advance of the delivery thereof to any third party.

       1.19.7 Amendments - Except as otherwise provided in this Agreement, neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the party against which the enforcement of such writing is sought, and then only to the extent set forth in such writing.

       1.19.8 Waivers - No waiver by a party of any default or breach by another party of any covenant, condition, representation or warranty contained in this Agreement, any

          Exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other covenant, condition, representation or warranty. No act, delay, omission or course of dealing on the part of a party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. By entering into this Agreement neither Party waives any right granted to it pursuant to the Act.

1.19.9 Severability - If any term, condition or provision of this Agreement is held to be invalid or unenforceable for any reason, such invalidity or un-enforceability shall not invalidate the entire Agreement. The Agreement shall be construed as if it did not contain the invalid or unenforceable provision or provisions, and the rights and obligations of each Party shall be construed and enforced accordingly; provided, however, that in the event such invalid or unenforceable provision or provisions are essential elements of this Agreement and substantially impair the rights or obligations of either Party, the Parties shall promptly negotiate a replacement provision or provisions.

1.19.10 Agreement - This Agreement, including all Sections hereto, constitute the entire understanding between the parties with respect to the matters set forth herein and or therein and supersede all prior or contemporaneous understandings or agreements between the parties with respect to the subject matter hereof, whether oral or written.

1.19.11 Definitions - The definitions contained in Section 2 are meant to accurately describe the meaning accorded the term as required by the Act and as used in this Agreement.

1.19.12 Survival of Obligations - Any liabilities or obligations of a Party for acts or omissions prior to the cancellation or termination of this Agreement, any obligation of a Party under the provisions regarding indemnification, Confidential Information, limitations of liability, and any other provisions of this Agreement which, by their terms, are contemplated to survive (or to be performed after) termination of this Agreement, shall survive cancellation or termination thereof.

1.19.13 Successors and Assigns - Either party may assign its rights under this Agreement to any affiliate thereof, but may not delegate and shall not, by any such assignment of rights hereunder, be relieved of any of its obligations under this Agreement. The obligations of any party hereunder shall be assignable only with the written consent of the other party, which consent may be withheld at a party's sole and absolute discretion, provided, however, that consent shall be deemed to be given for all assignments by either party to a wholly owned subsidiary of that party. Subject to the foregoing, this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

1.19.14 Executed in Counterparts - This Agreement may be executed in any number of counterparts, each of which shall be deemed an original; but such counterparts shall together constitute one and the same instrument.

1.19.15 Headings and Captions - The captions and headings of articles, sections, paragraphs and Sections of this Agreement are provided for convenience only, and shall not be of any force or effect in construing any provision of this Agreement.

1.19.16 Joint Work Product - This Agreement is the joint work product of representatives of the Parties. For convenience, it has been drafted in final form by one of the Parties. Accordingly, in the event of ambiguities, no inferences will be drawn against either Party solely on the basis of authorship of this Agreement.

1.20      Incorporation by Reference

          This Agreement and every interconnection or service provided hereunder, shall be subject to all rates, terms and conditions contained in this Agreement or its appendices or attachments which are legitimately related to such interconnection or service and all such rates, terms and conditions are incorporated by reference herein and as part of every interconnection or service provided hereunder. The Parties agree that except for Section 1.15, Notices, each of the sections of this Agreement are legitimately related to and to be applicable to each interconnection or service provided hereunder.

                                   SECTION 2
                                   ---------

                                  DEFINITIONS

2.1 "Access to Right of Way (ROW)" means the right to use property to place poles, conduits, cables, other structures and equipment, or to provide passage to access such structures and equipment. Access to ROW may run under, on, or above public or private property (including air space above public or private property) and may include the right to use discrete space in buildings, building complexes or other locations.

2.2. "Act" means the Communications Act of 1934, 47 U.S.C. 151 et seq., as amended by the Telecommunications Act of 1996, and as interpreted from time to time in the duly authorized rules and regulations of the FCC or the CPUC.

2.3 "AMA" means the Automated Message Accounting structure inherent in switch technology that initially records telecommunication message information. AMA format is contained in the Automated Message Accounting document published by Bellcore as GR-1100-CORE that defines the industry standard for message recording.

2.4 "Ancillary Functions" are services or facilities that ROSEVILLE offers to Pac West so that Pac West may interconnect with ROSEVILLE and may obtain and use Network Elements or ROSEVILLE services to provide telecommunications services to Pac West's Customers. Ancillary Functions may include collocation and access to rights of way, and may include other services or facilities as mutually agreed to by the Parties.

2.5 "Applicable Law" shall mean all laws, statutes, common law, regulations, ordinances, codes, rules, guidelines, orders, permits and approvals of any Governmental Authority, including without limitation those relating to the environment, health and safety, which apply or relate to Work Locations or the subject matter of this Agreement.

2.6 "Assured Link" refers to the transmission of the loop. An assured link will not exceed 5.5dB loss as referenced to 0.0dB signal source (1 miliwatt at 1000 hertz and 900ohm impedance).

2.7 "Automatic Number Identification" or "ANI" means a Feature Group D (per CPUC Tariff) signaling parameter that refers to the number transmitted through the network identifying the billing number of the calling party.

2.8 "Automatic Location Identification (ALI)" means the feature of E911 that provides automatic display of the street address associated with the telephone number of the calling party at the PSAP telecommunication's position. This feature requires a data storage and retrieval system for translating telephone numbers to the associated address. ALI information may include Emergency Service Number (ESN), street address, room or floor, and names of the enforcement, fire and medical agencies with jurisdictional responsibility for the address. The Management System E911 database is used to update the Automatic E911 Location Identification (ALI) databases.

2.9 "Basic Link" refers to the transmission of the loop. A basic link will not exceed 8.0dB loss as referenced to 0.0-dB signal source. (1 miliwatt at 1000 hertz and 900 ohms impedance).

2.10 "Busy Line Verification" or "BLV" means a service in which an end user requests an operator to confirm the busy status of a line.

2.11 "Busy Line Verification and Interrupt" or "BLVI" means a service in which an end user requests an operator to confirm the busy status of a line and requests an interruption of the call.

2.12      "CABS" means the Carrier Access Billing System.

2.13 "Calling Party Number (CPN)" means a Common Channel Signaling parameter which refers to the number transmitted through the network identifying the calling party.

2.14 "Pac West Customer" means the relationship for a specific service with any business or residential customer to the extent such customer subscribes to services from Pac West.

2.15 "Central Office Switch" or "Central Office" means a switching entity within the public switched telecommunications network, including but not limited to End Office Switches and Tandem Switches. Central Office Switches may be employed as combination End Office/Tandem Switches.

2.16 "Centralized Message Distribution System" ("CMDS") means the transport used to exchange outcollect and CABS access messages among each other and other parties connected to CMDS.

2.17 "Centrex" means a Telecommunications Service that uses central office switching equipment for call routing to handle direct dialing of calls, and to provide many private branch exchange-like features.

2.18 "CLASS/SM/ (Custom Local Area Signaling Service) and Custom Features" means a grouping of optional enhancements to basic local exchange service that offers special call handling features to end users (e.g.,
                                                                           ----
          call waiting, call forwarding and automatic redial).

2.19      "CPUC" means the California Public Utilities Commission.

2.20 "Common Channel Signaling" or "CCS" means a method of digitally transmitting call set-up and network control data over a special network fully separate from the public switched network elements that carry the actual call. Signaling System 7 ("SS7") is the CCS network presently used by telecommunications carriers.

2.21 "Competitive Local Carrier (CLC)" or "Competitive Local Exchange Carrier (CLEC)" is a carrier who competes in the provision of local exchange telecommunications service and is not an Incumbent LEC as defined by 47 U.S.C., Section 251 (h) of the Act.

2.22 "Conduit" means a tube or similar enclosure that may be used to house communication or communications-related power cables. Conduit may be underground or above ground (for example, inside buildings) and may contain one or more inner ducts. An inner duct means a separate tube or enclosure within a conduit.

2.23 "Confidential Information" has the meaning set forth in Section 1.16.1 of the General Provisions.

2.24 "Control Office" means an exchange carrier center or office designated as its company's single point of contact for the provisioning and maintenance of its portion of interconnection arrangements.

2.25 "Cross Connection" means an intra-wire center channel connecting separate pieces of telecommunications equipment.

2.26 "Customer Usage Data" means the local Telecommunications Services usage data of a Pac West's Customer, measured in minutes, sub-minute increments, message units, or otherwise, that is recorded by ROSEVILLE and forwarded to Pac West.

2.27 "Dedicated or Non-Switched Services" are defined as dedicated telecommunications channels provided between two points or switched among multiple points and are used for voice, data, audio or video transmission. Dedicated or Non-Switched Services include private line-like and special access services are not considered local calls and are not subject to reciprocal compensation. Dedicated or Non-Switched Services include, but are not limited to WATS access lines, frame relay, ATM, and DSL.

2.28 "Discloser" means that party to this Agreement which has disclosed Confidential Information to the other party.

2.29      "DS0" means a digital signal rate of 64 Kilobits per second ("Kbps").

2.30      "DS1" means a digital signal rate of 1.544 Megabits per second
          ("Mbps").

2.31      "DS3" means a digital signal rate of 44.736 Mbps.

2.32 "E911 Management System (MS)" is a system of computer programs used by ROSEVILLE to create, store and update the data that provides Selective Routing /(SM) /and or Automatic Location Identification (ALI).

2.33 "E911 Management System Gateway" is a processor that can relieve the host computer (management system) of performing certain tasks, such as message handling, code conversion, error control and application functions.

2.34 "E911" Service means enhanced 911 service - a method of routing 911 calls to a PSAP that uses customer location data in the ALI database to determine the PSAP to which a call should be routed.

2.35 "Effective Date" is the date this Agreement is approved by the Commission by Resolution.

2.36 "EISCC" or "Expanded Interconnection Service Cross Connection" means the connection between the CLEC collocation point of termination ("POT") and the unbundled Network Element or interconnection point to a switched or dedicated service in ROSEVILLE's network.

2.37 "End Office Switches" are switches from which end users' Exchange services are directly connected and offered.

2.38 "Environmental Hazard" means any substance presence, use, transport, abandonment or disposal of which (i) requires investigation, remediation, compensation, fine or penalty under any Applicable Law (including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act, Superfund Amendment and Reauthorization Act, Resource Conservation Recovery Act, the Occupational Safety and Health Act and provisions with similar purposes in applicable foreign, state and local jurisdictions) or (ii) poses risks to human health, safety or the environment (including, without limitation, indoor, outdoor or orbital space environments) and is regulated under any Applicable Law.

2.39 "Exchange Message Record" or "EMR" means the standard used for exchange of telecommunications message information for billable, non-billable, sample, settlement and study data. EMR format is contained in BR-010-200-010 CRIS Exchange Message Record, a Bellcore document which defines industry standards for exchange message records.

2.40      "Exchange Service" is as defined in the Act.

2.41      "FCC" means the Federal Communications Commission.

2.42 "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official, or other regulatory, administrative, legislative or judicial authority with jurisdiction.

2.43 "ILEC" shall mean "Incumbent Local Exchange Carrier" as defined in the Act.

2.44      "Interconnection" is as defined in the Act.

2.45 "Interexchange Carrier (IEC or IXC) means a provider of interchange telecommunications services.

2.46 "Interim Number Portability" or "INP" means the delivery of service provider Number Portability capabilities through the use of switch-based call routing as described in 47 C.F.R. Section 52.7.

2.47 "Integrated Services Digital Network" or "ISDN" means a digital switched network service. "Basic Rate ISDN" provides for channelized (2 bearer and 1 data) end-to-end digital connectivity for the transmission of voice or data on either or both bearer channels and packet data on the data channel. "Primary Rate ISDN" provides for 23 bearer and 1 data channels.

2.48 "LEC" shall mean "Local Exchange Carrier" and includes both ILEC and CLC as defined in the Act.

2.49 "Line Information Data Base(s) (LIDB)" means one or all, as the context may require, of the Line Information Databases owned individually by entities which provide, among other things, calling card validation functionality for telephone line number cards issued by entities. A LIDB also contains validation data for collect and third number-billed calls, which include billed number screening.

2.50 "Line Side" refers to End Office switch connections that have been programmed to treat the circuit as a local line connected to a terminating station (e.g., an ordinary subscriber's telephone station
                               ----
          set, a PBX, answering machine, facsimile machine or computer). Line Side connections offer only those transmission and signal features appropriate for a connection between an End Office and such terminating station.

2.51      "Loop" has the meaning set forth in Paragraph 5.2.

2.52 "Local Calls" are as defined by the Commission. Local Calls currently include all 0-12 mile calls based on the rate centers of the originating and terminating NPA-NXXs of the callers, irrespective of whether the routing point of an NPA-NXX is different from the rate center of that NPA-NXX (these include ZUM Zone 1 and ZUM Zone 2 calls and, where established in incumbent LEC tariffs, ZUM Zone 3 and Extended Area Service (EAS) calls.

2.53 Local Exchange Routing Guide" or "LERG" means a Bellcore Reference Document used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations."

2.54 "Local Interconnection Trunks/Trunk Groups" are used for the termination of Local Calls Traffic, using Bellcore Technical Reference GR-317-CORE ("GR-317").

2.55 "Local Number Portability (LNP)" means the ability of users of telecommunications services to retain, at the same location, existing telecommunications numbers without impairment of quality, reliability, or convenience when switching from one telecommunications carrier to another.

2.56 "Meet Point " means a billing arrangement used when two or more LECs jointly provide a Switched Access service over Meet Point Trunks, with each LEC receiving an appropriate share of the revenues. The access services will be billed using Switched Access rate structures, and the LECs will decide whether a single bill or multiple bill will be sent. If the LECs cannot agree, multiple bills will be sent.

2.57 "Meet Point Trunks/Trunk Groups" ("MPTGs") are used for the joint provision of Switched Access services, utilizing Bellcore Technical References GR-394-CORE ("GR-394") and

          GR-317 CORE ("GR-317"). MPTGs are those between a local End Office and an Access Tandem as described in FSD 20-24-0000 and 20-24-0300.

2.58 "911 Service" means a universal telephone number which gives the public direct access to the PSAP. Basic 911 service collects 911 calls from one or more local exchange switches that serve a geographic area. The calls are then sent to the authority designated to receive such calls.

2.59      "Network Element" is as defined in the Act.

2.60 "North American Numbering Plan (NANP)" means the system of telephone numbering employed in the United States, Canada, and certain Caribbean countries.

2.61 "Numbering Plan Area (NPA)" is also sometimes referred to as an area code and the three digit indicator that is defined by the "A", "B" and "C" digits of each 10-digit telephone number within the NANP. Each NPA contains 800 possible NXX Codes. There are two general categories of NPA. "Geographic NPA" is associated with a defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that Geographic area. A "Non-Geographic NPA," also known as a "Service Access Code" ("SAC Code"), is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 500, 800, 888, NPAs, 700, and 900 are examples of Non-Geographic NPAs.

2.62      "Number Portability" is as defined in the Act.

2.63 "NXX", "NXX Code" or "Central Office Code" means the three digit switch entity indicator that is defined by the "D", "E" and "F" digits of a 10-digit telephone number within the NANP. Each NXX Code contains 10,000 station numbers.

2.64 "OBF" means the Ordering and Billing Forum, which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions (ATIS).

2.65 "Originating Line Information (OLI)" is an SS7 Feature Group D signaling parameter which refers to the number transmitted through the network identifying the billing number of the calling party.

2.66 "Party" means either Pac West or ROSEVILLE. "Parties" means Pac West and ROSEVILLE.

2.67 "Percent Local Usage or "PLU" means a percentage amount that represents the ratio of the local minutes (local calls) to the sum of local and intraLATA toll switched minutes sent between the Parties over Local Interconnection Trunks. Directory Assistance, BLV/BLVI, 900, 976, WSP traffic and interLATA Switched Access calls are not included in the calculation of PLU.

2.68 "Permanent Number Portability (PNP)" means a long-term solution to provide LNP for all customers and all providers consistent with the Act and implementing regulations.

2.69      "Physical Collocation" shall have the meaning set forth in 47 C.F.R.,
          Section 51.5.

2.70 "Point of Interconnection" or "POI" means a physical location at which the Parties' networks meet for the purpose of establishing interconnection. POIs include a number of different technologies and technical interfaces based on the Parties' mutual agreement.

2.71 "Port" means a termination point in the end office switch. For purposes of general illustration, a Port includes a line card and associated peripheral equipment on an End Office Switch that serves as the hardware termination for line or trunk side facilities connected to the

          End Office switch. Each line side Port is typically associated with one or more telephone numbers that serve as the customer's network address.

2.72 "Premises" is as defined in the Act and implementing regulations of the FCC, CPUC or courts.

2.73 "Public Safety Answering Point (PSAP)" means the designated agency to which calls to E911 services are routed.

2.74 "Rate Center" identifies the specific geographic point and corresponding geographic area which are associated with one or more particular NPA-NXX codes which have been assigned to a LEC for its provision of Exchange Services. The rate point is a geographic location identified by specific V&H (vertical and horizontal coordinates), which are used to measure distance to/from the particular NPA-NXX designations and the specific Rate Center.

2.75 "Rating Point" means the Vertical and Horizontal ("V&H") coordinates associated with a particular telephone number for rating purposes.

2.76      "Real Time" means the actual time in which an event takes place.

2.77 "Recipient" means that Party to this Agreement to which Confidential Information has been disclosed by the other Party.

2.78      "Recorded Usage Data" has the meaning set forth in Section 12.

2.79 "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration, including without limitation, the movement of Environmental Hazards through or in the air, soil, surface water or groundwater, or any action or omission that causes Environmental Hazards to spread or become more toxic or more expensive to investigate or remediate.

2.80      "ROSEVILLE" means ROSEVILLE Telephone Company.

2.81 "Routing Point" means a location which a LEC has designated on its own network as the homing or routing point for traffic inbound to Exchange Service provided by the LEC which bears a certain NPA-NXX designation. The Routing Point is employed to calculate mileage measurements for the distance-sensitive transport element charges of Switched Access services. The Routing Point need not be the same as the Rating Point, nor must it be located within the Rate Center area, but must be in the same LATA as the NPA-NXX.

2.82 "Service Control Point" or "SCP" means a node in the CCS network to which information requests for service handling, such as routing, are directed and processed. The SCP is a real time database system that, based on a query from a Service Switching Point ("SSP"), performs subscriber or application-specific service logic and then sends instructions back to the SSP on how to continue call processing.

2.83 "Service provider local number portability" shall have the same meaning as Number Portability as defined in the Act and FCC regulations thereunder.

2.84 "Signal Transfer Point" or "STP" means equipment that performs a packet switching function that routes SS7 signaling messages among SSPs, SCPs, Signaling Points ("SPs"), and other STPs in order to set up calls and to query databases for advanced services.

2.85 "Special Construction" shall have the meaning set forth in ROSEVILLE's state special construction tariff.

2.86 "Switched Access" service means an offering of access to services or facilities for the purpose of the origination or termination of traffic from or to Exchange Service customers in a given area pursuant to a Switched Access tariff. Switched Access services include: Feature Group A ("FGA)", Feature Group B ("FGB"), Feature Group D ("FGD"), Toll Free Service, 700 and 900 access. Switched Access service does not include traffic exchanged between LECs for purpose of local exchange interconnection.

2.87 "Tandem Switches" are switches that are used to connect and switch trunk circuits between and among Central Office Switches.

2.88 "Telecommunications Services" are those services that are defined in the Telecommunications Act of 1996.

2.89 "Toll Traffic" means traffic falling outside of the local calling area as defined by the Commission.

2.90 "Toll Free Service" means service provided with any dialing sequence that invokes toll-free, i.e., 800-like, service processing. Toll Free
                                  ----
          Service includes calls to the Toll Free Service 800/888 NPA SAC codes.

2.91 "Transit Rate" is the rate that applies to local transiting calls sent between a LEC and a CLC destined for a third party LEC, CLC, or WSP.

2.92 "Trunk-Side" refers to a Central Office switch connection that is capable of, and has been programmed to treat the circuit as connecting to another switching entity, for example, another Central Office switch. Trunk-Side connections offer those transmission and signaling features appropriate for the connection of switching entities and cannot be used for the direct connection of ordinary telephone station sets.

2.93 "Unbundled Services Cross Connector" or "USCC" is a connection between an unbundled link, which terminates at the distribution frame, and the cross connect system.

2.94      "Virtual Collocation" shall have the meaning set forth in 47 C.F.R.,
          Section 51.5.

2.95 "Voluntary Federal Customer Financial Assistance Programs" are Telecommunications Services provided to low-income subscribers, pursuant to requirements established by the appropriate regulatory body.

2.96 "Waste" means all hazardous and non-hazardous substances and materials which are intended to be discarded, scrapped, or recycled, associated with activities Pac West or ROSEVILLE or their respective contractors or agents performed at Work Locations. It shall be presumed that all substances or materials associated with such activities, that are not in use or incorporated into structures (including without limitation damaged components or tools, leftovers, containers, garbage, scrap, residues or by products), except for substances and materials that Pac West, ROSEVILLE or their respective contractors or agents intend to use in their original form in connection with similar activities, are Waste. "Waste" shall not include substances, materials or components incorporated into structures (such as cable routes) even after such components or structure are no longer in current use.

2.97 "Wire Center" denotes a building or space within a building that serves as an aggregation point on a given carrier's network, where transmission facilities and circuits are connected or switched. ROSEVILLE's Wire Center can also denote a building in which one or more Central Offices, used for the provision of Exchange Services and access services, are located. However, for purposes of collocation, Wire Center shall mean those points eligible for such connections as specified in FCC Docket No. 91-141, and rules adopted pursuant thereto, as modified by subsequent FCC decisions.

2.98 "Wireless Service Provider or "WSP" means a provider of Commercial Mobile Radio Services ("CMRS") e.g., cellular service provider, Personal Communications Services provider, or paging service provider.

2.99 "Work Locations" means any real estate that Pac West or ROSEVILLE, as appropriate, owns, leases or licenses or in which it holds easements or other rights to use, or does use, in connection with this Agreement.

                                    ACRONYMS
                                    --------

- --------------------------------------------------------------------------------
  Acronym                  DEFINITION
- --------------------------------------------------------------------------------
  ALI                      Automatic Location Identification
- --------------------------------------------------------------------------------
  AMA                      Automated Message Accounting
- --------------------------------------------------------------------------------
  ANI                      Automatic Number Identification
- --------------------------------------------------------------------------------
  ARPM                     Average Revenue Per Message
- --------------------------------------------------------------------------------
  ATIS                     Alliance for Telecom Industry Solutions
- --------------------------------------------------------------------------------
  B8ZS                     Bipolar Eight Zero Substitution
- --------------------------------------------------------------------------------
  BLV/BLVI                 Busy Line Verification/Interrupt
- --------------------------------------------------------------------------------
  CABS                     Carrier Access Billing System
- --------------------------------------------------------------------------------
  CAMA                     Centralized Automatic Message Accounting
- --------------------------------------------------------------------------------
  CCS                      Common Channel Signaling
- --------------------------------------------------------------------------------
  CLASS                    Custom Local Area Signaling Service
- --------------------------------------------------------------------------------
  CLC/CLEC                 Competitive Local Exchange Carrier
- --------------------------------------------------------------------------------
  CLLI                     Common Language Location Identifier
- --------------------------------------------------------------------------------
  CMDS                     Centralized Message Distribution System
- --------------------------------------------------------------------------------
  CMRS                     Commercial Mobile Radio Services
- --------------------------------------------------------------------------------
  CPN                      Calling Party Number
- --------------------------------------------------------------------------------
  CPUC                     California Public Utilities Commission
- --------------------------------------------------------------------------------
  DS1                      Digital Signal Level One
- --------------------------------------------------------------------------------
  DS3                      Digital Signal Level Three
- --------------------------------------------------------------------------------
  DS0                      Digital Signal Level Zero
- --------------------------------------------------------------------------------
  DSX                      Digital Cross Connect
- --------------------------------------------------------------------------------
  DT                       Dedicated Transport
- --------------------------------------------------------------------------------
  EAS                      Extended Area Service
- --------------------------------------------------------------------------------
  E911                     Enhanced 911 Emergency Telephone Service
- --------------------------------------------------------------------------------
  EISCC                    Expanded Interconnection Service Cross Connection
- --------------------------------------------------------------------------------
  EMR                      Exchange Message Record
- --------------------------------------------------------------------------------
  ESF                      Extended Super Frame
- --------------------------------------------------------------------------------
  ESN                      Emergency Service Number
- --------------------------------------------------------------------------------
  FCC                      Federal Communications Commission
- --------------------------------------------------------------------------------
  FGA                      Feature Group A
- --------------------------------------------------------------------------------
  FGB                      Feature Group B
- --------------------------------------------------------------------------------
  FGD                      Feature Group D
- --------------------------------------------------------------------------------
  FOC                      Firm Order Confirmation
- --------------------------------------------------------------------------------
  IEC                      Interexchange Carrier
- --------------------------------------------------------------------------------
  ILEC                     Incumbent Local Exchange Carrier
- --------------------------------------------------------------------------------
  INP                      Interim Number Portability
- --------------------------------------------------------------------------------
  ISC                      Interconnection Services Center
- --------------------------------------------------------------------------------
  ISDN                     Integrated Services Digital Network
- --------------------------------------------------------------------------------
  ISUP                     Integrated Services User Part
- --------------------------------------------------------------------------------
  IXC                      Interexchange Carrier
- --------------------------------------------------------------------------------
  LATA                     Local Access Transport Area
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
  LEC                      Local Exchange Carrier
- --------------------------------------------------------------------------------
  LERG                     Local Exchange Routing Guide
- --------------------------------------------------------------------------------
  LIDB                     Line Information Data Base
- --------------------------------------------------------------------------------
  LNP                      Local Number Portability
- --------------------------------------------------------------------------------
  LSP                      Local Service Provider
- --------------------------------------------------------------------------------
  MF                       Multi-Frequency
- --------------------------------------------------------------------------------
  MSAG                     Master Street Address Guide
- --------------------------------------------------------------------------------
  MPOE                     Minimum Point of Entry
- --------------------------------------------------------------------------------
  MPTG                     Meet Point Trunks/Trunk Groups
- --------------------------------------------------------------------------------
  NANP                     North American Numbering Plan
- --------------------------------------------------------------------------------
  NPA                      Numbering Plan Area
- --------------------------------------------------------------------------------
  OBF                      Ordering & Billing Forum
- --------------------------------------------------------------------------------
  OLI                      Originating Line Information
- --------------------------------------------------------------------------------
  PBX                      Private Branch Exchange
- --------------------------------------------------------------------------------
  PIC                      Primary Interexchange Carrier
- --------------------------------------------------------------------------------
  PLU                      Percent Local Usage
- --------------------------------------------------------------------------------
  PNP                      Permanent Number Portability
- --------------------------------------------------------------------------------
  POI                      Points of Interconnection
- --------------------------------------------------------------------------------
  POT                      Point of Termination
- --------------------------------------------------------------------------------
  POTS                     Plain Old Telephone Service
- --------------------------------------------------------------------------------
  PSAP                     Public Safety Answering Point
- --------------------------------------------------------------------------------
  RCF                      Remote Call Forwarding
- --------------------------------------------------------------------------------
  ROW                      Right Of Way
- --------------------------------------------------------------------------------
  SCP                      Service Control Points
- --------------------------------------------------------------------------------
  SMS                      Service Management System
- --------------------------------------------------------------------------------
  SNI                      Standard Network Interface
- --------------------------------------------------------------------------------
  SPOC                     Single Point of Contact
- --------------------------------------------------------------------------------
  SS7                      Signaling System 7
- --------------------------------------------------------------------------------
  SSP                      Service Switching Points
- --------------------------------------------------------------------------------
  STP                      Signaling Transfer Point
- --------------------------------------------------------------------------------
  STS                      Synchronous Transport Signal
- --------------------------------------------------------------------------------
  T&M                      Time & Material
- --------------------------------------------------------------------------------
  TCAP                     Transaction Capabilities Application Part
- --------------------------------------------------------------------------------
  V & H                    Vertical and Horizontal
- --------------------------------------------------------------------------------
  WSP                      Wireless Service Provider
- --------------------------------------------------------------------------------
  ZUM                      Zone Usage Measurement
- --------------------------------------------------------------------------------

                                    Section 3
                                    ---------

                      Directory Listing & E911 Requirements
                      -------------------------------------

3.0      General

         ROSEVILLE shall make available to Pac West, for the benefit of Pac West's Customers located in ROSEVILLE's incumbent local exchange service area, non-discriminatory access to its telephone number and address directory listings ("Directory Listings"), under the following terms and conditions:

3.1      White and Yellow Page Listings

         3.1.1 ROSEVILLE will include Subscriber Listing information of Pac West's Customers in ROSEVILLE's listing database in accordance with ROSEVILLE's Tariff Schedule Cal. P.U.C. No. A-15. ROSEVILLE and Pac West agree to correct any subscriber listings prior to printing and distribution of each directory if corrections are received in a timely manner.

         3.1.2 ROSEVILLE annually publishes and distributes a white and yellow pages directory. With respect to the directory, upon receipt of the necessary customer information from Pac West, ROSEVILLE will include a standard, basic listing of Pac West's residential customers in the white pages directory and, for business customers, ROSEVILLE will provide a standard, basic listing of Pac West's business customers for inclusion in the white pages and yellow pages directories at no charge. Additional listings may be purchased at the appropriate ROSEVILLE tariffed rates.

         3.1.3 Directory close for ROSEVILLE telephone directory falls in September of each year. Pac West shall call the SPOC in August to verify the exact close date of the directory for purposes of ensuring listings are in the directory.

3.2      Delivery of Directories

         3.2.1 ROSEVILLE shall cause Directory Listings in book form ("Telephone Directories") to be delivered to each of Pac West's exchange service customers located in ROSEVILLE's service area as of the effective date for whom ROSEVILLE has received the necessary customer information, on the same basis that it delivers Telephone Directories to its own local service customers.

         3.2.2 ROSEVILLE will provide to Pac West a reasonable number of copies of directories to serve Pac West's anticipated new customers. Timing of such delivery and the number of Telephone Directories to be provided shall be based on a reasonable forecast of new customers.

3.3      Directory Listing Criteria

         The tariffed general terms relating to directory listings and non-published listings are set forth in ROSEVILLE's Schedule Cal. P.U.C. No. A-15. Information relating to paid advertising and publication schedules may be obtained by Pac West from ROSEVILLE's directory publisher.

3.4      Customer Guide Pages

         3.4.1 In the Customer Guide section of the first directory published after Pac West provides service in ROSEVILLE's territory, ROSEVILLE shall include one full page of information about Pac West services, including addresses and telephone numbers for Pac West customer service. The terms, conditions and rates for the customer guide pages are listed in ROSEVILLE's tariff Schedule Cal P.U.C. A40.

         3.4.2 The form and content of such customer guide pages shall be determined by Pac West and shall be provided by Pac West to ROSEVILLE in the manner and on a schedule to meet directory publications requirements Pac West's customer guide page cannot contain puffery or rate comparisons with other companies.

3.5      Use of Pac West Subscriber Listing Information

         Pac West grants ROSEVILLE a non-exclusive license to incorporate Subscriber Listings information into ROSEVILLE's directory assistance database. No prior authorization is needed for ROSEVILLE to release Subscriber Listings to directory publishers or other third parties. Pac West authorizes ROSEVILLE to sell and otherwise make subscriber listings available to directory publishers.

3.6      E911 Services

         3.6.1 E911 service provides the ability to selectively route an E911 call based on the address of the calling telephone numbers, to a designated Public Safety Answering Point (PSAP). E911 provides Automatic Number Identification (ANI) which displays the caller's number at the PSAP and Automatic Location Identification (ALI) which displays the street address of the calling party on an ALI screen at the PSAP. The State of California E911 Manual contains additional detailed requirements for E911 implementation.

         3.6.2 Pac West will install the required E911 Centralized Automatic Message Accounting (CAMA) trunks to interface between the E911 Selective Router and Pac West End Office. The Selective Router routes 911 calls to the appropriate PSAP. The Parties agree that E911 trunks will be established no later than the initial in-service date of Local Interconnection Trunks between the Parties.

         3.6.3 For customers served by Pac West switch, Pac West will enter E911 customer record updates into the E911 Database Management System (MS) and maintain responsibility for the on-going accuracy of that information consistent with California's requirements. For Resale Services resold by Pac West, ROSEVILLE will provide and maintain the customer information in the E911 MS and ALI databases.

         3.6.4 ROSEVILLE will maintain the Master Street Address Guide (MSAG) in the E911 MS for those areas within ROSEVILLE's service area. ROSEVILLE will act as a point of contact for MSAG information to and from the counties and the CLCs.

         3.6.5 ROSEVILLE will provide upon request, a copy of the Master Street Address Guide to Pac West. MSAG copies are available on paper or CD ROM at rates specified in this Agreement or as ordered and applied by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

         3.6.6 Either party agrees to indemnify, defend and hold harmless each other from any loss arising out of each other's provision of E911 services or out of either party's end users' use of the E911 service, whether suffered, made, instituted, or asserted by either party or its end users, including for any personal injury or death of any person or persons, as a result of this Agreement, except for loss which is the direct result of either party's own willful misconduct.

                                   SECTION 4
                                   ---------

                       TELECOMMUNICATIONS SERVICE RESALE
                       ---------------------------------

4.0  Telecommunications Services Provided for Resale

     4.0.1 This Section 4, subject to paragraph 1.5 of this Agreement describes services that ROSEVILLE shall make available to Pac West for resale pursuant to this Agreement. All telecommunications services as required by Section 251(c)(4)(a) of the Act as it is interpreted and applied by the FCC, CPUC and courts with jurisdiction over ROSEVILLE, and provided by ROSEVILLE at retail to subscribers who are not telecommunications carriers, are available for resale at wholesale rates. For the convenience of the Parties, the tariff references set forth in
               Section 7.0.3 of this Agreement represent those services identified by ROSEVILLE that are provided as of this effective date. The enumeration of these tariff references are not intended by the parties to remove from the scope of this contract any other ROSEVILLE telecommunications services that are subject to the terms of Section 251 (c)(4)(a) of the Act. The telecommunications services provided for resale, as set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE, and the service functions and support functions provided by ROSEVILLE to Pac West pursuant to this Agreement are collectively referred to as "Resale Service."

     4.0.2 Subject to Paragraph 1.0.3 of this Agreement, Pac West agrees to negotiate in good faith with ROSEVILLE pursuant to the rules outlined in the Act should ROSEVILLE request Pac West to sell any of its Telecommunications Services to ROSEVILLE throughout California for resale.

               General Terms and Conditions for Resale
               ---------------------------------------

4.1  Pricing

     4.1.1 The prices charged to Pac West for resold Telecommunication Service shall be as specified in ROSEVILLE's resale tariff as ordered and applied by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE or in this Agreement until such tariff is approved. All telecommunications services, including promotions of more than 90 days duration, shall be available to Pac West at wholesale rates as specified in this Agreement subject to Paragraphs 1.5.3 and
               1.5.4 of this Agreement. Pac West shall be subject to the same term commitments, volume commitments, and prohibitions against end user aggregation to satisfy volume discounts as apply to ROSEVILLE's retail customers. Resale discounts will be applied to Pac West on a customer-by-customer basis.

     4.1.2 ROSEVILLE's End User Common Line ("EUCL") charge and any other applicable FCC or CPUC approved charges will continue to apply for each local exchange line resold under this Agreement. All federal rules and regulations associated with ROSEVILLE's EUCL charges, also apply.

     4.1.3     Dialing and Service Parity:

               ROSEVILLE shall ensure, to the extent technically feasible, that all Pac West Customers experience the same dialing parity and service levels consistent with that provided to similarly situated ROSEVILLE end-user customers.

     4.1.4     Primary Local Exchange Carrier Selection:

               ROSEVILLE shall not require a written letter of authorization from the customer in order to process Pac West's order for Resale Service for the customer; provided, however, that if Pac West requests a customer's service record, the provisions of Paragraph
               9.3.1 shall apply.

     4.1.5     Switched Access Fees:

               Origination or call termination fees paid to ROSEVILLE by a carrier for Switched Access traffic shall be the same for calls associated with Resale Services as for calls associated with ROSEVILLE's retail services. All such origination and call termination fees shall be retained by ROSEVILLE and shall not be due Pac West.

     4.1.6     E911 Services:

               ROSEVILLE shall provide to Pac West, for Pac West Customers, E911 call routing to the appropriate Public Safety Answering Point ("PSAP") with a level consistent with that provided to ROSEVILLE's end-user customers.

4.2  Operator Services for Resold Services

     4.2.1     Operator Services:

               Operator Services, consisting of Directory Assistance and Operator Assistance, shall be provided by ROSEVILLE. ROSEVILLE will provide Operator Services to Pac West which is consistent with that provided to ROSEVILLE's own end-user customers. The price for Operator Services shall be included in the price of the Resale Service where such service is provided to ROSEVILLE's end-user customers as a standard part of the corresponding local retail service and at additional rates as set forth in this Agreement, or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE, consistent with such services provided to ROSEVILLE's end-user customers.

     4.2.2     Branding of Operator Services:

               Pac West may request alternative branding of operator services. ROSEVILLE will, to the extent technically feasible, brand the call as a Pac West call, and all costs associated therewith shall be paid by Pac West to ROSEVILLE.

     4.2.3     Directory Assistance:

               ROSEVILLE will include Pac West's customer's listing in its Directory Assistance database. ROSEVILLE will honor Pac West customer's choice among ROSEVILLE's options for listing status, including non-published, as noted on the Service Order Request or similar form and will ensure that the listing appears as Pac West requested in the ROSEVILLE database which is used to perform Directory Assistance functions. Terms and conditions for these services are included in Section 3.

     4.2.4     Operator Assistance

               4.2.4.1 ROSEVILLE will provide its full range of Operator Assistance Services, at the rates set forth in this Agreement, or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

               4.2.4.2 Either Party shall refer repair calls dialed by the other Party's end-user customer to the repair number supplied by the appropriate Party.

     4.2.5     Access to the Line Information Database

               ROSEVILLE shall update and maintain Pac West customer information in the Line Information Database ("LIDB") in the same manner and on the same schedule that it maintains information in LIDB for ROSEVILLE end-user customers.

4.3  Service Functions

     4.3.1     Point of Contact for Pac West Customers

               4.3.1.1 Except as otherwise provided in this Agreement, Pac West shall be the single and sole point of contact for all Pac West Customers.

               4.3.1.2 Each Party shall refer all questions regarding the other Party's service or product directly to the other Party at a telephone number specified by the other Party.

               4.3.1.3 Each Party shall ensure that all their representatives who receive inquiries regarding the other Party's services, do not in any way disparage or discriminate against the other Party, or its products or services.

     4.3.2     Single Point of Contact

               Each Party shall provide the other Party with a single point of contact ("SPOC") for all inquiries regarding the implementation of this Section. Each Party shall accept all inquiries from the other Party and provide timely responses.

     4.3.3     Service Order Information and Provisioning

               Service Order Information and Provisioning terms shall be in accordance with the requirements and standards set forth in
               Section 9.

     4.3.4     Maintenance

               Maintenance shall be provided in accordance with the requirements and standards set forth in Section 10.

     4.3.5     Provision of Customer Usage Data

               ROSEVILLE shall provide the Customer Usage Data for Pac West Customers recorded by ROSEVILLE. Such data shall include Pac West Customer Usage Data for Resale Service, including both local and ROSEVILLE's intraLATA toll service, all in accordance with the terms and conditions set forth in Section 12.

     4.3.6     Service Operation Readiness Testing

               Service Operation Readiness Testing shall be performed in accordance with the requirements and standards set forth in Paragraphs 9.6.6 and 9.8.

4.4  Billing for Resold Telecommunication Services

     4.4.1 ROSEVILLE shall bill Pac West for Telecommunication Services provided by ROSEVILLE to Pac West pursuant to the terms of this Section, and in accordance with the terms and conditions for Billing and Recording in Section 11.

     4.4.2 ROSEVILLE shall recognize Pac West as the customer of record for all Telecommunication on Services provided to Pac West Customers and will send all notices, bills and other pertinent information directly to Pac West.

     4.4.3 If either Party requests a new Resale Service Provider on behalf of an end user and the end user subsequently denies requesting the change, and the requesting Party is unable to substantiate the change with a letter of authorization signed by the end user then;

                    The end user will be changed back to the previous Resale Service Provider at no charge to the end user, and

                    All applicable charges associated with the change of service request will be billed to the Party that requested the unauthorized Resale Service Provider change.

4.5  Restrictions on Resale

     4.5.1 Except as allowed by the CPUC, Pac West shall not permit the sharing of a service by multiple End Users or the aggregation of traffic from multiple End Users onto a single service.

     4.5.2 Digital Business (Centrex) service is only offered for resale as a single business system to a single business End User and not for aggregating toll, including "joint use" of shared use from unrelated End Users.

     4.5.3 Promotional offerings of 90 days or less shall be made available for resale at the ordinary (non-promotional) retail rate, less the prescribed wholesale discount.

     4.5.4 Pac West shall not use resold local exchange telephone service to provide access or interconnection services to itself, interexchange carriers, wireless carriers, competitive access providers, or other telecommunications providers.

                                   Section 5
                                   ---------

                               NETWORK ELEMENTS
                               ----------------

5.0  General: Network Elements

     5.0.1 The Network Elements offered under this Agreement shall be clearly specified in this Agreement or as amended and agreed to by both Party's as a result of FCC decisions promulgated after the signature of this Agreement. In no event will it be presumed that access to a Network Element is offered unless so specified or amended and agreed to by both Party's and it is technically and economically feasible. Requests for Network Elements not specified in this Attachment or as amended and agreed to by both Party's as a result of FCC decisions promulgated after the signature of this Agreement shall be administered according to the process described in Paragraph 5.05 below.

     5.0.2 Consistent with the terms and conditions in this Section and the Act and regulations thereunder, ROSEVILLE shall offer each Network Element individually. Pac West is responsible for combining Network Elements.

     5.0.3 Network Elements will be made available on the date as noted in the section describing each element in this Section, or, if no specific date is noted, upon Pac West request on the same date, subject to ordering interval requirements, that they are made available to another carrier or upon the date mutually agreed to by the Parties.

     5.0.4 Access to each network element shall be available at mutually agreed upon points or as provided in the FCC's Rules as interpreted and applied to ROSEVILLE by the FCC and CPUC as those rules are interpreted by the FCC CPUC or courts with jurisdiction.

     5.0.5     Bona Fide Requests

               Section 5 lists the Network Elements that Pac West and ROSEVILLE have identified as of the Effective Date of this Agreement. Pac West and ROSEVILLE agree that the Network Elements identified in this Agreement are not exclusive. The process of requesting a Network Element or access to a Network Element not identified herein shall be as follows:

               5.0.5.1 Pac West may identify a Network Element that is not currently available in Roseville's network, by providing written notice to ROSEVILLE, which notice shall include a technical description of the Network Element adequate to determine technical feasibility and development requirements.

               5.0.5.2 The Parties agree to work together to determine (a) the technical feasibility of the request and (b) the requirements to develop the request, and the anticipated cost of developing the quote. If the Network Element is identified by Pac West, ROSEVILLE shall be allowed a commercially reasonable period of time to evaluate the technical feasibility of the request and the requirements to develop the requested Network Element.

               5.0.5.3 The costs of developing the unbundled Network Element, which includes, but is not limited to, the cost of developing the quote, shall be recovered from any carrier that utilizes the Network Element so identified. In addition, each carrier shall pay its share of ROSEVILLE's costs of developing any Network Element, not identified in this Agreement (including, but not limited to, the cost of developing the quote) if Pac West requests development of the Network Element but subsequently determines not to subscribe to the Element. In all cases, Pac West and ROSEVILLE shall meet and confer on the amount of such costs, each Party's respective share of such costs, and the method of recovery.

               5.0.5.4 Pac West may cancel a Network Element Bona Fide Request at any time, but shall pay all of ROSEVILLE's reasonable costs of processing and/or implementing the Network Element Bona Fide Request up to the date of cancellation.

               5.0.5.5 Within ten (10) business days of its receipt, ROSEVILLE shall acknowledge receipt of the Network Element Bona Fide Request.

               5.0.5.6 ROSEVILLE shall proceed with the Network Bona Fide Request upon receipt of written authorization from Pac West. When it receives such authorization, ROSEVILLE shall develop the requested services, determine their availability, calculate the applicable prices and establish installation intervals.

               5.0.5.7 As soon as feasible, and agreed to by the parties, after its receipt of authorization to proceed with developing the Network Element Bona Fide Request, ROSEVILLE shall provide Pac West a Network Element Bona Fide Request quote which will include, at a minimum, a description of each Network Element, the availability, the applicable rates and the installation intervals.

               5.0.5.8 If a Party to a Network Element Bona Fide Request believes that the other Party is not requesting, negotiating or processing the Network Element Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may seek mediation or arbitration by the Commission pursuant to Section 252 of the Act.

     5.0.6 Development costs are those one-time costs incurred to design, create and test a new Network Element or new form of access to a Network Element.

     5.0.7 Implementation costs are those costs incurred for the development of the capability to order, bill, provision, and maintain the Network Element.

     5.0.8 The charge(s) for Network Elements requested pursuant to Paragraphs 5.0.5, 5.0.6 and 5.0.7 above shall be specified by amendment to this Agreement or as ordered and applied by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

     5.0.9 Each Network Element and the interconnections between Network Elements provided by ROSEVILLE to Pac West shall be consistent in the quality of design, performance, features, functions and other characteristics, that ROSEVILLE provides to itself.

5.1  Standard Network Interface (SNI)

     5.1.1     General Description and Specifications of the Unbundled Element

          5.1.1.1   Description: SNI is ROSEVILLE's terminal that is used to
                    -----------
                    connect the end user customer's inside wire with the telephone network. In addition, the SNI is the final termination point, or DEMARC (demarcation point) in the loop network where an end user customer connects its inside wire to a telephone company's loop network. Connection to ROSEVILLE's SNI will permit Pac West to obtain direct access to the end user customer's inside wire by attaching its connecting facility directly to the same screws or lugs previously used by ROSEVILLE to serve the customer. The ROSEVILLE SNI shall provide an accessible point of connection for the inside wiring and/or cross connect to Pac West's SNI or other facilities and shall maintain a connection to ground that meets the requirements set forth below. (While each party grounds its SNI independently, it may use the same grounding source.)

     5.1.2     Types of SNI: Under this Agreement, ROSEVILLE shall offer
               ------------
               access to two general types of SNIs:

               5.1.2.1 Simple SNI, which is a standard network interface the use of which permits the end user's customer wiring to be isolated from ROSEVILLE's network.

               5.1.2.2 Complex SNI, which is a building terminal where end user customer wiring terminates on ROSEVILLE's network.

     5.1.3     Form of Access

               5.1.3.1   Form of Access Applicable to All SNIs: Access to
                         -------------------------------------
                         ROSEVILLE's SNI is available through one of the following means:

                         a) Through a separate SNI provided by Pac West, and a separate connecting facility running either between the two SNIs, or, where a connector block is available, between Pac West's SNI and the connector block where the end user customer's inside wire is attached. Unless otherwise agreed in writing, Pac West shall be responsible for providing its own SNI and its own connecting facility. In addition, Pac West shall be responsible for obtaining all approvals necessary to place its SNI and the connecting facility on the owner's premise. Nothing in this Section precludes the end-user customer from re-terminating its inside wire to Pac West-provided SNI thus eliminating the need for SNI-to-SNI cross-connects. Or,

                         b) Pac West may subscribe to ROSEVILLE's unbundled loop which includes either a SNI or protector at the customer premises. Pac West shall follow ROSEVILLE's practices for handling of ROSEVILLE's facilities.

               5.1.3.2   Ordering: Pac West shall request access to ROSEVILLE's
                         --------
                         SNI by placing an order in accordance with the preferred access as stated above.

     5.1.4     General Terms and Conditions

               5.1.4.1 When Pac West orders both a ROSEVILLE SNI and a ROSEVILLE Loop, Paragraphs 5.1.4.2 through 5.1.4.7 will not apply.

               5.1.4.2   Dispatch: Provision of access to SNIs will normally
                         --------
                         not involve dispatch or field work by ROSEVILLE. If the Parties agree that dispatch is required to perform work on Pac West's behalf (e.g., to clear or make available
                                               ----
                         spare binding posts in the ROSEVILLE SNI or to secure ROSEVILLE's facilities at the premises), then ROSEVILLE will dispatch a service technician to complete all necessary work at the customer's premise to protect ROSEVILLE's facilities. Premise Visit charges as set forth in this Agreement or as ordered and applied to ROSEVILLE by the

                         CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

               5.1.4.3   Protection of Facilities: In no case shall either
                         ------------------------
                         Party connect to the SNI or tie down its connecting facility directly over the other Party's facility without prior approval of the other Party and without conditioning having been performed to isolate each Party's network. Furthermore, in no instance shall either Party attach its connecting facility in any manner so as to cause voltage or its own dial tone to occur on the other Party's network. When connecting to a connector block, Pac West and ROSEVILLE will ensure that ROSEVILLE's jumpers will be completely disconnected and not left hanging free so as to cause potential interference with other facilities of Pac West, ROSEVILLE, or the end user customer.

               5.1.4.4   Coordination: Unless requested by Pac West, no
                         ------------
                         coordination is provided. If Pac West requests coordination, Premises Visit charges will be applied as set forth in this Agreement or as ordered and applied to Roseville by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE. In addition, unless otherwise agreed by Pac West and ROSEVILLE, neither Party shall access the network side of the other Party's SNI unless the owning Party's service technician is present or both Parties agree that the presence of a service technician is not needed, or unless the owning Party has already made the necessary modifications to isolate its network.

               5.1.4.5   SNI Conversion: In all residential or small business
                         --------------
                         locations where a protector is used to connect to the end user customer's inside wire instead of a SNI, at Pac West's option, either the protector will be replaced and a SNI installed or Pac West will install its own SNI and connect the customer's inside wire to the new SNI. If Pac West requests ROSEVILLE to install a new SNI, Pac West will pay the cost of installing the new SNI. The charges for new SNI installation are set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

               5.1.4.6   Drops: Either Party shall be permitted to secure its
                         -----
                         drop facility to its SNI by grounding it in an appropriate manner. Upon disconnection of service to the end user customer, either Party may leave its drop in place unless the drop impairs access to the SNI.

               5.1.4.7   Gaining Access to the SNI: The Parties each
                         -------------------------
                         acknowledge and agree that a special tool is necessary for access to ROSEVILLE's side of the SNI. Neither Party shall attempt to access any type of SNI without the proper tool, and any Party accessing the SNI, protector, connector block, or any other form of SNI, shall exercise reasonable care so as to avoid damage to the SNI.

               5.1.4.8   Tagging End User Customer Facilities: Upon request,
                         ------------------------------------
                         ROSEVILLE will dispatch a technician to tag the end user customer's inside wire facilities on the customer's side of the SNI. In such cases, a Premise Visit charge shall apply, as set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

               5.1.4.9   Special Construction Charges: In the event any Special
                         ----------------------------
                         Construction is required to implement this element at any given location, Special Construction charges, as set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE will apply.

     5.1.5 Prices for use of a SNI are set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE will apply.

     5.1.6     Implementation Schedule: SNIs are currently available.
               -----------------------

5.2  Loops

     5.2.1     General Terms and Conditions

               5.2.1.1   Use and Suitability of Loop Service: Unbundled loops
                         -----------------------------------
                         (Loops) may not be used to provide any service that would degrade or otherwise affect adversely ROSEVILLE's services.

               5.2.1.2   Assigned Telephone Number: Pac West, when not using
                         -------------------------
                         ROSEVILLE's switching capabilities, is responsible for assigning telephone numbers necessary to provide its end users with Exchange Service.

     5.2.2  Types of Loops

          5.2.2.1   2-Wire or 4-Wire Analog Loop: This ROSEVILLE Network
                    ----------------------------
                    Element is Plain Old Telephone Service (POTS) grade 2-wire circuit or equivalent voice frequency channel that supports analog transmission of 300-3000 Hertz (Hz) with loss no greater than 8.5 db measured at 1004 Hz with 900 ohms impedance at the central office POI and 600 ohms impedance at the MPOE. The two wire basic loop can also be used by Pac West to provision xDSL services as long as it meets loop limits. If conditioning of the loop (i.e. removal of repeaters, removal of bridge taps or removal of load coils) is required to meet xDSL specifications, the non-recurring charge applicable to the ISDN loop will apply as specified in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

          5.2.2.2   2-Wire Digital Loop: This ROSEVILLE Network Element (2-wire)
                    -------------------
                    is a voice frequency channel that supports Basic Rate ISDN ("BRI") and conforming IDSL (ISDN Digital Subscriber Line) digital Services. (i.e. Transmitting digital services having no greater loss than 38 db end-to-end, measured at 40,000 HZ with 135 ohms at the central office POI and 135 ohms at the MPOI, without loop repeaters.) Midspan repeaters may be required for an ISDN application on all copper loops over 18 kilofeet. This option will be provisioned to meet the specifications applicable to ISDN. ROSEVILLE will test loops in excess of 18 kilofeet and, if the loop will support ISDN, will condition loops in excess of 18 kilofeet (including bridge taps) to support ISDN to enable provision of Pac West's IDSL (ISDN DSL) service.

          5.2.2.3   4-Wire Digital 1.544 Mbps (DS-1)Loop: This ROSEVILLE
                    ------------------------------------
                    Network Element is a 4-Wire Digital Loop that supports DS1 Digital services including Primary Rate ISDN ("PRI"). The 4-Wire Digital Loop supports usable bandwidth up to 1.544 Mbps.

          5.2.2.4   Coin Option: This ROSEVILLE Network Element provides
                    -----------
                    conditioning for a loop to be capable for use with a pay telephone and is available where facilities and operating conditions permit.

          5.2.2.5   PBX Option: This ROSEVILLE Network Element provides
                    ----------
                    conditioning for a loop to be capable of connecting a PBX with Pac West.

          5.2.2.6 Loop Qualification Process: ROSEVILLE shall provide Pac West with nondiscriminatory access to loop qualification information. ROSEVILLE shall provide loop qualification information such as, where available, loop length, bridge tap length and location, guage size and changes, the presence of pair gain and load coils, equivalency factors, wide band noise measurements, using the same processes ROSEVILLE uses for itself. The price for loop qualification is as identified in this Agreement Or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

          5.2.2.7   EISCC (Expanded Interconnection Cross Connection)

                    The EISCC is the connection between a ROSEVILLE unbundled loop and a collocation area (Physical or Virtual) for the purpose of connecting the ROSEVILLE unbundled loop to Pac West's collocation facilities.

   5.2.3  Form of Access: Interconnection to loops will be at the Wire Center
          --------------
          POI. Access to loops may occur in the following manner:

          5.2.3.1 By subscribing to an EISCC to Pac West's virtually or physically collocated equipment in the same ROSEVILLE Wire Center, at prices set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE, or

          5.2.3.2 By subscribing to ROSEVILLE's unbundled transport service and USCC at prices set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

   5.2.4  FORECASTS

          Ninety days prior to submitting any Loop service orders, Pac West shall provide to ROSEVILLE forecasts of numbers of Loops at a Wire Center level. Thereafter, Pac West shall provide a forecast of the number of loops that Pac West plans to order from ROSEVILLE on a wire center level by quarter for the following 8 quarters. This includes associated additional line ("ADL") requirements when ROSEVILLE's primary residential POTS service is not to be disconnected in the establishment of Loop Service. Pac West shall provide such forecasts to ROSEVILLE on a quarterly basis for the following 8 quarters.

   5.2.5  Implementation Schedule

          5.2.5.1 Unbundled Loops described in Paragraph 5.2.2 above will be available on an unbundled basis on the Effective Date from all ROSEVILLE Wire Centers to all carriers on a first-come, first-served basis, subject to the availability of ROSEVILLE's facilities.

          5.2.5.2 If Pac West requests one or more unbundled Loops to a location serviced by Fiber to the Curb, Integrated Digital Loop Carrier (IDLC) or Remote Switching technology, ROSEVILLE will notify Pac West that unbundled access is not available. Pac West may request alternative arrangements through the request process set forth in Paragraphs 5.0.5 and 5.0.6 above.

   5.2.6  Prices

          Prices for Loops are set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

5.3  Unbundled Interoffice Transmission Facilities (Transport)

   5.3.1  General Description and Specifications of the Unbundled Element
          ---------------------------------------------------------------
          Transport: ROSEVILLE will make available, subject to the terms and conditions specified herein, the following unbundled transport facilities:

          5.3.1.1   Entrance Facilities: An Entrance Facility is a transmission
                    -------------------
                    path between a ROSEVILLE serving Wire Center (i.e.,
                                                                  ----
                    ROSEVILLE designated Wire Center that serves Pac West's building location) and the POI of a Pac West's network. This facility is of a specific, finite bandwidth capacity, dedicated and billed to Pac West. ROSEVILLE will make available the following Entrance Facilities, pursuant to the charges set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE, upon request of Pac West:

                    5.3.1.1.1. Connections between ROSEVILLE's Wire Center and Pac West's Wire Center or other equipment location within ROSEVILLE's serving territory.

          5.3.1.2   Dedicated Transport: Dedicated Transport is an interoffice
                    -------------------
                    transmission path between ROSEVILLE Wire Centers and/or Pac West Wire Center, of a specific, finite bandwidth capacity, dedicated and billed to Pac West as set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

   5.3.1  Forecasts

          5.3.2.1 Quarterly, Pac West shall provide to ROSEVILLE forecasts of the number of each Unbundled Transport element it plans to subscribe to at a wire center level by quarter for the following 8 quarters.

   5.3.3  Implementation Schedule: Unbundled transport will be available as of
          -----------------------
          the Effective Date of this Agreement.

   5.3.4 Prices: Prices for Unbundled Transport are set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

                                   Section 6
                                   ---------

                              Rights of Way (ROW)

6.0      Introduction

         A separate Structure License Agreement will be executed with ROSEVILLE, for access to ROW, Conduits and Pole Attachments. This Section sets forth the requirements for access to Rights of Way, Conduits and Pole Attachments.

         Subject to Paragraph 1.0.3 of this Agreement, Pac West agrees to provide ROSEVILLE with access to Pac West's ROW, Conduits, and Pole Attachments everywhere in California where Pac West controls such facilities pursuant to the FCC and CPUC rules.

6.1      General Requirements

         6.1.1 ROSEVILLE shall make access to ROW, Conduit and Pole Attachments available to Pac West through agreements consistent with applicable laws, rules, and regulations of the FCC and/or CPUC, or through tariffs, in the event ROSEVILLE files tariffs covering such facilities.

         6.1.2 ROSEVILLE shall provide Pac West with non-discriminatory access to ROW, Conduit and Pole Attachments that ROSEVILLE owns or controls on a first-come-first-served basis relative to other requesting parties.

         6.1.3 ROSEVILLE may reserve capacity for projects for which it has determined to be necessary to meet its future growth needs.

         6.1.4 ROSEVILLE may designate one Innerduct in a multi-duct Conduit (or, one duct, in the case of a multi-duct Conduit where large sized copper cables are housed) for maintenance purposes, for the benefit of all users of the Conduit.

         6.1.5 Upon request of Pac West, ROSEVILLE shall provide to Pac West the names and numbers of the Points of Contact for administering all structure licensing and agreements within ROSEVILLE's service area as of the effective date of this Agreement.

         6.1.6 Pac West must execute a separate Structure License Agreement with ROSEVILLE, for access to ROW, Conduits and Pole Attachments.

                                   Section 7
                                   ---------

                                    PRICING
                                    -------

7.0      Resale Service

         7.0.1 The prices charged to Pac West for Resale Telecommunication Services are tariff retail rates less a wholesale discount of 7.28% for residential services and 7.28% for business services. The telecommunications services currently available to Pac West for resale at a wholesale discount are listed in
                  7.0.3. The telecommunication services for resale at current tariffed rates are listed in 7.0.4.

         7.0.2 The prices charged under Section 7.0.1 shall be based on ROSEVILLE's retail tariff rates listed in ROSEVILLE's effective tariffs, less the applicable discount. If ROSEVILLE changes its retail rates after Pac West executes this Agreement, the applicable discount shall be applied to the changed tariff retail rates from the time such changes become effective. All applicable surcharges and taxes will be applied. Discounted rates will be rounded up to the nearest penny. Non-recurring charges for Local Resale Service shall be based on ROSEVILLE's tariff retail rates less the applicable discount.

         7.0.3 The tariff references listed below represent those services identified by ROSEVILLE for resale less the wholesale discount as of the Effective Date of this Agreement, subject to the provisions of Section 4.0.1 of this Agreement.

                                                  SERVICE                                       TARIFF
                                                DESCRIPTION                                    REFERENCE
                                                -----------                                    ---------
                    Basic Exchange Access Service
                    -----------------------------
                        Residence                                                               A3.2.1
                        ---------------------------------------------------------------------------------------
                          Flat Service - Single Party
                          Measured Service - Single Party

                        Business                                                                A3.2.2
                        --------
                        ----------------------------------------------------------------------------------------
                          Measured Service - Single Party
                          Measured Trunk Service
                          Measured Digital Trunk Service
                          DID and DOD Trunks
                          Network Access Termination
                          Business Answering Line
                          Public Access Line
                            Coin Supervision - per PAL
                            Coin Rating - per PAL

                    Miscellaneous Service Offerings
                    -------------------------------
                        Alternate Billing (Pathfinder(tm)                                       A4.1.2
                        --------------------------------
                    --------------------------------------------------------------------------------------------
                    Primary Rate Interface Service
                    ------------------------------
                       High Capacity Service - end user Channel Termination                CPUC 1 Sect 7
                    --------------------------------------------------------------------------------------------
                       Primary Rate Interface Service                                           A5.2.2
                       ------------------------------
                    --------------------------------------------------------------------------------------------
                       Circuit Switched Voice/Data                                              A5.2.3
                       ----------------------------
                    --------------------------------------------------------------------------------------------
                         Optional Features                                                      A5.2.4
                         -----------------
                              Call by Call Access
                              Packet Switched Data
                              Closed User Group
                              Permanent Virtual Circuit
                              Addl. Logical Channel
                    --------------------------------------------------------------------------------------------

                          Changes or Additions -per trunk group                                   A5.2.5
                     --------------------------------------------------------------------------------------------
                    Off-Premise Extension (OPX) Services
                    ------------------------------------
                         Within Same Exchange Area                                                A7.2.1
                      -------------------------------------------------------------------------------------------
                            Channel Termination - Continuous Property
                            Channel Termination - Non-Cont. Property
                         Outside Exchange Area                                                    A7.2.2
                      -------------------------------------------------------------------------------------------
                            Contiguous and Non-Contiguous Exchanges - Mileage only
                         Foreign Exchange Extension Lines                                         A7.2.3
                         ----------------------------------------------------------------------------------------
                    Digital Business Service (Centrex)
                    ----------------------------------
                        Intra-System Calling  Service Line                                        A8.2.2
                      --------------------------------------------------------------------------------------------
                        Feature Groups                                                            A8.2.4
                        --------------
                      --------------------------------------------------------------------------------------------
                         Feature Group I
                         Feature Group II
                         Feature Group III
                        Optional Features                                                         A8.2.5
                      --------------------------------------------------------------------------------------------
                         Automatic Route Selections (ARS)
                         Outward Calling for PBX via ARS
                         Customer Access Treatment (CAT) Code Rest.
                         Loudspeaker Paging
                         Multi-line Hunting
                         Private Facilities Access
                            Radio Paging Access, per term
                            Recorded Telephone Dictation, per term.
                            Selective Control of Facilities, each group
                            Tie Trunks Access
                            Dial Transfer to Tie Lines, per group
                            Simulated Facilities Group
                            Trunk Dial Transfer, per Group
                         MacStar
                         Music-On-Hold
                         Toll Restriction, per line
                         Queued Uniform Call Distribution (QUCD)
                            QUCD with Announcement
                           Hunting
                           Music-On-Que
                        Miscellaneous Change Charge                                               A8.2.6
                      --------------------------------------------------------------------------------------------
                         Change, rearrange or modify DBS offering

                    Feature Package Services
                        CAREPAK                                                                  A10.2.2
                      --------------------------------------------------------------------------------------------
                    Zone Usage Measurement Service
                        Business & Residence Usage Rates                                           A13.2
                      --------------------------------------------------------------------------------------------
                         Zone 1
                         Zone 3
                    Joint User Service
                        Business & PBX                                                             A14.2
                      --------------------------------------------------------------------------------------------
                    Directory Services
                        Directory Listings                                                       A15.1.3
                      --------------------------------------------------------------------------------------------
                         Primary Service
                         Additional Listings & Lines of Information
                         Non-Published Service
                        Local Directory Assistance Service                                       A15.3.3(A)
                        ----------------------------------
                      --------------------------------------------------------------------------------------------
                      Personalized Number Service                                                    A15.2.3
                    Information Services Call Blocking
                    ----------------------------------
                       Residence & Business                                                          A16.2.1
                      --------------------------------------------------------------------------------------------

                    Answering Service
                    -----------------
                          Same Exchange                                                            A17.2(A)
                     --------------------------------------------------------------------------------------------
                          Foreign Exchange                                                         A17.2(C)
                     --------------------------------------------------------------------------------------------
                    Direct Inward Dialing Service
                    -----------------------------
                       Equipment Arrangement in Central Office                                      A18.2
                     --------------------------------------------------------------------------------------------
                    Integrated Service (ISDN)
                    -------------------------
                     Basic Feature Packages                                                         A21.2.1
                    --------------------------------------------------------------------------------------------
                          Feature Package A  - (1B+D)
                          Feature Package B - (1B+D) (Packet Switching Data)
                          Feature Package C - (2B+D)
                          Feature Package D - (2B+D) (Packet Switching Data)
                     Dedicated Data Feature Packages                                                A21.2.2
                     -------------------------------
                    --------------------------------------------------------------------------------------------
                          Feature Package E - (0B+D)
                          Feature Package F - (1B+D)
                     Attendant Feature Package                                                      A21.2.3
                     -------------------------
                    --------------------------------------------------------------------------------------------
                     Optional Features                                                              A21.2.4
                     -------------------------
                    --------------------------------------------------------------------------------------------
                          Additional Call Appearances
                          Additional Terminal to a Multi-point BRI
                          Circuit Switched Data
                          Packet-Additional Logical Channel
                          Packet Closed User Group
                          Packet-Permanent Virtual Circuit
                          Secondary-Only Non Shared DN
                          Virtual directory number
                     Foreign Exchange Service
                     ------------------------
                       Residence Measured Incremental FEX                                       A22.2(A)(2)
                       -----------------------------------------------------------------------------------------
                       Business Measured Incremental FEX                                        A22.2(C)(2)
                       -----------------------------------------------------------------------------------------
                       Foreign Exchange Mileage Rates                                            A22.2(D)
                       -----------------------------------------------------------------------------------------
                     Custom Calling Service
                     ----------------------
                        Star Features - Business & Residence                                    A24.2(A)
                        ------------------------------------
                       -----------------------------------------------------------------------------------------
                          Call Forwarding
                          Call Waiting/Cancel
                          Three-way Calling
                          Customer Changeable Speed Calling
                          Call Hold
                          Call Transfer
                          Call Waiting - Orig.
                          Conference Calling - 6 Way
                          Repeat Dialing
                          Call Return
                          Priority Ringing
                          Selective Call Acceptance
                          Selective Call Rejecting
                          Selective Call Forwarding
                          Call Pick-up
                          Caller ID
                          Anonymous Call Rejection
                        Advanced Features - Business & Residence                                A24.2(B)
                        ----------------------------------------
                       -----------------------------------------------------------------------------------------
                          Hunting
                          Multiple Directory Number
                          Toll Restrictions
                          Do Not Disturb
                          Call Trace
                          Remote Activation of Call Forwarding

                          Selective Blocking
                          Complete Blocking
                          COMPAK
                          Queued Uniform Call Distribution (Business Only)
                     Remote Call Forwarding Service
                     ------------------------------
                        Rates                                                                     A26.2
                        -----
                       -----------------------------------------------------------------------------------------
                     Multi-Element Service Charges
                     -----------------------------
                        Service Charges - Residence & Business                                     A28.2.1(A)
                       -----------------------------------------------------------------------------------------
                          Service Order - New
                          Service Order - Moves/changes
                          Central Office Connection Charge
                          Premises Visit Charge
                        Limited Disconnect Service *15 Days (Res. & Bus)                           A28.2.1(B)
                        ------------------------------------------------
                       -----------------------------------------------------------------------------------------
                        Verify/Interrupt                                                           A28.2.1(E)
                        ----------------
                       -----------------------------------------------------------------------------------------
                        Labor Rates                                                                A28.2.1(F)
                        -----------
                       -----------------------------------------------------------------------------------------
                     Automatic Intercept Service
                     ---------------------------
                        Standard & Extended Service - Bus. & Res.                                    A31.2
                        -----------------------------------------
                       -----------------------------------------------------------------------------------------
                     IntraLATA Message Toll Telephone Service
                     ----------------------------------------
                        Message Service                                                              A34.2
                        ---------------
                       -----------------------------------------------------------------------------------------
                          Two Point Message Service - Pac Bell Cal PUC Schedule A6.2.1
                          Conference Services - Pac Bell Cal PUC Schedule A6.2.3
                          Toll Rate Guide - Pac Bell Cal PUC Schedule A6.2.7
                          Residence Discount  Calling Plan - Pac Bell Cal PUC Schedule A6.4
                          Value Promise Plans - Pac Bell Cal PUC Schedule A6.5
                          Operator Handled Service Charges - Pac Bell Cal PUC Schedule A6
                     Private Line Service - CPUC No. 1 - Section 7 - Rates in Section 17
                     -------------------------------------------------------------------
                        Voice Grade Service                                                            17.2.3
                        -------------------
                       -----------------------------------------------------------------------------------------
                          Channel Termination - end user
                          Channel Mileage
                          Optional Features
                            Bridging
                            Conditioning
                            Improved return/loss
                            Customer Specified Receive Level
                            Data Capability
                            Telephoto Capability
                            Selective Signaling Capability
                            Transfer Arrangement
                            Improved transmission specifications
                          Rollover
                        Program Audio Service                                                          17.2.4
                        ---------------------
                       -----------------------------------------------------------------------------------------
                          Channel Termination
                          Channel Mileage
                          Optional Features
                            Bridging
                            Gain Conditioning
                            Stereo
                            Customer Specified Receive Level
                            Data Capability
                            Telephoto Capability
                            Selective Signaling Capability
                            Transfer Arrangement
                            Improved transmission specifications
                          Rollover

                     ADSL Service                                                    FCC Tariff Sched. 17.3.5
                     -------------------------------------------------------------------------------------------

*  Less than

         7.0.4      Services available for Resale at retail rates

                                           SERVICE                                           TARIFF
                                         DESCRIPTION                                        REFERENCE
                                         -----------                                        ---------
                  Off Premises Extension
                  ----------------------
                   OPX - Connecting Utility Rates                                              A7.2.2
                                                                                               ------
                   --------------------------------------------------------------------------------------------
                  Voice Mail
                  ----------
                    Regular Mailbox Service                                                    A9.2.1
                    -----------------------                                                    ------
                   --------------------------------------------------------------------------------------------
                      Greeting Only Mailbox
                      Economy Mailbox
                      Basic Mailbox
                      Enhanced Mailbox
                      Premium Mailbox
                    Stand Alone Service                                                        A9.2.2
                    -------------------
                   --------------------------------------------------------------------------------------------
                      Greeting Only Mailbox
                      Economy Mailbox
                      Basic Mailbox
                      Enhanced Mailbox
                      Premium Mailbox
                    Bulletin Board Service                                                     A9.2.3
                    ----------------------
                   --------------------------------------------------------------------------------------------
                      Information Tree
                      Greeting Only
                      Economy
                      Basic
                      Enhanced
                      Premium
                    Options                                                                    A9.2.3
                    -------
                   --------------------------------------------------------------------------------------------
                      Group Architecture
                      Add'l Mess. Storage -  Economy
                      Add'l Mess. Storage -  Basic
                      Add'l Mess. Storage - Enhanced
                    Customized Mailbox                                                         A9.2.4
                    ------------------
                    Options                                                                    A9.2.5
                    -------
                   --------------------------------------------------------------------------------------------
                      Group Architecture
                      Additional Message Storage
                      Partitioning
                      Additional Paths
                    Miscellaneous Charges                                                      A9.2.6
                    ---------------------
                   --------------------------------------------------------------------------------------------
                      Replace lost pass code
                      Change alternate answer number
                      Information Tree Additions, Changes or Modifications

                  Directory Services
                  ------------------
                      Calls for directory assistance outside Utility's
                      local exchange area                                                     A15.3.3(B)
                   --------------------------------------------------------------------------------------------
                      Call Completion                                                         A15.3.3(C)
                   --------------------------------------------------------------------------------------------
                  Answering Service
                  -----------------
                   Contiguous or Non-Contiguous Exchanges                                       A17.2(B)
                   --------------------------------------------------------------------------------------------

                  Foreign Exchange Service
                  ------------------------
                   Connecting Utilities Rates                                           A22.2(A)2 & (C)2
                  --------------------------------------------------------------------------------------------

                  Conference Connection Service
                  -----------------------------
                    Unity Plan                                                          A46.2(A)
                    ----------
                   --------------------------------------------------------------------------------------------
                    Forum Plan                                                          A46.2(B)
                    ----------
                   --------------------------------------------------------------------------------------------
                    Alliance Plan                                                       A46.2(C)
                    -------------
                   --------------------------------------------------------------------------------------------
                    Customized Arrangement                                              A46.2(D)
                    ----------------------
                   --------------------------------------------------------------------------------------------
                    Additional Charges                                                  A46.2(E)
                    ------------------
                   --------------------------------------------------------------------------------------------

7.1      Network Elements
         ----------------

         The recurring and non-recurring prices charged to Pac West for Network Elements are specified below. The prices listed are interim only and are subject to change to conform to rates adopted by the Commission subsequent to the Effective Date of this Agreement. Once the Commission-determined prices are adopted, said prices will be substituted for the interim prices and shall apply for the remainder of the Term of this Agreement. Unbundled Network Elements (loops and standard network interface), and Interoffice Transmission Facilities (Transport) will be provided as described in Section 5 of this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

         Collocation and Expanded Interconnection Service Cross Connections will be provided as described in Section 8 of this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

         Interconnection and Trunking will be provided as described in Section 14 of this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE, but not including any rates, terms or conditions in the Covad Arbitration that are inconsistent with the provisions of this Agreement governing the payment of Reciprocal Compensation for Local Calls, as defined herein,

         7.1.1    Pricing for Unbundled Network Elements

                  7.1.1.1  Monthly Rates


                  ---------------------------------------------------------------
                                                                   Monthly
                                                                   Recurring
                  ---------------------------------------------------------------
                  Standard Network Interface (SNI)
                  --------------------------------
                   SNI - simple                                              0.00
                   SNI - complex - initial
                           additional                                        0.00
                   ---------------------------------------------------------------
                   SNI with unbundled loop                                   0.00
                   ---------------------------------------------------------------
                   Unbundled Loops
                   ---------------
                   2 wire analog loop                                     $ 25.62
                   ---------------------------------------------------------------
                   4 wire analog loop                                     $ 81.86
                   ---------------------------------------------------------------
                   2-Wire Digital Loop                                    $ 35.34
                   ---------------------------------------------------------------
                   4-Wire Digital Loop 1.544 Mbps (DS-1)                  $206.80
                   ---------------------------------------------------------------
                   PBX trunk Option                                       $  4.77
                   ---------------------------------------------------------------

                  --------------------------------------------------------------------
                  Coin Option                                              $    6.42
                  --------------------------------------------------------------------
                  Interoffice Transmission Facilities
                  -----------------------------------
                  --------------------------------------------------------------------
                  Entrance Facilities
                  -------------------
                  --------------------------------------------------------------------
                     Voice Grade - 4W                                      $  102.71
                  --------------------------------------------------------------------
                     DS1                                                   $  336.08
                  --------------------------------------------------------------------
                     DS3 w/o equipment                                     $ 1585.65
                  --------------------------------------------------------------------
                     DS3 w/equipment                                       $4,023.42
                  --------------------------------------------------------------------
                  Dedicated Trunk Transport
                  -------------------------
                  Voice Grade - Fixed Mileage                              $    7.05
                          Variable Mileage per Mile                        $    0.42
                  --------------------------------------------------------------------
                  DS1 - Fixed Mileage                                      $   70.78
                          Variable Mileage per Mile                        $    4.03
                  --------------------------------------------------------------------
                  DS3 - Fixed Mileage                                      $  816.21
                          Variable Mileage per Mile                        $   78.23
                  --------------------------------------------------------------------
                  Multiplexing
                  ------------
                  --------------------------------------------------------------------
                     DS1 to DS0                                            $  558.45
                  --------------------------------------------------------------------
                     DS3 to DS1                                            $  630.46
                  --------------------------------------------------------------------

                  --------------------------------------------------------------------
                  Expanded Interconnection Service Cross Connect (EISCC)
                  ------------------------------------------------------
                  ------------------------------------------------------
                  Voice Grade/ISDN  - EISCC                                $    0.96
                          Jack Panel                                       $    3.92
                  --------------------------------------------------------------------
                  DS0 - EISCC                                              $   57.09
                          Jack Panel                                       $   12.26
                  --------------------------------------------------------------------
                  DS1 - EISCC                                              $   36.18
                          Jack Panel                                       $    5.45
                          Repeater                                         $   52.89
                  --------------------------------------------------------------------
                  DS3 - EISCC                                              $  100.30
                          Jack Panel                                       $   56.68
                          Repeater                                         $  221.98
                  --------------------------------------------------------------------


                  7.1.1.2  Non Recurring Charges

- -----------------------------------------------------------------------------------------------------------------------------------
           Network Elements              Connect                  Disconnect        Change               Record
           ----------------              -------                  ----------        ------               ------
           SO - Service Order (Preordering, Ordering & Billing CC - Channel Connect (Provisioning & Maintenance)
- -----------------------------------------------------------------------------------------------------------------------------------
                                            SO        CC         SO         CC        SO         CC        SO         CC
                                            --        --         --         --        --         --        --         --
- -----------------------------------------------------------------------------------------------------------------------------------
Standard Network Interface (SNI)
- --------------------------------
 SNI - simple                             101.90     84.40      0.00       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
 SNI - complex - initial                  101.90    132.10      0.00       0.00      0.00       0.00      0.00       0.00
         additional                         0.00     32.87      0.00       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
 SNI with unbundled loop                    0.00      0.00      0.00       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Unbundled Loops
- ---------------
Basic - Link                              125.99     40.65    107.18      18.77    114.43      33.95    103.85       0.00
        additional                          7.10     27.75      4.05      12.64      4.42       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Assured Link - initial                    125.99     40.87    107.18      18.70    114.43      33.79    103.85       0.00
        additional                          7.10     27.44      4.05      12.59      4.42       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
4 wire loop - initial                     138.10     63.16    109.28      22.80    116.27      24.97      0.00       0.00
        additional                          8.08     41.50      7.97      16.27      4.25       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
2-Wire Digital Loop - initial             138.10     40.62    109.28      18.77    116.27      33.95    104.03       0.00
        additional                          1.50     27.75      7.97      12.44      4.25       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Digital DS1 Copper - initial              138.10    229.05     109.28     29.43     116.27      0.00     104.03      0.00

        additional                         8.08     127.57      7.97      23.50      4.25       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Digital DS1 Fiber - initial              138.10     237.75    109.28      38.06    116.27       0.00    104.03       0.00
        additional                         8.08     133.59      7.97      32.13      4.25       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
PBX trunk Option                           0.00      0.00       0.00       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Coin Option                                0.00      0.00       0.00       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Loop Qualification Process                39.97
- -----------------------------------------------------------------------------------------------------------------------------------
Removal of Repeater Option
Removal of Bridged Tap Option                   ROSEVILLE will charge the non-recurring rate applicable to 2-wire Digital loop
Removal of load Coil Option                                               if such options are required
Conditioning of loops over 12 kft
- -----------------------------------------------------------------------------------------------------------------------------------
Interoffice Transmission Facilities
- -----------------------------------
- ---------------------------------------
Entrance Facilities
- -------------------
- ---------------------------------------
   Voice Grade - initial                 159.32     47.85     105.45      16.56      0.00       0.00     93.03       0.00
        additional                        12.40     20.50       5.32      11.02      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
   DS1 - initial                         159.32    150.83     105.45      95.86      0.00       0.00     93.03       0.00
        additional                        12.40    127.92       5.32      86.46      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
   DS3  - w/equip                        159.32    163.37     105.45      95.22      0.00       0.00     93.03       0.00
        additional                        12.40    151.33       5.32      83.64      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
   DS3  - w/o equip                      159.32    151.33     105.45      98.09      0.00       0.00      0.00       0.00
        additional                        12.40    127.92       5.32      84.07      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Dedicated Trunk Transport
- -------------------------
VG Trunk Transport - initial             159.32    135.89      98.35      43.91      0.00       0.00     93.03       0.00
        additional                        12.40     87.71       5.32      29.89      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Digital Trunk Transport DS1 - initial    159.32    148.09      98.35      78.42      0.00       0.00     93.03       0.00
        additional                        12.40    125.60       5.32      65.63      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Digital Trunk Transport DS3 - initial    159.32    147.28      98.35      78.42      0.00       0.00     93.03       0.00
        additional                        12.40    125.60       5.32      65.63      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Multiplexing
- ------------
   DS1 to DS0                              8.87    175.46       8.87      79.12      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
   DS3 to DS1                              8.87    184.33       8.87      79.54      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
Cross Connect
- -------------
EISCC - Basic VG/ISDN - initial            4.56      0.00       7.21       0.00      0.00       0.00      0.00       0.00
        additional                         1.77      0.00       1.77       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
EISCC - DS0 - initial                      4.56      0.00       7.21       0.00      0.00       0.00      0.00       0.00
        additional                         1.77      0.00       1.77       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
EISCC - DS1 - initial                      4.56      0.00       7.21       0.00      0.00       0.00      0.00       0.00
        additional                         1.77      0.00       1.77       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------
EISCC - DS3 - initial                      4.56      0.00       7.21       0.00      0.00       0.00      0.00       0.00
        additional                         1.77      0.00       1.77       0.00      0.00       0.00      0.00       0.00
- -----------------------------------------------------------------------------------------------------------------------------------


         7.1.1.3  Collocation Rates

                  The Parties collocation prices are based on Pacific Bell's current and proposed collocation tariffs. The Parties agree to revise the collocation prices to be consistent with the resolution on Pacific Bell's proposed collocation tariff (Advice Letter No. 20412B) and the methodology adopted by the Commission in establishing ROSEVILLE's collocation prices in A.00-01-012, COVAD's Petition for Arbitration of Interconnection Agreement with ROSEVILLE.

Cageless/Virtual Collocation                                                 Monthly       NRC
- ----------------------------                                                 -------       ---
                                                                              Rate
                                                                              ----
Space Availability Inquiry Fee                                                              250.00
Application Fee - per application                                                          1773.06
      Augment Application fee - per application                                             913.10
  Project Coordination Fee - per application                                               5207.65
      Augment Project Coordination Fee - per  app.                                         1466.35
   Physical Space
   --------------
       Estab. of Collocation Infrastructure Area per C.O.                          -          ICB
       AC Electrical Outlet - each                                                 -        297.30
       DC Power Provisioning
       ---------------------
          DC Power Engineering - per Placement                                     -        798.15
          50 AMP Power Panel - per Panel                                         4.45      1794.35
          20 AMP Cable Placement per Cable Quad                                  0.20         TBD
          40 AMP Cable Placement per Cable Quad                                  0.20      3321.80
          50 AMP Cable Placement per Cable Quad                                  0.20         TBD
          Ground Cable Placement - per equipment bay                                         29.15
        DC Power Consumption
        --------------------
          20 AMPS                                                                TBD         TBD
          40 AMPS                                                              296.00       453.00
          50 AMPS                                                                TBD         TBD
       Fiber Cable Placement & Removal -per cable sheath                        49.00      1710.00
   Equipment Bay (Cageless Collocation) (Inc. Approx 10 sq. ft.)
   -------------------------------------------------------------
       Floor Space - per equipment bay                                          83.10            -
       Site Conditioning Engineering - per equip. bay                               -       210.25
       Common Systems - per equip. bay                                           3.05      1213.60
       Safety & Security - per equip. bay                                           -      1022.60
       Engineering Design Charge - per equip. bay                                   -       156.95
       Network Equipment Bay Rack - each (if applicable)                            -      2975.00
   Network Cabinet (Cageless Collocation) (Inc. Approx.18 sq. ft.)
   ---------------------------------------------------------------
       Floor Space - per network cabinet                                       149.58            -
       Site Conditioning Engineering - per network cab.                             -       378.45
       Common Systems - per network cabinet                                      5.45      2184.50
       Safety & Security - per network cabinet                                      -      1840.65
       Engineering Design Charge - per network cab.                                 -       282.45
       Network Cabinet Bay Rack - each (if applicable)                                     5355.00
   Security Cards
       Access Cards - per card                                                      -         8.23
       Access Cards - per replacement card                                          -        21.00

Virtual Collocation                                                              ICB         ICB

Caged Collocation                                                                ICB         ICB

Microwave Collocation                                                            ICB         ICB

Adjacent Structure Collocation                                                   ICB         ICB

7.2      Reciprocal Compensation
         -----------------------

         Terms and conditions for compensation for Call Terminations are listed in Section 11 and 14 of this Agreement. Prices are listed below.

         7.2.1    Local call terminations

                  Per local minute of use to the End Office          $    0.002

                  Per local minute of use through the Tandem         $   .00313

         7.2.2    IntraLATA call terminations

                  Refer to Schedule Cal P.U.C. No. 1 Section 17.1 for rates applicable to intraLATA access calls.

         7.2.3    Third Party Traffic

                  Local Transiting Rate                                  $.00313

7.3      Miscellaneous Charges
         ---------------------
         The prices set forth below are also described in Schedule CPUC No. 1. The following charges do not apply to local interconnection trunk orders.

         7.3.1    Electronic Interface

                  When an electronic interface becomes available, the parties will negotiate applicable charges at that time.

         7.3.2     Miscellaneous Service Order Charge                    $ 35.00

                  A Miscellaneous Service Order Charge will apply to any service or combination of services ordered for which a service order is not already pending and where multi-element service order charges would not apply. In addition, this charge would apply to repair work as listed in 7.4.2 above.

                  The Miscellaneous Service Order Charge will also apply to record order changes.

         7.3.3    Service Date Change Charge                             $ 34.00

                  Pac West may request a service date change on a pending order. If ROSEVILLE Telephone Company determines that Pac West's request can be accommodated without delaying the service dates for orders of other customers, the service date will be changed and the Service Date Change Charge listed above will be applied to the order.

         7.3.4    Design Change Charge                                   $ 94.00

                  Pac West may request a design change to the service ordered prior to the requested service date. A design change is any change to a Service Order, which requires engineering review. An engineering review is a review by ROSEVILLE Telephone Company personnel of the service ordered and the requested changes to determine what changes in the design, if any, are necessary to meet the changes requested by the customer. Design changes include such things as the addition or deletion of optional features or functions or a change in the type of service or interface or technical specifications.

                  ROSEVILLE Telephone Company will review the requested change, notify the customer whether the change is a design change, if the change can be accommodated and if a new service date is required. If Pac West authorizes the design change, a Design Change Charge as listed above will apply in addition to the labor charge for any additional engineering work as listed in
                  7.4.2 above. If a change of service date is required, the Service Date Change Charge listed in 7.4.4 will also apply.

         7.3.5    Expedited Order Charge                           $ 44.00

                  Pac West may request a service date that is prior to the applicable service date at the rate set forth above. If ROSEVILLE Telephone Company determines that the service can be provided on the requested date and that additional labor cost or extraordinary costs are required to meet the requested service date, Pac West will be provided with an estimate of the additional charges involved. Charges will be billed at actual cost, not to exceed ten percent over estimated charges. Such additional charges will be determined and billed to Pac West.

                  When the request for expediting occurs subsequent to the issuance of the Service Order, a Service Date Change Charge as set forth in 7.4.4 above also applies.

7.3.6    Labor Charges

                  Labor charges are applied to additional labor requested by Pac West and agreed to by ROSEVILLE for overtime installation, overtime repair, additional testing and maintenance or other labor not included within the scope of this agreement. Charges for labor are set forth in ROSEVILLE's tariff Schedule CAL.P.U.C. No 1 Section 17.4.2.

  7.4    Master Street Address Guide

                           Per copy requested
                           $60.30 plus any charges incurred by ROSEVILLE from Pacific Bell for acquiring the Master Street address guide.

                                   Section 8
                                   ---------

                                  COLLOCATION
                                  -----------

8.0     Introduction

        8.0.1 This Section sets forth the descriptions and requirements for Collocation that ROSEVILLE agrees to offer to Pac West under this Agreement.


        8.0.2 ROSEVILLE shall provide space according to the terms of this Agreement for Pac West's use of UNE or interconnection of its network with ROSEVILLE.

        8.0.3 ROSEVILLE shall provide collocation cages, cageless collocation, or adjacent space collocation as it is interpreted and applied by the FCC, CPUC and courts with jurisdiction over ROSEVILLE. Adjacent space collocation is only permitted when mutually agreed to or physical collocation space is exhausted inside the eligible structure and to the extent technically feasible and practical.

        8.0.4 Subject to Paragraph 1.0.3 of this Agreement, Pac West agrees to provide Collocation to ROSEVILLE everywhere in California where Pac West has facilities.

8.1     Physical or Virtual Collocation

        8.1.1 Pac West may collocate equipment on and in proximity to ROSEVILLE wire centers, central offices, and other facilities where space allows and where technically feasible and practical. All costs incurred by Pac West or ROSEVILLE to collocate equipment shall be borne by Pac West.

               8.1.1.1 Pac West will be afforded the opportunity to inspect the relevant facilities upon making a collocation request

               8.1.1.2 Physical collocation shall be delivered to Pac West within 60 business days of order placement unless Pac West requests the construction of a cage or other physical separation around its collocation location in which case deliveries to Pac West shall be within 120 business days.

        8.1.2 ROSEVILLE will make space available within or on its premises to Pac West and other requesting telecommunications carriers on a first-come-first-served basis for collocation, provided, however, that ROSEVILLE will not be required to lease or construct additional space to provide Collocation when existing available space has been exhausted. Costs for the construction will be borne by the carrier(s) utilizing the constructed space. Space is not available which is required for ROSEVILLE's planned network expansions.

        8.1.3 In Central Offices where space is available, ROSEVILLE will provide for Physical Collocation or Virtual Collocation of Pac West's transport facilities and termination equipment only for interconnection of Pac West's network facilities to ROSEVILLE's network or access to Network Elements. The prices shall be as set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

        8.1.4 Pac West shall provide forecasts of its future needs for EISCC, space for Physical Collocation, and the quantities of each unit of equipment to be Virtually Collocated. Such forecast shall be provided by Pac West to ROSEVILLE at the beginning of each calendar quarter and shall state the quantities forecasted to be required during each quarter for the future 8 calendar quarters for each collocation location. Equipment requested by Pac West that was not included in a forecast at least 6 months prior to the request may not be installed by ROSEVILLE on the normal intervals for such equipment. Installation intervals may not be comparable to those provided to other carriers, or to ROSEVILLE itself, if the forecasts of Pac West have not been reasonable, or accurate for the prior 9 months.

        8.1.5 When ROSEVILLE provides Virtual Collocation or Physical Collocation to Pac West, ROSEVILLE shall provide interconnection point or points, physically accessible by both ROSEVILLE and Pac West, at which the facility carrying Pac West's circuits can enter ROSEVILLE's premises. ROSEVILLE will maintain facilities on its side of the interconnection point or points.

        8.1.6 ROSEVILLE will provide Pac West with written notification within ten (10) business days of any scheduled AC or DC power work or related activity in the collocated facility that will cause an outage or any type of power disruption to Pac West equipment located in ROSEVILLE's facility. ROSEVILLE shall provide Pac West immediate notification by telephone of any emergency power activity that would impact Pac West equipment.

        8.1.7 ROSEVILLE shall ensure that the collocation equipment areas comply with all applicable fire and safety codes.

        8.1.8 Pac West shall not occupy or use the Collocated Space, or permit the Collocated Space to be occupied or used, for any purpose, act or thing, whether or not otherwise permitted by this Agreement, if such purpose, act or thing (I) is in violation of any public law, ordinance or governmental regulation; (ii) may be dangerous to persons or property; (iii) may invalidate or increase the amount of premiums beyond such increase as results from Pac West's contemplated occupancy for any insurance policy carried on the building or covering its operation; or (iv) violates the terms of this Agreement.

        8.1.9 ROSEVILLE shall provide the following information to Pac West within ten (10) business days of receipt of a written request from Pac West.

                  8.1.9.1  Work restriction guidelines

                  8.1.9.2  The single point of contact (SPOC) for ROSEVILLE.

        8.1.10 If the owner of the building or ROSEVILLE sells, transfers or assigns any interest in the building, or there is any material change in the lease to which the building is subject, and any such sale, transfer, assignment or material change in the lease gives rise to an obligation which is inconsistent with a Collocation Space license granted under this Section 8, ROSEVILLE performance under this Section 8 shall be excused to the extent of the inconsistency. ROSEVILLE hereby agrees that it will use its reasonable efforts to avoid any such inconsistency; provided, however, that this obligation shall in no way obligate ROSEVILLE to incur out-of-pocket expenses in its efforts to avoid such inconsistencies.

        8.1.11 ROSEVILLE reserves the right to stop any service when ROSEVILLE deems such stoppage necessary by reason of accident or emergency, or for repairs improvements or otherwise; however, ROSEVILLE agrees to use its best efforts to give Pac West advance notice thereof so as to not to interfere with Pac West's use of the Collocation Space. ROSEVILLE does not warrant that any service will be free from interruptions caused by labor controversies, accidents, inability to obtain fuel, water or supplies, governmental regulations, or other causes beyond the reasonable control of ROSEVILLE.

               8.1.11.1 No such interruption of service shall be deemed an eviction or disturbance of Pac West's use of the Collocation Space or any part thereof, or render ROSEVILLE liable to Pac West for damages, by abatement of collocation charges, except as set forth in the tariff, or relieve Pac West from performance of its obligations under this Agreement. Pac West hereby waives and releases all other claims against ROSEVILLE for damages for interruption or stoppage of service.

               8.1.11.2 ROSEVILLE shall have the right, after notice to Pac West, to reduce, pro rata among itself and other carriers, heat, light, water and power as required by any mandatory or voluntary conservation programs.

        8.1.12 A Collocation Space license granted under this Section 8 shall at all times be subject and subordinate to the lien of any mortgage (which term shall include all security instruments) that may be placed on the premises, building or any portion thereof and Pac West agrees, upon demand, to execute any instrument as may be required to effectuate such subordination.

        8.1.13 Power as referenced in this document refers to any electrical power source supplied by ROSEVILLE for Pac West equipment. It includes all superstructure, infrastructure, and overhead facilities, including, but not limited to, cable, cable racks and bus bars. ROSEVILLE will supply power to support Pac West equipment at equipment specific DC and AC voltages. ROSEVILLE shall supply power to Pac West at parity with that provided by ROSEVILLE to itself or to any third party.

8.2     Virtual Collocation

        8.2.1 To the extent that space for virtual collocation is available, ROSEVILLE shall provide virtual collocation where physical collocation is not practical for technical reasons or because of space limitations.

        8.2.2 During the time that Pac West's equipment is Virtually Collocated by ROSEVILLE, Pac West shall transfer possession of Pac West's virtually collocated equipment to ROSEVILLE. Title to Pac West's virtually collocated equipment shall not pass to ROSEVILLE. Pac West shall be responsible for obtaining and providing to ROSEVILLE a complete set of spares adequate in quantity for maintenance of Pac West's collocated equipment. Upon termination of the Virtual Collocation arrangement, Pac West equipment and spare parts shall be returned by ROSEVILLE to Pac West.

        8.2.3 Pac West will be responsible for supplying, installing, engineering, servicing, repairing, and maintaining the facilities and equipment on its side of the interconnection point or points. Pac West and ROSEVILLE will jointly work on a timely basis when maintenance requires such joint work to reestablish service.

        8.2.4 ROSEVILLE shall permit Virtual Collocation of those specific equipment types and models listed below in this Section or as modified by ROSEVILLE's collocation tariff. Equipment added pursuant to Paragraph 8.2.8 below shall be included by modification to either the list in this section plus associated prices in Section 7 or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

        8.2.5 ROSEVILLE will install, maintain and repair, at Pac West's expense, Pac West's virtually collocated equipment consistent with which it install, maintain, and repair its own equipment. Maintenance includes the change out of electronic cards provided by Pac West and per Pac West's request.

        8.2.6 If Pac West requests equipment not included on the list of equipment in this Section or in ROSEVILLE's collocation tariff and if ROSEVILLE in its sole and absolute discretion agrees to install and maintain such equipment, then Pac West shall in addition to ROSEVILLE's standard collocation prices, pay the costs for (a) any special equipment, tools, and spare parts, and
               (b) the training of ROSEVILLE personnel required for ROSEVILLE to install or maintain such non-standard or special equipment.

        8.2.7 ROSEVILLE, or a ROSEVILLE authorized vendor, shall engineer, install, test, and maintain all equipment in Virtual Collocation at Pac West's expense. Pac West shall pay ROSEVILLE's costs of engineering, installation, and testing which shall be quoted by ROSEVILLE to Pac West for each installation project. Prices of maintenance are included in Virtual Collocation prices listed in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE, except for non-standard or special equipment requests as described in Paragraph 8.2.4 above.

        8.2.8  List of accepted products

               8.2.8.1   Lucent Technologies
                         SLC-2000
                         SLC-5
                         DDM2000
                         FT-2000
                         DSX
                         BDFB
                         Fiber Distribution Equipment

               8.2.8.2   Pairgain
                         HDSL
                         Plus
                         Flex

8.3     Physical Collocation

        8.3.1 ROSEVILLE shall provide collocation cages, cageless collocation, or adjacent space collocation as it is interpreted and applied by the FCC, CPUC and courts with jurisdiction over ROSEVILLE. Adjacent space collocation is only permitted when mutually agreed to or physical collocation space is exhausted inside the eligible structure and to the extent technically feasible and practical.

        8.3.2 Pac West interconnection from ROSEVILLE's current access service transport or entrance facilities to EISCCs will be performed upon request; however, to ensure a smooth transition from such access services to EISCCs, Pac West must provide forecasts of its future needs for EISCC capacity by location at least 90 days in advance of its desired transition date.

        8.3.3 ROSEVILLE shall provide an EISCC for intraoffice cross-connect (e.g., DS0, DS1, DS3, OC3, terminations) as requested by Pac
                ----
               West, to meet Pac West's need for placement of equipment, interconnection, or provision of service at prices set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE. Pac West requests for EISCC at transmission prices not set forth in this Agreement or as ordered and applied to ROSVILLE by the CPUC or in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE are subject to Paragraph 5.0.5.

        8.3.4 ROSEVILLE shall provide lighting, ventilation, power, heat, and air conditioning for

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               Pac West's space or equipment. Pac West shall pay all costs in connection with accommodating Pac West's equipment and operating needs.

               8.3.4.1 Pac West shall follow all of ROSEVILLE's current work rules, restrictions and safety guidelines while on ROSEVILLE's property.

        8.3.5 ROSEVILLE will provide access to Pac West to the ROSEVILLE Point of Termination bays where cabling from Pac West's Physical Collocation space is terminated for connection to ROSEVILLE tie pairs.

               8.3.5.1 Pac West shall follow all of ROSEVILLE's current work rules, restrictions and safety guidelines while on ROSEVILLE's property.

        8.3.6 ROSEVILLE shall permit Pac West to interconnect its network with that of another collocating telecommunications carrier at the ROSEVILLE premises and to connect its collocated equipment to the collocated equipment of another telecommunications carrier within the same premises. At the request of Pac West, ROSEVILLE shall provide such interconnections at Pac West's cost on an Individual Case Basis (ICB).

        8.3.7 ROSEVILLE shall provide basic telephone service at retail tariffed rates with a connection jack as ordered by Pac West from ROSEVILLE for the Collocated Space. Upon Pac West's request, this service shall be available at the Collocated Space on the day that the space is turned over to Pac West by ROSEVILLE.

        8.3.8 ROSEVILLE shall provide adequate lighting, ventilation, power, heat, air conditioning, and other environmental conditions for Pac West's space and equipment. These costs will be charged on a per square footage basis and included in the floor space charges.

               8.3.8.1 If Pac West locates equipment or facilities in the Collocated Space which ROSEVILLE determines affect the temperature or other environmental conditions otherwise maintained by ROSEVILLE in the building, ROSEVILLE reserves the right (after providing notice to Pac West to provide and install supplementary air conditioning units or other environmental control devices made necessary solely by Pac West's equipment or facilities shall be paid by Pac West to ROSEVILLE.

               8.3.8.2 If Pac West's equipment or facilities requires cooling capability in excess of that normally provided by ROSEVILLE for its own equipment, any required supplementary air conditioning required by Pac West shall be paid by Pac West to ROSEVILLE.

        8.3.9 Where available and subject to ROSEVILLE's standard security procedures, ROSEVILLE shall provide access to eyewash stations, bathrooms, and drinking water within the collocated facility on a twenty-four (24) hours per day, seven (7) days per week basis for Pac West personnel and its designated agents.

        8.3.10 ROSEVILLE shall provide all ingress and egress of copper, fiber and power cabling to Collocated Spaces. If reasonably consistent with ROSEVILLE's office plans, ROSEVILLE will comply with Pac West's specific diversity requirements for each site or Network Elements which are provided in Pac West's collocation request and paid for by Pac West.

        8.3.11 Pac West and ROSEVILLE will complete an acceptance walk through of those portions of the collocation arrangement provided by ROSEVILLE. ROSEVILLE shall correct exceptions that are a result of ROSEVILLE errors noted during this acceptance walk through at ROSEVILLE's expense in a reasonable period of time after the walk through.

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        8.3.12 As part of the license granted in section 8.4 herein, Pac West, its employees and agents shall have a non-exclusive right to use those portions of the common area of the building as are designated by ROSEVILLE from time to time, including, but not limited to, the right to use rest rooms in proximity to the Collocated Space, corridors and other access ways from the entrance to the building, the Collocated Space. All common areas shall remain under the exclusive control and management of ROSEVILLE and ROSEVILLE shall have the right to set rules for use of parking and other common areas as ROSEVILLE may deem necessary.

        8.3.13 Pac West shall regularly inspect the Collocated Space to ensure that the Collocated Space is in good working condition. Pac West shall promptly notify ROSEVILLE of any damage to the Collocated Space or of the need to perform any repair or maintenance of the Collocated Space, fixtures and appurtenances (including hardware, heating, cooling, ventilation, electrical and other mechanical facilities in the Collocated Space.) Pac West shall keep the Collocated Space clean and trash free.

        8.3.14 The cost of all repairs and maintenance performed by or on behalf of ROSEVILLE to the Collocation Space or building which are, in ROSEVILLE's reasonable judgment, beyond normal repair and maintenance, or are made necessary as a result of misuse or neglect by Pac West or Pac West's employees, or agents, shall be paid by Pac West to ROSEVILLE after being billed for such repairs and maintenance by ROSEVILLE.

        8.3.15 Pac West, its employees, agents, and contractors shall (i) comply with all rules and regulations which ROSEVILLE may from time to time adopt for safety, environmental protection, care, cleanliness and/or preservation of the good order of the building, the property and the Collocated Space and its tenants and occupants, and (ii) comply, at its own expense, with all ordinances which are applicable to the Collocated Space and with all lawful orders and requirements of any regulatory or law enforcement agency requiring the correction, prevention and abatement of nuisances in or upon the Collocated Space during the term of this Agreement or any extension hereof.

        8.3.16 If Pac West desires signal, communications, alarm or other utility or service connections installed or changed, the same shall be made by and at the expense of Pac West. ROSEVILLE shall have the right of prior approval of such utility or service connections, and shall direct where and how all connections and wiring for such service shall be introduced and run. In all cases, in order to maintain the integrity of the fire suppressant space for proper fire suppressant concentration, and to ensure compliance with ROSEVILLE's fireproofing policy, any penetrations by Pac West, whether in the Collocated Space, the building or otherwise requires ROSEVILLE's prior approval and shall be sealed as quickly as possible by Pac West with ROSEVILLE-approved fire barrier sealant, or by ROSEVILLE at Pac West's cost.

        8.3.17 Pac West shall not exceed the uniformly distributed live load capacity.

        8.3.18 Pac West equipment within the Collocated Space shall be connected to ROSEVILLE's grounding system.

        8.3.19 Pac West shall post in a prominent location visible from the common building area, the telephone numbers of emergency contact personnel for 24-hour emergency use by ROSEVILLE. Pac West will promptly update this information as changes occur.

        8.3.20 Pac West shall not paint, display, inscribe or affix any sign, trademark, picture, advertising, notice, lettering or direction on any part of the outside or inside of the

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               ROSEVILLE location, or on the Collocated Space, without the prior written consent of ROSEVILLE.

        8.3.21 Pac West shall not use the name of the ROSEVILLE building or ROSEVILLE for any purpose other than for the delivery of equipment or destination of personnel, or use any picture or likeness of the ROSEVILLE building on any letterhead, envelope, circular, notice or advertisement.

        8.3.22 Pac West shall not exhibit, sell or offer for sale, rent or exchange in the Collocated Space or on the ROSEVILLE property any article, thing or service except those ordinarily embraced within the use of the Collocated Space specified in this Section 8, without the prior written consent of ROSEVILLE.

        8.3.23 Pac West shall not place anything or allow anything to be placed near the glass of any door, partition or window which ROSEVILLE determines is unsightly from outside the Collocated Space; take or permit to be taken in or out of other entrances of the ROSEVILLE building, or take or permit to be taken on any passenger elevators, any item normally taken through service entrances or elevators; or whether temporarily, or accidentally, or otherwise, allow anything to remain in, place, or store anything in, or obstruct in any way, any passageway, exit, stairway, elevator, or shipping platform. Pac West shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition, move all supplies, furniture and equipment directly to the Collocated Space as soon as received, and move all such items and waste, other than waste customarily removed by employees of the building.

        8.3.24 Pac West shall not do or permit anything to be done upon the premises, or bring or keep anything thereon which is in violation of any federal, state or local laws or regulations (including environmental laws or regulations not previously described), or any rules, regulations or requirements of the local fire department, Fire Insurance Rating Organization, or any other similar authority having jurisdiction over the building. Pac West shall not do or permit anything to be done upon the premises which may in any way create a nuisance, disturb, endanger, or otherwise interfere with the Telecommunications Services of ROSEVILLE, any other occupant of the building, their patrons or customers, or the occupants of neighboring property, or injure the reputation of the property.

               8.3.24.1 Pac West shall not, without the prior written consent of ROSEVILLE: (i) install or operate any lead-acid batteries, refrigerating, heating or air conditioning apparatus or carry on any mechanical business in the premises; (ii) use the premises for housing, lodging, or sleeping purposes; (iii) permit preparation or warming of food, presence of cooking or vending equipment, sale of food or smoking in the premises; or
                         (iv) permit the use of any fermented, intoxicating or alcoholic liquors or substances in the premises or permit the presence of any animals except those used by the visually impaired. ROSEVILLE may, in its sole discretion, withhold such consent, or impose any condition in granting it, and revoke its consent at will.

        8.3.25 At the termination of a Collocation Space license by lapse of time or otherwise:

               8.3.25.1 Pac West shall surrender all keys, access cards and ROSEVILLE-provided photo identification cards to the Collocation Space and the building to ROSEVILLE, and shall make known to ROSEVILLE the combination of all combination locks remaining on the Collocation Space.

               8.3.25.2 Pac West shall remove its equipment from the Collocation Space within

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                         thirty (30) days.

               8.3.25.3 Pac West shall return to ROSEVILLE the Collocation Space and all equipment and fixtures of ROSEVILLE in as good a condition and state of repair as when Pac West originally took possession, normal wear and tear excepted. Pac West shall be responsible to ROSEVILLE for the cost of any repairs that shall be made necessary by the acts or omissions of Pac West or of its agents, employees, contractors or business invitees. ROSEVILLE reserves the right to oversee Pac West's withdrawal from the Collocation Space and Pac West agrees to comply with all directives of ROSEVILLE regarding the removal of equipment and restoration of the Collocation Space, including, without limitation, ROSEVILLE's directive to return the Collocation Space in other than its original condition on the date of occupancy; provided, however, that Pac West shall not be responsible for putting the Collocation Space in other than its original condition if to do so would put Pac West to additional expense above and beyond that which would be necessary to return the Collocation Space in its original condition,

               8.3.25.4 All installations, additions, hardware, non-trade fixtures and improvements, temporary or permanent, except movable furniture and equipment belonging to Pac West, in or upon the Collocation Space, whether placed there by Pac West or ROSEVILLE, shall be ROSEVILLE's property and shall remain upon or in the Collocation Space, all without compensation, allowance or credit to Pac West; provided, however, that if prior to such termination or within ten (10) days thereafter, ROSEVILLE so directs, Pac West shall promptly remove the installations, additions, hardware, non-trade fixtures and improvements, placed in or upon the Collocation Space by Pac West, failing which ROSEVILLE may remove the same, and Pac West shall, upon demand, pay to ROSEVILLE the cost of such removal and of any necessary restoration of the Collocation Space. No cable shall be removed from inner duct or outside cable duct except as directed by ROSEVILLE.

               8.3.25.5 All fixtures, installations, and personal property belonging to Pac West not removed from the Collocation Space upon termination of a Collocation Space license and not required by ROSEVILLE to have been removed as provided in this Section 8, shall be conclusively presumed to have been abandoned by Pac West and title thereto shall pass to ROSEVILLE under this Section 8 as if by a bill of sale, but only after having given notice to Pac West, with an opportunity for Pac West to reclaim any of its property.

               8.3.25.6 If the Collocation Space is not surrendered at the termination of the Collocation Space license, Pac West shall indemnify ROSEVILLE against loss or liability resulting from delay by Pac West in so surrendering the Collocation Space, including, without limitation, any claims made by any succeeding tenant founded on such delay.

8.4.    Physical Security

        8.4.1 Each party shall exercise the same degree of care but not less than reasonable to prevent harm or damage to the other party or its employees, agents or subscribers, or their property. ROSEVILLE and its employees, agents or representatives shall take reasonable and prudent steps to ensure the adequate protection of Pac West property, equipment and services including, but not limited to:

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               8.4.1.1   Restricting access to Pac West equipment, support
                         equipment, systems, tools, or spaces that contain or house Pac West equipment enclosures to Pac West employees and other authorized non-Pac West personnel to the extent necessary to perform their specific job function.

               8.4.1.2 When ROSEVILLE's employees enter Pac West's physical caged Collocation Space, ROSEVILLE's employees shall comply at all times with Pac West security and safety procedures and requirements, including but not limited to sign-in, identification, and escort requirements while in Pac West's physical Collocation Spaces which house or contain Pac West equipment or equipment enclosures. In the event any issues or problems arise under this Section 8.2.1 the parties agree to negotiate a reasonable resolution to such issue or problem.

               8.4.1.3 Allowing Pac West to inspect or observe spaces which house or contain Pac West equipment or equipment enclosures at any time and to furnish Pac West with all keys, entry codes, lock combinations, or other materials or information which may be needed to gain entry into any secured Pac West space.

               8.4.1.4 Limiting the keys used in its keying systems for Pac West's physical Collocation Spaces which contains or houses Pac West equipment or equipment enclosures to ROSEVILLE employees and representatives to emergency access only.

               8.4.1.5 Upon Pac West's request, and at their cost, installing security studs in the hinge plates of doors having exposed hinges with removable pins if such leads to Pac West's physical Collocation Space which contains or houses Pac West equipment or equipment enclosures.

               8.4.1.6 Provide notification to designated Pac West personnel to indicate an actual or attempted security breach.

               8.4.1.7 Ensuring that areas designated to house Pac West equipment are environmentally appropriate for normal Central Office equipment installation, and adequate to maintain proper operating conditions for normal Central Office equipment.

        8.4.2 ROSEVILLE, at Pac West's expense, may issue non-employee photo identification cards for each Pac West employee or vendor. Temporary identification cards may otherwise be provided by ROSEVILLE for employees or agents, and contractors of Pac West who may require occasional access to the Collocated Space.

        8.4.3 ROSEVILLE may issue access cards, codes, or keys to Pac West's listed employees or vendors where such systems are available and their use by Pac West will not otherwise compromise building security.

        8.4.4 ROSEVILLE reserves the right to close and keep locked all entrance and exit doors of the building during hours ROSEVILLE may deem advisable for the adequate protection of the building.

        8.4.5 Pac West agrees to abide by all of ROSEVILLE's security practices for non-ROSEVILLE employees with access to the building, including, without limitation:

               8.4.5.1 Pac West will supply to ROSEVILLE, and update as changes occur, a list of its employees or approved vendors who require access to the building.

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               8.4.5.2   Pac West is responsible for returning identification
                         and access cards, codes, or keys of its terminated employees or its employees who no longer require access to the Collocated Space. All cards, codes, or keys must be returned upon termination of this Agreement. Unreturned or replacement cards, codes, or keys may be subject to a reasonable fee at the discretion of ROSEVILLE.

               8.4.5.3 Pac West's employees, agents, and vendors must display identification cards at all times.

               8.4.5.4 Pac West will assist ROSEVILLE in validation and verification of identification of its employees, agents, and vendors by providing a telephone contact available 24 hours a day, seven days a week to verify identification.

               8.4.1.5 Before leaving the Collocated Space unattended, Pac West shall close and securely lock all doors and windows and shut off unnecessary equipment in the Collocated Space. Any damage resulting from Pac West's failure to do so shall be the responsibility of Pac West.

        8.4.6 Pac West will allow ROSEVILLE to access its Collocated Space at all times, via pass key or otherwise, to allow ROSEVILLE to react to emergencies, to maintain the space (not including Pac West equipment), and to monitor compliance with the rules and regulations of the Occupational Health and Safety Administration or ROSEVILLE, or other regulations and standards including but not limited to those related to fire, safety, health, and environmental safeguards. Except in emergencies or unless Pac West has waived such notice elsewhere in this Section 8, and if conditions permit, ROSEVILLE will provide Pac West with notice of its intent to access the Collocated Space, thereby providing Pac West the option to be present at the time of access. Pac West shall not attach, or permit to be attached, additional locks or similar devices to any door or window, nor change existing locks or the mechanism thereof.

8.5     License

        ROSEVILLE hereby grants Pac West a license to occupy premises or rack space which contain collocated equipment, including without limit all necessary ingress, egress and reasonable use of ROSEVILLE's property, for the Term of the Agreement.

8.6     Collocation Rate Elements

        8.6.1  Space Availability Inquiry Fee

               This fee is to recover Roseville's cost in determining whether sufficient space is available to accommodate physical collocation at a requested ROSEVILLE premise. Pac West will submit a Space Availability Inquiry Fee of $250 for each collocation space requested. Any space identified as available is not reserved for Pac West until Pac West submits the required Application and Fees for collocating equipment on Roseville's premises.

        8.6.2  Application Fee

               The Application Fee recovers ROSEVILLE's costs incurred to process Pac West's application for collocation arrangements. An initial Application Fee will apply to Pac West's collocation application. The Application Fee shall accompany each application for collocation and is non-refundable.

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     8.6.3  Project Coordination Fee

            The Project Coordination fee reflects ROSEVILLE's labor costs to manage the provisioning of the individual carrier's space requirements for a particular collocation space request. This fee is applicable upon the submission of an application.

     8.6.4  Establishment of Collocation Infrastructure Area

            This fee is dependent on the requirements of the collocation request and will be quoted to Pac West within 60 days of the receipt of the application.

     8.6.5  AC Electrical Outlet

            A single standard duplex 110 volts, 20 AMP AC outlet. Rates apply per outlet.

     8.6.6  DC Power Provisioning

            8.6.6.1 DC power panel - at least one (1) DC power panel is required per application. The DC power panel is designed to provide either 20, 40, or 50 (maximum) AMPS increments (redundant) of DC power. This rate element is always required and cannot be provided by Pac West.

            8.6.6.2 DC power cable-placement - the power arrangement is the placement of 4 DC power cables and the cable rack including support and fabrication material.

            8.6.6.3 DC power engineering - the engineering and design work of all elements of the DC power system required to accommodate the application.

     8.6.7  DC Power Consumption

            The DC Power charge consists of the use of:

            -    DC power plant
            -    Back up generator
            -    Batteries and rectifiers
            -    BDFB
            -    Associated hardware and cabling
            -    AC energy to convert to DC power

            DC power is available in 20, 40, or 50 AMP redundant increments.

     8.6.8  Fiber Cable Placement & Removal

            Placement of Pac West's fiber from the central office to Pac West's dedicated space.

            Nonrecurring costs include:
            -    the placement costs for the cable
            -    the proportionate share of cable rack space
            -    the placement costs for the separate rack

            Recurring costs include:
            -    ongoing maintenance of cable racks
            -    cable rack usage in the cable vault

     8.6.9  Floor and Cable Space

                                    Page 56
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               Consists of the following sub-elements
               -    Land and Building costs
               -    Operating costs

     8.6.10    Site Conditioning Charge

               Site Conditioning charge may include, but is not limited to, the following and represents costs necessary, as determined by ROSEVILLE, to condition basic floor space to accommodate telecommunications equipment:

                    - Abatement of hazardous building materials, such as
                      asbestos or lead paint
                    - New floor tile
                    - General lighting
                    - House service receptacles
                    - Exit lights
                    - Emergency lighting
                    - Electrical panel for lights and receptacles
                    - Cable slots for routing of power and transmission cables
                    - Fire-rated partitions where required
                    - HVAC where not existing
                    - Demolition work where required

               Site Conditioning does not include the cost of relocating personnel and support equipment. Such relocation will be done on an individual case basis.

     8.6.11    Common Systems Charge

               Consists of the following elements and represents charges unique to the Carrier making the request:

               - Cable rack, lights, ground wire, AC electrical access for bay framework, and support structure above the bay.

     8.6.12    Safety and Security

               This charge represents reasonable costs incurred by ROSEVILLE to secure its equipment contained within the used space of Pac West. This charge is expressed as a nonrecurring rate on a per square foot basis based on, but not limited to, varying combinations of the following security measures and devices:

                    - Interior Security Partition enclosing ROSEVILLE's equipment
                    -  Provisioning of door locks and keying of existing doors
                    -  Door access controller necessary for a card reader system
                    -  Security camera systems
                    -  Locking cabinets for network equipment
                    -  Combination door locks
                    -  Cable locks for computer terminals and test equipment
                    -  Secure ID/password protection for computer systems
                    -  Emergency exit door alarm

     8.6.13    Engineering Design Charge

               The Engineering Design Charge covers the cost for ROSEVILLE to perform the Central Office survey for collocation arrangements and to implement the collocation area.

     8.6.14    Equipment Bay/Relay Rack

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               A standard 7 foot high network bay/relay rack, 26-inch long, 23 inch inside suitable for 23 or 19-inch equipment mounting, suitable for equipment not to exceed 15-inches in depth.

     8.6.15    Network Cabinet Bay/Relay Rack

               A standard zone 4 cabinet, with the interior capacity for a 7 foot bay, which will provide the same egress access. Standard 7 foot high network bay/relay rack, 6 inch long, 23 inch inside suitable for 23 or 19 inch equipment mounting. Up to 36 inches interior enclosed depth, front and rear lockable doors, each door swings open.

     8.6.16    Security & Identification Cards

               The Security & Identification Cards charge consists of a charge per new card or replacement card, for access cards and for security ID cards.

     8.6.17    Expanded Interconnection Service Cross Connection (EISCC)

               EISCC provides for the collocation and interconnection of Pac West's provided fiber optic facilities and basic transmission equipment to ROSEVILLE's services.

     8.6.18 Virtual Collocation, Caged Collocation, Microwave Collocation and Adjacent Structure Collocation will be available through the application process and where reasonably feasible. The Parties agree to work together to determine (a) the technical feasibility of the request and (b) the requirements to develop the request, and the anticipated cost of developing the quote. Charges calculated on a time and materials basis will apply for determining the feasibility of such collocation requests. Further, the parties agree to renegotiate the rates, terms, and conditions of such collocation in good faith according to the existing rules as those rules are interpreted by the FCC, CPUC and courts with jurisdiction over ROSEVILLE.

8.7  Insurance

     The following insurance requirements are applicable when Pac West collocates ("collocator") in ROSEVILLE's Central Offices ("owners CO") or other premises owned or leased by ROSEVILLE, or when ROSEVILLE collocates ("collocator") in Pac West's Central Offices ("owners CO") or other premises owned or leased by Pac West.

     Throughout the term of this Agreement, the collocator, its agents or contractors shall maintain, in full force and effect insurance with minimum coverage's as described below and showing the owners CO as additional insured and/or loss payee, as its interest may appear. Such insurance shall be provided by policies issued by admitted insures having an A.M. Best Rating A or better.

     8.7.1 Worker's Compensation Insurance in compliance with all statutory requirements, including Employer's Liability with limits of not less than $1,000,000.

     8.7.2 Commercial General Liability Insurance with limits of liability of at least $1,000,000 Bodily Injury Per Occurrence, $2,000,000 Bodily Injury Annual Aggregate and $2,000,000 Property Damage. This Commercial General Liability Policy must name the owners CO as an additional insured.

     8.7.3 Property insurance on a form equal to or broader than an ISO "special causes of loss form", insuring the collocator's real and personal property on a full replacement cost, of functional replacement cost basis, while situated on or within property leased from the owners CO. The collocator may elect to insure business interruption and contingent business interruption, as it is agreed that the owners CO

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               has no liability for loss of profit or revenues should an
               interruption of service occur.

     8.7.4 Business auto insurance, including all owned, non-owned and hired automobiles, in an amount of not less that $1,000,000 combined single limit for bodily injury and property damage liability.

     8.7.5 Umbrella or excess liability in an amount not less than $5,000,000 per occurrence and aggregate to provide excess limits over all primary liability coverage.

     8.7.6 The limits of the insurance policies obtained by the collocator as required above shall in no way limit the collocator's liability to the owners CO should the collocator be liable to the owners CO under the terms of this Agreement or otherwise.

     8.7.7 The collocator shall furnish to the owners CO a certificate or certificates of insurance, satisfactory in form and content to the owners CO, evidencing that the above coverage is in force and has been endorsed and to guarantee that the coverage will not be canceled or materially altered without first giving at least 30 days prior written notice to the owners CO.

     8.8.8 All policies required of the collocator under 8.8.3 above shall contain evidence of the insurer's waiver of the right of subrogation against owners CO for any insured loss covered thereunder. All policies of insurance required under this Section
               8.8 shall be written as primary policies and not contributing with or in excess of the coverage, if any, that the owners CO may carry.

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                                   Section 9
                                   ---------


                           PROVISIONING AND ORDERING
                           -------------------------

9.0    Operation Support System (OSS)

       ROSEVILLE shall allow Pac West access by electronic interface to databases for pre-ordering, ordering, provisioning, maintenance and repair and billing functions supported by ROSEVILLE's databases and information, on terms no less favorable than those provided by ROSEVILLE to any other telecommunications provider or when complete standard systems are available and the software and hardware for their implementation become cost effective for ROSEVILLE to implement or when ROSEVILLE is specifically ordered by the CPUC to provide such access. Pac West shall pay for the cost of all services and facilities for OSS electronic access provided by ROSEVILLE to Pac West at rates, terms and conditions established and applied by the FCC, CPUC or courts with jurisdiction over ROSEVILLE or as agreed to by the parties. Until such electronic access is established, ROSEVILLE shall provide Pac West with comparable access by facsimile or another mutually agreed upon medium.

9.1    General Provisioning and Ordering Requirements

       9.1.1 ROSEVILLE shall provide all provisioning services to Pac West during the same business hours that ROSEVILLE provisions similar services for its end user customers.

       9.1.2 Each Party shall provide a Single Point of Contact (SPOC) for all ordering contacts and order flow involved in the subscription of Network Elements or Resale Service.

       9.1.3 ROSEVILLE reserves the right to modify or discontinue use of systems upon reasonable prior notice to Pac West such modification or discontinuance.

       9.1.4 ROSEVILLE will recognize Pac West as the customer of record of all Network Elements or Resale Service ordered by Pac West and will send all notices, invoices and pertinent information directly to Pac West.

9.2    Preordering Information Exchange

       Pac West will implement and use ROSEVILLE's defined process for preordering information exchange, and will use the same process for both Resale Services and those provided by using Network Elements.

9.3    Service Order Information

       The preordering interface includes the provisioning of Customer Proprietary Network Information (CPNI) information from the "Delivering Party" to the "Ordering Party". The Party ordering the service will be the "Ordering Party." The Party delivering the service to the Ordering Party will be the "Delivering Party". The "Delivering Party" shall provide, subject to applicable rules, orders and decisions, the "Ordering Party" the following information without requiring the "Ordering Party" to produce a signed Letter of Agency (LOA), based on the "Ordering Party's representation that the subscriber has authorized the "Ordering Party to obtain such CPNI. The Ordering Party will document end user permission obtained to receive CPNI, whether or not the end user has agreed to change Resale Service providers. For end users changing service from one party to the other, specific end user LOAs may be requested by the "Delivering Party" receiving CPNI requests to investigate possible slamming incidents, and for other reasons agreed to by the Parties. Both Party's

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       agree that they will conform to FCC and/or state regulations regarding the provisioning of CPNI between the parties, and regarding the use of that information by the ""Ordering Party." The Delivering Party will:

       9.3.1 Provide customer information, including customer name, billing name, billing and service address, billing telephone number(s), current participation in Voluntary Federal Customer Financial Assistance Program, Telephone Relay (Deaf and Disabled), Lifeline, tax exempt, and other similar services, and identification of the Delivering Party's features and services subscribed to by customer.

       9.3.2 Provide Information on all telecommunication services available for resale, at each end-office switch.

       9.3.3 Provide Information on all Network Elements available at each end-office switch.

       9.3.4 Enter the Ordering Party customer order for all desired features and services.

       9.3.5 Assign a telephone number for resold Resale Services (if the Ordering Party customer does not have one already assigned by the Delivering Party).

       9.3.6 Determine if a service call is needed to install the line or service.

       9.3.7 Identify "next available due date" for service installation or a later date based on requested service date.

       9.3.8 Provide Support processes to suspend or terminate service to the Ordering Party customer for non-payment and restore service, as appropriate.

       9.3.9 Obtain street address information for address verification and street-address-to-wire-center correlation.

9.4    General Ordering Requirements

       9.4.1 Pac West is responsible for entering E911 customer information into appropriate databases for its customers for whom the local switch is not ROSEVILLE's local switch.

       9.4.2 Pac West must provide information to ROSEVILLE necessary to maintain Directory Listings. Pac West shall provide the information in a format identified by ROSEVILLE.

9.5    Order Formats

       9.5.1 ROSEVILLE shall specify the appropriate ordering and provisioning codes to be used for each Network Element and Resale Service it provides to Pac West. Pac West shall use such ordering and provisioning codes or such order shall be returned to Pac West as incomplete. Pac West will be charged as specified in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE for incomplete orders.

       9.5.2 Each order for a Network Element or Resale Service will contain the following order-level sections, as defined by the OBF:
               Administration, Bill, Contact, and End User Information, e.g.
                                                                        ----
               Local Service Request (LSR) form, Access Service Request (ASR) form, End User Information (EU) form.

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       9.5.3   When ordering a Network Element, the interconnection and
               functionality internal to that Network Element will not be specifically ordered by Pac West and will automatically be provided by ROSEVILLE. For example, when ordering the element DT (Dedicated Transport), the use of Digital Cross Connects that might be necessary to provide the connectivity between two interconnection locations will not be described on Pac West's order.

9.6    Provisioning

       9.6.1 After receipt and acceptance of a Service Order, the Delivering Party shall provision such Service Order.

       9.6.2 ROSEVILLE shall provide Pac West with service status notices. Such status notices shall include the following:

               9.6.2.1 Firm order confirmation, including service availability date, and the need for a service dispatch;

               9.6.2.2 Order completion notification within 24 hours of installation which details the work performed, date completed and any additional information, such as material charges;

               9.6.2.3   Charges for rejections/errors in Service Orders;

               9.6.2.4   Jeopardies and missed appointments;

               9.6.2.5   Charges associated with necessary construction;

               9.6.2.6 Except for basic exchange service, order status at critical intervals.

       9.6.3 Where the Delivering Party provides installation, the Delivering Party shall advise the Ordering Party's customer to notify the Ordering Party immediately if the Ordering Party's customer requests a service change at the time of installation.

       9.6.4   When requested by The Ordering Party, the Delivering Party will schedule installation appointments (the Delivering Party employee dispatch) with the Delivering Party's representative on a telephone call with the Ordering Party's representative. The Delivering Party shall bill and the Ordering Party shall pay the costs for the Delivering Party' representative's time on a telephone call when the Ordering Party's customer is on the telephone call.

       9.6.5 Upon completion of the order, the Delivering Party will provide the Ordering Party with an Order Completion that states when that order was completed.

       9.6.6 At the Ordering Party's request, the Delivering Party will perform co-operative service operation readiness testing with the Ordering Party (including trouble shooting to isolate any problems) to test Resale Service or Network Elements subscribed to by the Ordering Party in order to identify any performance problems identified at turn-up of the service. If the cause of the problem is not found in the Delivering Party's network or services, then the Ordering Party will pay the Delivering Party's costs for time and material for the testing.

9.7    Provisioning Requirements specific to Network Elements

       9.7.1 Provisioning Intervals: Basic Assured and ISDN/xDSL Loops are provided within the same period of time ROSEVILLE provisions its like exchange service in the same area using similar facilities requiring field work (wiring and as defined in

                                    Page 62
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               ROSEVILLE's standard interval documentation procedures provided to Pac West.) Four-wire Digital Loops will have intervals consistent to the intervals for ROSEVILLE's provisioning of its own hi-cap services.


       9.7.2 Standard Service Coordination: Loop Service will be provided on the due date and, if requested, will be provided during a 4-hour window (either 8 a.m. to 12 p.m. or 1 p.m. to 5 p.m.). The disconnection of service of a ROSEVILLE end-user customer to the connection of the same customer's Loop to Pac West collocation arrangement or transport is 15 minutes. Additional service coordination is charged as additional labor billing. Loops are normally provisioned from 8 a.m. to 5 p.m. Monday through Friday.

               Project Service Coordination: The following coordination procedures apply only to Basic Assured Loops ordered as a project (5 or more lines to a single end user MPOE on a single service request): On each Loop order in a Wire Center, Pac West will contact ROSEVILLE and the Parties will agree on a cutover time at least two business days before that cutover time. The cutover time will be defined as a two- (2) hour window (normally provisioned from 8 a.m. to 5 p.m. Monday through Friday, (excluding ROSEVILLE holidays), within which both Pac West and ROSEVILLE personnel will make telephone contact to begin the cutover activity.

               Within the appointed two (2) hour cutover time, Pac West will call the SPOC and when the SPOC is reached in that interval, such work will begin. If Pac West fails to call or is not ready within the appointed interval and if Pac West had not called to reschedule the work at least two hours prior to the start of the interval, Pac West and ROSEVILLE will reschedule the work order and Pac West will pay the nonrecurring charge for the Loop or Loops scheduled for the missed appointment. In addition, nonrecurring charges for the rescheduled appointment will apply.

               If the SPOC is not available or not ready when Pac West calls during the two (2) hour interval, Pac West and ROSEVILLE will reschedule. The standard time expected from disconnection of service on a line to the connection of the Loop to Pac West collocation arrangement or transport is 15 minutes. Delays caused by the customer are the responsibility of Pac West.

       9.7.3 Pac West and ROSEVILLE will agree to mutual escalation procedures and contacts. Each Party shall notify the other Party of any modifications to these contacts within one (1) week of such modifications.

       9.7.1 When ROSEVILLE has completed the provisioning process, ROSEVILLE will complete the order and then Pac West will be able to perform tests on the loop to verify that it meets ordered grade of service requirement before accepting the loop. Should Pac West not accept the loop, Pac West will report the trouble and the ROSEVILLE technician will perform any corrective action possible to turn up the circuit. If Pac West does not accept the loop and it is determined that it was provisioned correctly, Pac West will be billed from the time the service was completed by ROSEVILLE and any other applicable charges to cover the cost of ROSEVILLE researching Pac West's non-acceptance of the loop.

9.8    Service Operation Readiness Testing

       The Parties will mutually agree on the tests needed to order, implement, and maintain Resale Services and Network Elements. The Parties agree that no interface will be represented as either generally available or as operational until end-to-end functionality testing is completed. The intent of the end-to-end functionality testing is to establish, through the submission and processing of test scenarios, that transactions agreed to by Pac West and ROSEVILLE will successfully process calls, in a timely and accurate manner.

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9.9    Customer Account Management Procedures

       ROSEVILLE and Pac West agree to the following account management procedures:

       9.9.1   Change of local service provider

               When a customer's local service is changed from Pac West local exchange service to another local exchange carrier, ROSEVILLE will notify Pac West.

       9.9.2   Change Request Implementation

               ROSEVILLE will cease billing Pac West effective as of the date of ROSEVILLE's implementation of the new carrier's change request.

       9.9.3   Use of Service Order for PIC-only Change

               When a Pac West Customer contacts Pac West only to request a change of Primary Interexchange Carrier (PIC) from one IEC to another IEC. ROSEVILLE will charge its current tariffed rate applicable to PIC-only changes.

       9.9.4   IEC PIC Change Request

               ROSEVILLE will not accept a PIC change request from a Long Distance carrier for Pac West Customers. ROSEVILLE will return such requests to the IEC indicating Pac West's Operating Company Number (OCN) on the industry standard 3148 record.

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                                   SECTION 10
                                   ----------

                                  MAINTENANCE

10.0   General

       ROSEVILLE shall provide repair, maintenance, testing, and monitoring for all Resale Services and Network Elements in accordance with the terms, prices and conditions of this Agreement at parity with what ROSEVILLE provides to its own customers.

10.1   Maintenance and Repair Information

       10.1.1 Maintenance and repair information exchange relating to all Resale Services and Network Elements provided under this Agreement will be transmitted over the interface as defined by ROSEVILLE. ROSEVILLE will specify that initial definition and the method of transfer that will be consistent with current industry practices. ROSEVILLE will transition to electronic bonding interfaces and standard data formats and protocols when complete standard systems are available and when the software and hardware for their implementation become cost effective for ROSEVILLE implementation.

       10.1.2 ROSEVILLE shall provide repair service to Pac West Customers on ROSEVILLE provided facilities only if Pac West submits a trouble report that authorizes ROSEVILLE to dispatch and charge for services. Such repair shall be consistent with the quality and timeliness of the repair service provided to ROSEVILLE end-user customers.

       10.1.3 ROSEVILLE shall provide Pac West with the same scheduled and non-scheduled maintenance, including, without limitation, required and recommended maintenance intervals and procedures, for all Resale Services and Network Elements provided to Pac West under this Agreement at parity to that provided by ROSEVILLE for the maintenance of its own network at prices in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE. ROSEVILLE shall provide Pac West with advance notice of any scheduled maintenance activity which will cause disruption of the Resale Services and Network Elements ROSEVILLE is providing for Pac West Customers Scheduled maintenance shall include, without limitation, such activities as testing, network management, switch software retrofits, power tests, major equipment replacements and cable transfers. Plans for scheduled maintenance shall include, at a minimum, the following information: location and type of facilities, work to be performed, date and time work is scheduled to commence, and date and time work is scheduled to be completed.

       10.1.4 ROSEVILLE shall advise Pac West of non-scheduled maintenance, testing, monitoring, and monitoring activity to be performed by ROSEVILLE on any Resale Service and Network Elements; including, without limitation, any hardware, equipment, software, or system providing service functionality which may potentially impact Pac West Customers. Pac West shall advise ROSEVILLE of non-scheduled maintenance, testing, monitoring, and surveillance activity to be performed by Pac West on any Network Element or Pac West facility adjacent to a ROSEVILLE facility, including, without limitation, any hardware, equipment, software, or system providing service functionality which may potentially impact ROSEVILLE end-user customers. The appropriate Party shall provide the maximum advance notice of such non-scheduled maintenance and testing activity possible, under the circumstances; provided, however, that emergency maintenance shall be

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               provided as promptly as possible to maintain or restore service and advise shall be promptly given of any such actions.

       10.1.5 ROSEVILLE and Pac West shall establish methods and procedures for referring callers to the number supplied by the other Party for purposes of receiving misdirected calls from customers requesting repair.

       10.1.5 ROSEVILLE shall provide maintenance dispatch personnel for Pac West maintenance purposes to Pac West customers at parity with what it provides its own subscribers.

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                                  SECTION 11
                                  ----------

                             BILLING AND RECORDING
                             ---------------------

11.0   General

       This Section describes the requirements for ROSEVILLE to bill and record all charges Pac West incurs for purchasing Resale Services for resale and for Network Elements, and describes the requirements for ROSEVILLE and Pac West to bill and record Mutual Compensation. ROSEVILLE shall bill Pac West for each service supplied by ROSEVILLE to Pac West pursuant to this Agreement at the rates set forth in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

11.1   Billing Format

       11.1.1 ROSEVILLE shall use its current billing systems to bill all charges incurred by Pac West.

               11.1.1.1 All charges that are specific to an end user, whether for Resale Service or Network Elements will be billed in ROSEVILLE's general billing system, or such successor systems as utilized by ROSEVILLE.

               11.1.1.2 At Pac West's option and subject to tariffed charges, Pac West may elect to receive its billing on CD-ROM media.

               11.1.1.3 All charges to Pac West that are not specific to an end user will be billed in ROSEVILLE's CABS system; for example, charges for facilities connecting ROSEVILLE's network with Pac West's network will be billed in CABS.

       11.1.2 ROSEVILLE from time to time develops and/or acquires new generations of billing applications and will implement new systems as it deems appropriate. Pac West will be notified of transition schedules with sufficient time to review any issues as a result of such implementations. The parties shall work cooperatively in an attempt to resolve issues.

11.2   Billable Information and Charges

       11.2.1 ROSEVILLE will bill and record in accordance with this Section those charges Pac West incurs as a result of Pac West purchasing from ROSEVILLE Resale Service and Network Elements.

       11.2.2 ROSEVILLE shall use its general billing system to bill for end user specific Resale Service and Network Element charges incurred by Pac West. ROSEVILLE will produce a monthly invoice on a per Pac West Customer account basis.

               11.2.2.1 All of Pac West's services will be assigned and billed within a single bill round and billing will occur on approximately the same date each month. ROSEVILLE will assign the bill round in accordance with its business practice to balance billing volumes.

               11.2.2.2 At least one account shall be assigned by ROSEVILLE to each end user customer for whom Pac West provides service using Resale Service or

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                         Network Elements. Resale Services and Network Elements
                         shall not be included on the same account.

               11.2.2.3 Pac West may elect to utilize ROSEVILLE's CD-ROM media that stacks all Pac West's invoices on a CD-ROM and includes personal computer software to assist in bill administration. Pac West agrees to pay ROSEVILLE's tariffed charges for this service.

               11.2.2.4 Each bill shall set forth the description (summary phrase) of each Resale Service or Network Element used and the associated price.

       11.2.3 ROSEVILLE shall use its CABS system to provide Pac West with a monthly bill for all network interconnection charges. Pac West and ROSEVILLE agree to exchange such reports and/or data as provided in this Agreement to facilitate the proper billing of traffic associated with network interconnection.

       11.2.4 ROSEVILLE shall provide Pac West monthly CABS/CABS-LIKE bills that include all Connectivity Charges incurred by and credits and/or adjustments due to Pac West for those Elements ordered, established, utilized, discontinued or performed pursuant to this Agreement. Each Bill provided by ROSEVILLE to Pac West shall include: (1) all non-usage sensitive charges incurred for the period beginning with the day after the current bill date and extending to, and including, the next bill date, (2) any known unbilled non-usage sensitive charges for prior periods, (3) unbilled usage sensitive charges for the period beginning with the last bill date and extending up to, but not including, the current bill date, (4) any known unbilled usage sensitive charges for prior periods, and (5) any known unbilled adjustments.

       11.2.5 The parties shall not provide any bills to the other containing charges for messages that were delivered any later than the following dates:

               11.2.5.1 Ninety (90) days following the recording date for IntraLATA calls.

               11.2.5.2 One hundred fifty (150) days following the recording date for IntraLATA calls requiring data exchange with third party carriers.

               11.2.5.3 For all other Network Elements and all Non-Usage resale, ROSEVILLE shall not provide any bill to Pac West containing charges that were incurred, more than three (3) months from the date the charges were incurred.

                         11.2.5.3.1 If any billing error is identified, and communicated in writing by ROSEVILLE to Pac West within the time periods set forth above, ROSEVILLE will have met the requirements under Paragraph 11.2.5.3 and may render correct Bills after such time period.

       11.2.6 ROSEVILLE shall bill Pac West for each Network Element or Resale Service, supplied by ROSEVILLE to Pac West pursuant to this Agreement at the prices set forth in this Agreement or as specified in ROSEVILLE's tariff.

       11.2.7 If Pac West does not accept the UNE and it is determined that it was provisioned correctly, Pac West will be billed from the time the service was completed by ROSEVILLE and any other applicable charges to cover the cost of ROSEVILLE researching Pac West's non-acceptance of the UNE.

       11.2.8 Compensation for the termination of toll traffic and the origination of 800/888, or its equivalent, traffic between the interconnecting parties shall be

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                 based on the applicable access charges in accordance with FCC and Commission Rules and Regulations and consistent with the provisions of this Agreement or as ordered and applied to ROSEVILLE in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

       11.2.9 ROSEVILLE shall be responsible for billing and collecting and retaining charges from IXCs for access related to interexchange calls generated by resale subscribers.

       11.2.10 ROSEVILLE shall establish a switched access meet point billing arrangement with Pac West associated with long distance calls that utilize ROSEVILLE's tandem and originates or terminates at Pac West's switch.

       11.2.11 ROSEVILLE and Pac West will provide all available and appropriate switched access records to each other for access billing.

  11.3 Reciprocal Compensation/Bill Format

       11.3.1 The Parties shall bill each other for Local Calls exchanged under this Agreement as follows:

               The Parties shall bill each other call termination charges for Local Calls as defined in Section 2.52 of this Agreement, using a CABS like format, in accordance with the standards set forth in this Agreement for traffic terminated to the other Party's customers. The traffic exchanged pursuant to this Section shall be measured in conversation minutes of use and shall be in actual conversation seconds (measurement starts when answer supervision is received, and stops when disconnect supervision is received). The total conversation seconds per chargeable traffic type will be totaled for the entire monthly billing cycle and then rounded to the next whole conversation minute. Reciprocal compensation for the termination of this traffic shall be charged at rates specified in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the OANAD proceeding or similar proceedings addressing ROSEVILLE, or in the case of intraLATA toll traffic, as specified in the billing Party's tariff.

       11.3.2 The methodology for charges for other types of calls are set out in Section 14 of this Agreement.


  11.4 Issuance and Payment of Bills - General

       11.4.1 Each Party will issue and pay the CABS bills, including the CABS like bills for call termination charges, in accordance with the terms and conditions set forth for CABS bills in the billing Party's respective tariffs that are currently on file with the California Public Utilities Commission

      11.4.2 Each Party will issue and pay all bills in accordance with the terms and conditions set forth in each Party's respective tariffs that are currently on file with the California Public Utilities Commission.

  11.5 Billing Transmissions

       11.5.1 Bills from ROSEVILLE's billing systems shall be provided in paper form. In addition, Pac West may choose to receive such bills on CD-ROM at prices as specified in Cal. P.U.C. Tariff A4.

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       11.5.2  CABS bills shall be provided in paper form.

  11.6 No Netting of Amounts Due

       The Parties agree that there shall be no netting of amounts due under this Agreement with any other amounts due related to any other services provided under a separate agreement. Further, Resale Service bills, and CABS/CABS-LIKE bills will be provided as separate bills with separate amounts due that shall not be netted.

                                    Page 70
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                                   Section 12
                                   ----------

                        PROVISION OF CUSTOMER USAGE DATA

12.0 Introduction

     This Section sets forth the terms and conditions on resold services for ROSEVILLE's provision of recorded usage data to Pac West. ROSEVILLE will record and provide to Pac West unrated usage data of Pac West's Customer when Pac West subscribes to Resale Service from ROSEVILLE. The prices charged to Pac West for provision of Customer Usage Data shall be as specified in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE.

12.1 General Requirements for Recorded Usage Data

     ROSEVILLE shall provide Pac West with Recorded Usage Data. ROSEVILLE will conform to the format, generic contents, and transmission medium for providing Recorded Usage Data as specified in the Bellcore EMR standard (Bellcore Practice BR010-200-010).

12.2 Usage Data Specifications

     12.2.1 Subject to Paragraph 12.2.3 below, when Pac West subscribes to ROSEVILLE Resale Service, ROSEVILLE will provide to Pac West all available Recorded Usage Data relating to local call and ROSEVILLE IntraLATA toll calls originating from Pac West Customers (business and residence), including, but not limited to, the categories of information listed below.

               12.2.1.1 Recorded data for calls originating from Pac West Customers (Business and Residence)

               12.2.1.2  All available Call Attempts data

               12.2.1.3  Completed Calls

               12.2.1.4 Use of CLASS/Custom Features that are provided by ROSEVILLE on pay per use

               12.2.1.5 Calls to directory assistance and calls completed by directory assistance

               12.2.1.6 Calls completed via ROSEVILLE-provided operator services

               12.2.1.7 For ROSEVILLE-provided centrex service, station level detail

     12.2.2 ROSEVILLE shall provide to Pac West Recorded Usage Data for Pac West's Customers only.

     12.2.3 ROSEVILLE represents and warrants that as of the Effective Date it does not record local usage for flat rate customers in the ordinary course of business. There are certain exceptions where special study or call detail analysis is performed, e.g., in cases where an incident of telephone harassment is under investigation.

     12.2.4 Retention of Records: ROSEVILLE will back up and maintain copies of the message detail provided to Pac West on a parity basis with how ROSEVILLE backs up and retains its own message detail.

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     12.2.5    Testing, Changes and Controls

               12.2.5.1 The Recorded Usage Data, EMR format, content, and transmission process shall be tested as agreed upon by Pac West and ROSEVILLE.

               12.2.5.2 Periodic Review: Control procedures for all usage transferred between ROSEVILLE and Pac West may be reviewed periodically (i.e. no more than once a year). This review may be included as part of an Audit of ROSEVILLE by Pac West. Breakdowns which impact the flow of usage between ROSEVILLE and Pac West must be identified and jointly resolved as they occur. The resolution may include changes to control procedures, so similar problems would be avoided in the future.

               12.2.5.3 ROSEVILLE from time to time develops and/or acquires new software applications and will implement new software, as it deems appropriate. Pac West will be notified of transition schedules with sufficient time to review any issues as a result of such implementations. The parties shall work cooperatively in an attempt to resolve issues.

               12.2.5.4 Upon agreement between Pac West and ROSEVILLE, messages that cannot be rated and/or billed by Pac West may be returned to ROSEVILLE. Pac West shall not return any messages that can be rated and/or billed by Pac West. Returned messages shall be sent directly to ROSEVILLE in their original EMR format. Standard EMR return codes shall be utilized.

                         12.2.5.4.1 ROSEVILLE may correct and resubmit to Pac West any messages returned to ROSEVILLE. ROSEVILLE will not be liable for any records determined by ROSEVILLE to be billable to a Pac West end user. Pac West will not return a message that has been corrected and resubmitted by ROSEVILLE. ROSEVILLE will only assume liability for errors and unguideables caused by ROSEVILLE

12.3 Recorded Usage Data Format


     12.3.1 ROSEVILLE will provide Recorded Usage Data in the EMR format and by category, group and record type, as specified in Carrier Usage Requirements Document (Bellcore Practice BR010-200-010).

     12.3.2 ROSEVILLE shall include the Working Telephone Number (WTN) of the call originator on each EMR call record.

     12.3.3 End user customer usage records and station level detail records shall be in packs in accordance with EMR standards.

     12.3.4 ROSEVILLE shall append the recording point identification or some other code that specifically identifies the central office switch to each EMR call record.

12.4 Recorded Usage Data Reporting Requirements

     12.4.1    ROSEVILLE shall segregate and organize the Recorded Usage Data.

     12.4.2 ROSEVILLE shall transmit to Pac West Recorded Usage Data in Bellcore EMR format via tape.

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     12.4.3    ROSEVILLE shall provide Recorded Usage Data to Pac West once a week.

     12.4.4 Each Party will establish a single point of contact to respond to each others call usage, data error, and record transmission inquiries from the other Party.

12.5 Recording Failures

     12.5.1 Pac West Recorded Usage Data determined to have been lost, damaged or destroyed as a result of an error or omission by ROSEVILLE in its performance of the recording function or due to an aberrant switch overload of limited duration and frequency, shall be recovered by ROSEVILLE at no charge to Pac West. If ROSEVILLE discovers such failures, ROSEVILLE shall notify Pac West upon discovery. In the event the data cannot be recovered by ROSEVILLE, ROSEVILLE shall estimate the messages and associated revenue lost by Pac West inability to bill it's end-user customers for their messages, with assistance from Pac West, based upon the method described below. This method will be applied on a consistent basis, subject to modifications agreed to by ROSEVILLE and Pac West. This estimate will be used by the Parties to determine any amounts owed to Pac West. ROSEVILLE will provide this amount to Pac West via a check accompanied by a statement that clearly identifies the purpose of the check.

               12.5.1.1  Partial Loss; ROSEVILLE shall review its daily
                         -------------
                         controls to determine if data has been lost. When there has been a partial loss, actual message and minute volumes shall be reported, if possible through recovery as discussed in 12.5.1 above. Where actual data are not available, a full day shall be estimated for the recording entity, as outlined in Paragraph 12.5.1.3 following. The amount of the partial loss is then determined by subtracting the data actually recorded for such day from the estimated total for such day.

               12.5.1.2  Complete Loss; Estimated message and minute volumes
                         --------------
                         for each loss consisting of an entire AMA tape or entire data volume due to its loss prior to or during processing, loss after receipt, degaussed before processing, receipt of a blank or unreadable tape, or lost for other causes, shall be reported.

               12.5.1.3  Estimated Volumes; From message and minute volume
                         ------------------
                         reports for the entity experiencing the loss, ROSEVILLE shall secure message/minute counts for the four (4) corresponding days of the weeks preceding that in which the loss occurred and compute an average of these volumes.

               12.5.1.4  Net Loss Calculation; The amount due to Pac West will
                         ---------------------
                         be calculated based on the Average Revenue Per Minute
                         (ARPM) Pac West would have billed its customer minus the average charge per minute (ACPM) that ROSEVILLE would have billed Pac West times the estimated lost minutes. The parties shall agree upon the appropriate ARPM and ACPM to apply.

                         Exceptions:
                         -----------

                         12.5.1.4.1 If the day of loss is not a holiday but one (1) (or more) of the preceding corresponding days is a holiday, use additional preceding weeks in order to procure volumes for two (2) non-holidays in the previous two (2) weeks that correspond to the day of the week that is the day of the loss.

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                         12.5.1.4.2     If the loss occurs on a weekday that is
                                        a holiday (except Christmas, or the
                                        Friday after Thanksgiving), ROSEVILLE
                                        shall use volumes from the two (2)
                                        preceding Sundays.

                         12.5.1.4.3 If the loss occurs on Mother's Day, Christmas or the Friday after
                                        Thanksgiving, ROSEVILLE shall use
                                        volumes from that day in the preceding
                                        year multiplied by a growth factor
                                        derived from an average of Pac West's
                                        most recent three (3) month message
                                        volume growth. If a previous year's
                                        message volumes are not available, a
                                        settlement shall be negotiated.

          12.5.2 Pac West may also request data be provided that has previously been successfully provided by ROSEVILLE to Pac West, provided the request is received within forty-five
                    (45) days of original processing. ROSEVILLE reserves the right to bill Pac West for its costs of providing such data.

12.6  Alternate Billed Calls

      12.6.1 Calls that are placed using the services of ROSEVILLE or another LEC or CLEC and billed to a Resale service line of Pac West are called "Incollects." Calls that are placed using a Pac West Resale service line and billed to a ROSEVILLE line or other LEC or CLEC are called "Outcollects."

               12.6.1.1  Outcollects; ROSEVILLE will provide to Pac West the
                         ------------
                         unrated message detail that originates from a Pac West subscriber line but which is billed to a telephone number other than the originating number (e.g., calling
                                                                   ----
                         card, bill-to-third number, etc.). ROSEVILLE will transmit such data to Pac West on a weekly basis. Pac West as the LSP will be deemed the earning company and will be responsible for rating the message at Pac West tariffed rates and Pac West will be responsible for providing the billing message detail to the billing company for end-user billing. Pac West will pay to ROSEVILLE charges as agreed to under separate agreement and Pac West will be compensated by the billing company for the revenue it is due as agreed to under separate agreement.

               12.6.1.2  Incollects; ROSEVILLE will provide the rated messages
                         -----------
                         it receives from the CMDS network or which ROSEVILLE records (non-ICS) to Pac West for billing to Pac West's end-users associated with messages that originate from a number other than the billing number and that are billable to Pac West Customers. ROSEVILLE will transmit such data to Pac West on a weekly basis. Compensation between the Parties will be in accordance with separately negotiated agreements.

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                                   SECTION 13

                 LOCAL NUMBER PORTABILITY AND NUMBER ASSIGNMENT


13.0 Local Number Portability  (LNP)

     13.0.1 The Parties agree to implement LNP, in compliance with FCC and/or CPUC orders and industry guidelines.

     13.0.2 Both Parties agree to release ported telephone line numbers back to the carrier originally assigned the NXX associated with telephone line number in the LERG after that number "becomes vacant" (i.e., when it is no longer in service for the original
                        ----
               customer), and any applicable referral/intercept period has expired.

     13.0.3 Except as otherwise agreed by the Parties, to the extent that a query is performed or required to be performed, each Party will make arrangements to perform its own queries for LNP calls. To the extent that a LNP database query is performed or required to be performed, each party will perform queries on an N-1 basis, where N is the entity terminating the call to the end user or a network provider contracted by the entity to provide tandem access. ROSEVILLE and Pac West reserve the right to block default routed calls incoming to its network in the event of a significant network failure in order to protect the public switched network from overload, congestion, or failure propagation. For purposes of this agreement, an unqueried call is considered a "default routed call" only when the N carrier receives a call to a switch where a number has been ported.

     13.0.4 Except as agreed herein, each Party shall recover its costs for LNP in accordance with FCC and/or CPUC orders.

13.1 Requirements For LNP

     13.1.1    Cut-Over Process

               The Parties shall cooperate in the process of porting numbers from one carrier to another so as to limit service outage for the ported subscriber. This may include, but not be limited to, the Porting Party promptly updating its network element translations following notification by the industry SMS, or ported-to Resale Service provider, and deploying such temporary translations as may be required to minimize service outage, e.g., unconditional triggers. The Parties agree to comply with such industry guidelines as may be established for the cut-over process.

     13.1.2    LNP Testing

               For LNP, both Parties will perform testing as specified in industry guidelines and cooperate in conducting any additional testing to ensure interoperability between networks and systems. Each Party shall inform the other Party of any system updates that may affect the other Party's network and each Party shall, at the other Party's request, perform tests to validate the operation of the network.

     13.1.3    Non-Geographical Numbers

               Neither Party shall be required to provide Number Portability for non-geographic services (i.e., 500, 700 and 900 Service Access
                                        ----
               Codes (SACs) and similar services)

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               under this Agreement.

     13.1.4    Engineering and Maintenance

               Both Parties will cooperate to ensure that performance of trunking and signaling capacity is engineered and managed at levels which are at least at parity with that provided by the other Party to its subscribers and to ensure effective maintenance testing through activities such as routine testing practices, network trouble isolation processes and review of operational elements for translations, routing and network fault isolation. Additional specific engineering and maintenance requirements shall apply as specified in this Agreement. For subscribers ported by LNP, trouble shooting by the Porting Party shall generally involve verification that within its network a proper location routing number has been entered into the system, and other trouble shooting as may be established in industry guidelines.

     13.1.5 ROSEVILLE and Pac West will follow the recommended National Emergency Number Association (NENA) Standards for LNP until or at such time the NENA Standards are superceded by federal, state, or local legislation. The current NENA address is 47849 Papermill Road, Coshocton, Ohio 43812-9742; phone 800-332-3911, fax
               614-622-2090.

13.2 Assignment Of NXX Codes And Telephone Numbers

     13.2.1 The Parties agree to comply with Industry Carriers Compatibility Forum ("ICCF") Central Office Code (NXX) Assignment Guidelines, INC 95-0407-008 ("ICCF Guidelines").

                                    Page 76
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                                   SECTION 14
                                   ----------

                    LOCAL INTERCONNECTION TRUNK ARRANGEMENTS

14.0 General

     The Parties will establish Local Interconnection Trunks to exchange local and intraLATA toll traffic. All Local Interconnection Trunk Groups established directly with the other Party's network including facilities and Points of Interconnection ("POIs") will conform with Section 14. All traffic exchanged over Local Interconnection Trunk Groups will be treated as local traffic and subject to the terms and conditions of this Agreement, provided that the charges for intraLATA toll calls exchanged over such trunks shall be as specified herein for intraLATA toll calls. Neither Party shall terminate interLATA Switched Access traffic over Local Interconnection Trunks. The Parties will establish separate trunks to exchange interLATA Switched Access traffic. Local Interconnection will be provided via two-way trunks unless both Parties agree to implement one-way trunks on a case-by-case basis.

14.1 Interconnection in ROSEVILLE's Territory

     14.1.1 Unless otherwise agreed to by the Parties, the Parties will establish two-way Local Interconnection Trunk Groups between ROSEVILLE's End Offices serving ROSEVILLE's territory and Pac West's switch (es) as mutually agreed subject to the establishment of reasonable provisions for routing overflow traffic through ROSEVILLE's tandem office switch.

     14.1.2 Pac West and ROSEVILLE agree to interconnect their networks through existing and/or new facilities between Pac West End Office Switches and the corresponding ROSEVILLE End Office switches set forth in Attachment A.

     14.1.3 The parties agree that ROSEVILLE is in the process of reviewing its network configuration, including the necessity of maintaining its separate tandem switch. If ROSEVILLE eliminates its separate tandem switch, ROSEVILLE shall provide reasonable notice to Pac West of this occurrence. In addition, the parties agree to cooperate in the network reconfiguration while maintaining the integrity of the network.

14.2 Point Of Interconnection

     14.2.1 "Point of Interconnection" or "POI" means the physical point that establishes the technical interface, the test point, and the operational responsibility hand-off between Pac West and ROSEVILLE for the local interconnection of their networks. The Parties will mutually agree to choose a technically feasible point for interconnection within ROSEVILLE's territory.

     14.2.2 Pac West will be responsible for engineering and maintaining its network on its side of the POI. ROSEVILLE will be responsible for engineering and maintaining its network on its side of the POI. If and when the parties choose to interconnect at a mid-span meet, Pac West and ROSEVILLE will jointly provision the facilities that connect the two networks.

14.3 Sizing and Structure of Interconnection Facilities


     14.3.1 The Parties will mutually agree on the appropriate sizing for facilities based on the standards set forth below. The capacity of interconnection facilities provided by each Party will be based on mutual forecasts and sound engineering practice, as mutually agreed to by the Parties during planning and forecasting meetings. The interconnection facilities provided by each Party shall be formatted using Superframe Format Framing. Facilities shall be Sonet based STS1.

     14.3.2 When interconnecting at ROSEVILLE's End Office, the Parties agree to establish Bipolar 8 Zero Substitution Extended Super Frame ("B8ZS ESF") two-way trunks, where technically feasible. Where additional equipment is required, such equipment would be obtained, engineered, and installed on the same basis and with the same intervals as any similar growth job for IXCs, CLCs, or ROSEVILLE's internal customer demand.

14.4 Signaling Protocol

     14.4.1 The Parties will interconnect their networks using SS7 signaling as defined in GR-317 and GR-394, including ISDN User Part ("ISUP") for trunk signaling and Transaction Capabilities Application Part ("TCAP") for CCS-based features in the interconnection of their networks. Either Party may establish CCS interconnections either directly and/or through a third party. Whether direct or by third party, CCS interconnection shall be in accordance with the rates, terms and conditions of the Parties' respective tariffs. The Parties will cooperate in the exchange of TCAP messages to facilitate full interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each carrier offers such features and functions to its own end users. All CCS signaling parameters will be provided including CPN. All privacy indicators will be honored.

     14.4.2 Either Party may opt at any time to terminate, i.e., overflow, to the other Party some or all local and intraLATA toll traffic originating on its network, together with Switched Access traffic, via Feature Group D or Feature Group B Switched Access Services. Either Party may otherwise subscribe to these Switched Access Services from the other Party subject to the rates, terms and conditions specified in its standard intrastate access tariffs, including any usage-sensitive rates for the local exchange or intraLATA toll traffic terminated over the Switched Access service.

     14.4.3 Each Party shall deliver to the other Party over the Local Interconnection Trunk Group(s) only such traffic which is destined for those publicly dialable NPA NXX codes served by the end offices.

     14.4.4 Unless otherwise agreed to, each Party shall deliver all traffic destined to terminate at either Party's end offices in accordance with the serving arrangements defined in the LERG.

     14.4.5 N11 codes (e.g., 411, 611, & 911) shall not be sent between Pac West's and ROSEVILLE's network over the Local Interconnection Trunk Groups.

14.5 Maintenance of Service

     14.5.1. A Maintenance of Service charge applies whenever either Party requests the dispatch of the other Party's personnel for the purpose of performing maintenance activity on the interconnection trunks, and any of the following conditions exist:

               14.5.1.1. No trouble is found in the interconnection trunks; or

               14.5.1.2. The trouble condition results from equipment,
                         facilities or systems not provided by the Party whose personnel were dispatched; or

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               14.5.1.3. Trouble clearance did not otherwise require dispatch and, upon dispatch requested for repair verification, the interconnection trunk did not exceed Maintenance Limits.

     14.5.2 If a Maintenance of Service initial charge has been applied and trouble is subsequently found in the facilities of the Party whose personnel were dispatched, the charge for Maintenance of Service will be canceled.

     14.5.3 Billing for Maintenance of Service is based on each 15-minute increment expended to perform the work requested. Any portion of a 15-minute increment will be billed as 15 minutes. The time worked is categorized and billed at one of the following three rates:

               i.   basic time;
               ii.  overtime; or
               iii. premium time; or
               iv. as defined for billing by ROSEVILLE in ROSEVILLE's Tariff Schedule Cal. P.U.C. No. 1 Section 17.4.2.

14.6 Third Party Traffic

     Third Party Traffic, or transit traffic, means the delivery of local or toll traffic by Pac West or ROSEVILLE originated by the end user of one Party and terminated to a third party CLC, ILEC, or WSP over the local or toll interconnection trunks. The following traffic types will be delivered by either Party: local traffic and toll traffic originated from Pac West or ROSEVILLE and delivered to such third party LEC, ILEC or WSP.

     14.6.1 ROSEVILLE shall terminate traffic from third party LECs, CLCs, or Wireless Service Providers (WSPs) delivered to ROSEVILLE's switches. Prior to the routing of such traffic, the Parties agree to negotiate the issues of network capacity and forecasting caused by such termination. The Parties shall conduct such negotiations in good faith and shall not unreasonably withhold consent to the routing of such traffic.

     14.6.2 ROSEVILLE shall route traffic delivered from Pac West destined to third-party LECs, CARRIERs or WSPs in the LATA, when these third parties subtend ROSEVILLE's tandem. ROSEVILLE shall have no responsibility to ensure that any third party LEC, Pac West or WSP will accept such traffic. Unless the transiting party otherwise requests, Each Party acknowledges that it is the originating Party's responsibility to enter into arrangements with each third party LEC, ILEC, or WSP provider for the exchange of transit traffic to that third party.

     14.6.3 Each Party shall accept, from any third-party LEC, Carrier, or WSP in the LATA, traffic destined for either Parties end office subtending the relevant ROSEVILLE tandem, or a LEC, Carrier or WSP subtending Pac West's end office if either party has a provision in an interconnection agreement with such LEC, Carrier or WSP permitting such an arrangement. Each Party acknowledges that the transiting Party does not have any responsibility to pay any third party LEC, ILEC, or WSP provider charges for termination or any identifiable transit traffic from the originating Party. Both Parties reserve the right not to pay such charges on behalf of the originating Party.

     14.6.4    Billing Records and Exchange of Data

               14.6.4.1 Parties will use the best efforts to convert all networks transporting transit traffic to deliver each call to the other Party's network with SS7 Common Channel Interoffice Signaling (CCIS) and other appropriate Transactional

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                         Capability Application Part (TCAP) messages in order to
                         facilitate full interoperability and billing functions.

               14.6.4.2 To the extent information on traffic originated by a third party is available and feasible, the transiting Party agrees to provide the terminating Party information on traffic originated by a third party LEC, ILEC, or WSP provider.

14.7 Compensation for Call Termination


     14.7.1 The following terms apply where Pac West and ROSEVILLE interconnect, pursuant to Paragraph 14.0 of this Section.

               14.7.1.1 For Local, intrastate Toll traffic and interstate Toll traffic originated by Pac West and Pac West Customers to ROSEVILLE:

                         14.7.1.1.1 For all Local Calls, Pac-West shall pay call termination charges (Reciprocal Compensation) to Roseville in accordance with the prices and procedures established in this Agreement, including, without limitation, tariff provisions governing time for remittance of payment and late charges, as incorporated herein pursuant to Section 11.4.

                         14.7.1.1.2 Intrastate Toll calls: Subject to the terms of Section 14.17, charges applicable to intrastate toll calls are based on the prices in ROSEVILLE's Access Tariff, Cal. P.U.C. No. 1 Section 17.

                         14.7.1.1.3 Interstate Toll calls: Subject to the terms of Section 14.17, charges applicable to interstate toll calls are based on the prices found in ROSEVILLE's interstate Switched Access tariff.

               14.7.1.2 For Local, intrastate Toll traffic and interstate Toll traffic originated by ROSEVILLE and ROSEVILLE Customers to Pac West:

                         14.7.1.2.1 For all Local Calls, Roseville shall pay call termination charges (Reciprocal Compensation) to Pac West in accordance with the prices and procedures established in this Agreement, including, without limitation, tariff provisions governing time for remittance of payment and late charges, as incorporated herein pursuant to Section 11.4.

                         14.7.1.2.2 Intrastate Toll calls: Subject to the terms of Section 14.17, charges applicable to intrastate toll calls are based on the prices found in Pac West's intrastate Switched Access Tariff.

                         14.7.1.2.3 Interstate Toll calls: Subject to the terms of Section 14.17, charges applicable to interstate toll calls are based on the prices found in Pac West's interstate Switched Access tariff.

     14.7.2    Tandem Transit Switching Rate and Third Party Compensation:
               -----------------------------------------------------------

               Pac West shall pay a tandem transit price as specified in this Agreement or as

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          ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE when Pac West uses ROSEVILLE's Access Tandem to connect a call to a third party LEC or CLC or other local service provider. ROSEVILLE shall provide tandem switching for traffic between ROSEVILLE end offices subtending its tandems ('tandem switching'), as well as for traffic between Pac West's end users and any Third Party that is interconnected to ROSEVILLE's tandems ('transit tandem switching'), and Pac West shall provide switching between ROSEVILLE's end users and any Third Party that is directly interconnected with Pac West's switch(es) ('transit switching'), as follows:

          14.7.2.1. The originating Party will compensate the tandem/transit switching Party for each minute of originated tandem/transit switched traffic that terminates to a Third Party (e.g., other CLC, ILEC, or WSP). The applicable rate for this charge is identified in this Agreement or as specified for in the billing Party's tariff.

          14.7.2.2. The originating Party also assumes responsibility for compensation to the company that terminates the calls.

          14.7.2.3 The Parties agree to enter into their own agreements with Third Parties. In the event that either Party sends traffic through the other Party's network to a Third Party with whom the originating Party does not have a traffic interexchange agreement, the originating Party agrees to indemnify the transiting Party for any termination charges rendered by the Third Party for such traffic.

  14.7.3 For intraLATA Toll Free Service calls where such service is provided by one of the Parties, the compensation set forth in Section 14, shall be charged by the Party originating the call, rather than the Party terminating the call. This includes originating charges listed in ROSEVILLE's or Pac West's Intrastate Switched Access tariffs.

  14.7.4 Each Party will calculate terminating interconnection minutes of use based on standard Automatic Message Accounting ("AMA") recordings or other mutually agreeable measurement method made within each Party's network. These recordings are the basis for each Party to generate bills to the other Party. Either Party may request the exchange of originating EMR records in order to bill the other Party terminating minutes of use. Where either Party transits calls to the other Party, the other party may also request EMR records to facilitate billing of call termination charges to such third parties. The Parties agree to cooperate in the exchange of the records if so requested, including ANI information where technically feasible.

  14.7.5 Measurement of local call minutes of use over Local Interconnection Trunk Groups shall be in actual conversation seconds. The total local call conversation seconds over each individual Local Interconnection Trunk Group will be totaled for the entire monthly bill and then rounded to the next whole minute.

  14.7.6 Each Party will provide the other, within fifteen (15) calendar days after the end of each calendar quarter, a usage report with the following information regarding traffic it sent to (i.e., terminated over) the Local Interconnection Trunk arrangements:

          14.7.6.1 Total traffic volume described in terms of minutes and number of messages separated by call type (local, ESP, toll
                                                                      ----
                    and other) terminated to each other over the Local Interconnection Trunk Groups; and

          14.7.6.2  Percent Local Usage (PLU)

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     14.7.7    The Parties will provide CCS to one another in conjunction with all trunk groups. Pac West may establish CCS interconnections either directly and/or through a third party. CCS interconnection, whether direct or by third party, shall be pursuant to GR 317 and GR394 and charges will be applied based on the option for CCS interconnection Pac West selects, as follows:

               14.7.7.1 If CCS interconnection is from ROSEVILLE's STPs to Pac West's STPs solely for the purpose of exchanging signaling for each Party's local traffic, then no charges will apply for such SS7 links.

               14.7.7.2 If Pac West uses a third-party CCS provider to connect to ROSEVILLE's STPs, then charges will apply to such SS7 links, to the third party, as set forth in ROSEVILLE's Schedule Cal.P.U.C. No. 1 Section 17.1.5.

               14.7.7.3 If Pac West connects its end office(s) directly to ROSEVILLE's STPs, then ROSEVILLE will apply 50% (one-half) of the charges set forth in ROSEVILLE's Schedule Cal.P.U.C. No. 1 Section 17.1.5 for such SS7 links.

               14.7.7.4 If Pac West believes it qualifies for option 14.7.7.1 or 14.7.7.3, above, Pac West must notify ROSEVILLE of its selection at the time Pac West orders SS7 interconnection links. Pac West must further notify ROSEVILLE at any time in the future when it uses such SS7 interconnection for the origination or termination of switched access traffic.

               14.7.7.5 If, in the future, Pac West elects to use local interconnection signaling arrangement option 14.7.7.1 or 14.7.7.3 above for Switched Access calls (e.g., FGB or FGD), the Parties agree to renegotiate the rates, terms, and conditions prior to such use. The Parties will cooperate in the exchange of TCAP messages to facilitate full interoperability of CCS-based features between their respective networks, including all CLASS features and functions, to the extent each Party offers such features and functions to its own end users. All CCS signaling parameters will be provided including CPN. All privacy indicators will be honored.

14.8 Compensation for Use of Local Interconnection Transport

     14.8.1 Interconnection transport includes the facility that connects the Parties' respective switching networks.

     14.8.2 The Parties will specify the switching office(s) and routing point(s) at which the two networks will interconnect for local traffic, as specified in Attachment A.

     14.8.3 The Parties agree to compensate each other for facilities used for Local Interconnection trunks based on ROSEVILLE's Schedule Cal.P.U.C. Tariff No. 1, Section 6. The Parties agree that the costs of the Local Interconnection Trunks located within ROSEVILLE's territory served as the Effective Date of this Agreement will be shared equally. If Pac West chooses to connect the trunks to equipment located outside of that territory, Pac West shall bare the full costs of the trunks outside of that territory.

     14.8.4 For the purpose of determining the costs to be shared, mileage is calculated based on the airline miles between the V&H coordinates of the ROSEVILLE End Office Switch and Pac West End Office inside the ROSEVILLE franchised territory where

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               the trunks terminate or the V&H coordinates of the ROSEVILLE End
               Office Switch and the V&H coordinates of the point at which the trunk crosses the franchise boundary if Pac West's End Office is not in the ROSEVILLE franchised territory.

     14.8.5 If Network Elements are not used for the Local Interconnection Trunks, then the Party who provides the trunk shall receive from the other Party one half the monthly rate for DS1 or DS3 direct trunk transport per the Party's tariff price:

                         (i)  Fixed

                         (ii) Variable - per mile subject to paragraph 14.8.4
                              above.

     14.8.6 If Pac West elects to use Dedicated Transport Network Element(s) as described in Paragraph 5.3 of this Agreement as the transport facility for Local Interconnection Trunks, then ROSEVILLE will pay Pac West one half Pac West the monthly rate for those unbundled Dedicated Transport Network Element(s) at the prices specified in this Agreement or as ordered and applied to ROSEVILLE by the CPUC in the Covad Arbitration or in the OANAD proceeding or similar proceedings addressing ROSEVILLE. with mileage subject to Paragraph 14.8.3 & 14.8.4 above.

     14.8.7 Compensation for use of the local interconnection facilities is in addition to the minute of use compensation set forth elsewhere in Section 14.

14.9 Responsibilities of the Parties

     14.9.1 Pac West and ROSEVILLE shall share responsibility for all Control Office functions for Local Interconnection Trunks and Trunk Groups, and both Parties shall share the overall coordination, installation, and maintenance responsibilities for these trunks and trunk groups.

     14.9.2    Pac West and ROSEVILLE shall:

               14.9.2.1 Provide trained personnel with adequate and compatible test equipment to work with each other's technicians.

               14.9.2.2 Notify each other when there is any change affecting the service requested, including the due date.

               14.9.2.3 Coordinate and schedule testing activities of their own personnel, and others as applicable, to ensure its interconnection trunks/trunk groups are installed per the interconnection order, meet agreed upon acceptance test requirements, and are placed in service by the due date.

               14.9.2.4 Perform sectionalization to determine if a trouble is located in its facility or its portion of the interconnection trunks prior to referring the trouble to each other.

               14.9.2.5 Advise each other's Control Office if there is an equipment failure that may affect the interconnection trunks.

               14.9.2.6 Provide each other with a trouble reporting number that is readily accessible and available 24 hours/7 days a week.

               14.9.2.7 Provide to each other test-line numbers and access to test lines, including a test-line number that returns answer supervision in each NPA-NXX opened by a Party.

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             14.9.2.8  Cooperatively plan and implement coordinated repair procedures for the meet point and Local Interconnection trunks and facilities to ensure trouble reports are resolved in a timely and appropriate manner.

     14.9.3 Pac West and ROSEVILLE will provide their respective billing contact numbers to one another on a reciprocal basis.

     14.9.4 Each Party shall establish procedures whereby its operator bureau will coordinate with the operator bureau of the other Party in order to provide Busy Line Verification ("BLV") and Busy Line Verification and Interrupt ("BLVI") services on calls between their respective end users on or before the Due Dates of the first Local Interconnection Trunk Group(s).

     14.9.5 BLV and BLVI inquiries between operator bureaus shall be routed using network-routable access codes published in the LERG over the Local Interconnection Trunks.

14.10  Installation of Trunks

       Due dates for the installation of Local Interconnection Trunk Groups covered by this Agreement shall be based on ROSEVILLE's intrastate Switched Access intervals.

14.11  Trunk Forecasting

       14.11.1 The Parties shall work towards the development of joint forecasting responsibilities for traffic utilization over trunk groups. Orders for trunks that exceed forecasted quantities for forecasted locations will be accommodated as facilities and/or equipment becomes available. Parties shall make all reasonable efforts and cooperate in good faith to develop alternative solutions to accommodate orders when facilities are not available. Intercompany forecast information must be provided by the Parties to each other twice a year. The semi-annual forecasts shall include:

               14.11.1.1 Yearly forecasted trunk quantities (which include measurements that reflect actual tandem and End Office Local Interconnection trunks and meet point trunk and tandem-subtending Local Interconnection end office equivalent trunk requirements) for no more than two years (current plus one year);

               14.11.1.2   The use of Common Language Location Identifier (CLLI-
                           MSG), which are described in Bellcore documents BR 795-100-100 and BR 795-400-100; and

               14.11.1.3 A description of major network projects anticipated for the following six months that may effect the other party. Major network projects include trunking or network rearrangements, shifts in anticipated traffic patterns, or other activities that are reflected by a significant increase or decrease in trunking demand for the following forecasting period.

     14.11.2 If differences in semi-annual forecasts of the Parties vary by more than 48 additional DS0 two-way trunks for each Local Interconnection Trunk Group, the Parties shall meet to reconcile the forecast to within 48 DS0 trunks. If the Parties are unable to reach such a reconciliation, the Local Interconnection Trunk Groups shall be provisioned to the higher forecast. At the end of three months, the utilization of the Local Interconnection Trunk Groups will be reviewed and if the average centum call seconds ("CCS") utilization for the third month is under seventy-five percent (75%) of capacity, either Party may issue an order to resize

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                the trunk group, which shall be left with not less than twenty-
                five percent (25%) excess capacity.

       14.11.3 If a trunk group is under 75 percent (75%) of CCS capacity on a monthly average basis for each month of any six month period, either Party may request the issuance of an order to resize the trunk group, which shall be left with not less than 25 percent excess capacity. In all cases, grade of service objectives identified in paragraph 14.12 shall be maintained.

       14.11.4 Each Party shall provide a specified point of contact for planning, forecasting and trunk servicing purposes.

14.12  Grade of Service

       All Local Interconnection trunk groups shall be engineered with a blocking standard of not more than one percent (.01).

14.13  Local Interconnection Trunk Administration

       14.13.1 Orders between the Parties to establish, add, change or disconnect trunks shall be processed by use of an Access Service Request "ASR".

       14.13.2 As discussed in this Agreement, both Parties will jointly manage the capacity of Local Interconnection Trunk Groups.

       14.13.3 Orders that comprise a major project shall be submitted at the same time, and their implementation shall be jointly planned and coordinated. Major projects are those that require the coordination and execution of multiple orders or related activities between and among ROSEVILLE and Pac West work groups, including but not limited to the initial establishment of Local Interconnection trunk groups and service in an area, NXX code moves, re-homes, facility grooming, or network rearrangements.

       14.13.4 The Parties will cooperate to establish separate trunk groups for the completion of calls to high volume lines, such as radio contest lines.

       14.13.5 Pac West will be responsible for engineering its network on its side of the POI. ROSEVILLE will be responsible for engineering its network on its side of the POI.

14.14  Trouble Reports

       Pac West and ROSEVILLE will cooperatively plan and implement coordinated repair procedures for Local Interconnection Trunks and facilities to ensure that trouble reports are resolved in a timely and appropriate manner.

14.15  Network Management

       14.15.1  Protective Controls

                Either Party may use protective network traffic management controls such as 7-digit and 10-digit code gaps on traffic toward each other's network, when required to protect the public switched network from congestion due to facility failures, switch congestion or failure or focused overload. Pac West and ROSEVILLE will immediately notify each other of any protective control action planned or executed.

       14.15.2  Expansive Controls

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                Where the capability exists, originating or terminating traffic reroutes may be implemented by either Party to temporarily relieve network congestion due to facility failures or abnormal calling patterns. Reroutes will not be used to circumvent normal trunk servicing. Expansive controls will only be used when mutually agreed to by the Parties.

       14.15.3  Mass Calling

                Pac West and ROSEVILLE shall cooperate and share pre-planning information regarding cross-network call-ins expected to generate large or focused increases in call volumes. The promotion of mass calling services is not in the best interest of either Party. If one Party's network is burdened repeatedly more than the other Party's network, the Parties will meet and discuss the cause and impact of such calling and will agree on how to equitably share the costs and revenues associated with the calls and on methods for managing the call volume.

14.16   Meet Point Billing and Trunking arrangement

14.16.1 Meet-Point Billing and Trunking arrangements between the Parties for jointly provided Switched Exchange Access Services on Access Toll Connecting Trunks will be governed by this Section 14.16. The Parties will use multiple bill/multiple tariff approach described in MECAB guidelines unless the parties agree otherwise.

          14.16.1.1 The parties will use two-way trunk groups separate from the Local Interconnection Trunk Groups to enable Pac West and ROSEVILLE to jointly provide Switched Access Services.

          14.16.1.2 Where Pac West provides end office switching but not tandem switching, Pac West will be entitled to receive the charges set forth in Pac West's intrastate and federal access tariffs, as applicable. Where ROSEVILLE provides the tandem switching for Pac West's calls, ROSEVILLE will be entitled to receive the charges set forth in ROSEVILLE's intrastate and federal access tariffs, as applicable.

          14.16.1.3 Where either Party provides end office switching and tandem switching, that Party shall bill and retain all of its access tariff rate elements as set forth in its intrastate and federal access tariffs.

          14.16.1.4 Intercompany transport facility (distance sensitive) access charges subject to tariffed rates shall be billed to interexchange carriers utilizing billing percentages (totaling 100 percent) which are in the ratio of airline miles (for each Party) from the physical point of connection between the facilities of the Parties to the location (for each Party) from which the measurement of total distance (mileage) for that transport is made.

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In witness whereof, the Parties have executed this Agreement through their authorized representatives.

ROSEVILLE TELEPHONE COMPANY                   Pac West

By: /s/ Michael D. Campbell                   By: /s/ John F. Sumpter
    ------------------------------------          ------------------------------

Signature                                     Signature

Name: Michael D. Campbell                     Name: John F. Sumpter
     -----------------------------------           -----------------------------
                                              Printed

Title: Executive Vice President - CFO         Title: Vice President, Regulatory
      ----------------------------------            ----------------------------

Date:  September 11, 2000                     Date:  September 18, 2000
     -----------------------------------           -----------------------------

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                                  Attachment A


INTERCONNECTION ARRANGEMENTS TABLE

- --------------------------------------------------------------------------------
 Pac West End Office     Pac West Routing Point       POI   ROSEVILLE End Office
       Switches                                                  Switches
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

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